EXHIBIT 10.12

AGREEMENT OF LEASE

Between

90 FIFTH OWNER LLC,

Landlord,

and

URBAN COMPASS, INC.,

Tenant.

Premises:

Entire Third (3rd) and Fourth (4th) Floors

90 Fifth Avenue

New York, New York

LEASE INFORMATION SUMMARY

I. LEASE DATE:	July 23rd, 2014

II. PARTIES AND ADDRESSES:

A. Landlord:	90 Fifth Owner LLC

B. Landlord’s Address for Notices	c/o RFR Realty LLC 390 Park Avenue New York, New York 10022 with a copy to: Katsky Korins LLP 605 Third Avenue New York, New York 10158 Attn: Randolph Amengual, Esq.

C: Tenant:	Urban Compass, Inc.

D: Tenant’s Address for Notices	Prior to the Commencement Date 17-19 Union Square West New York, New York 10001 Attn: David Snider After the Commencement Date 90 Fifth Avenue, 3rd Floor New York, New York 10011 Attn: David Snider
III. PROPERTY INFORMATION:

A. Premises:	The entire third (3rd) and fourth (4th) floors of the Building, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.

B. Building:	90 Fifth Avenue, New York, New York

C. Real Property:	The real property on which the Building is located.

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IV. TERM

A. Term of Lease:	Ten (10) years and five (5) months.

B. Commencement Date:	The date that Landlord’s Work and the Base Building Work is (or is deemed to be) substantially completed and Landlord delivers possession of the Premises to Tenant vacant, broom clean and free of all tenancies and occupancies.

C. Expiration Date:	The date immediately preceding ten (10) years and
five (5) months after the Commencement Date,
provided that if such date is not the last day of the
calendar month, then the Expiration Date shall be
extended to the last day of the calendar month in
which such date occurs.
V. RENT:

A. Minimum Rent:	(i) One Million Eight Hundred Fourteen Thousand Six Hundred Eighty Eight and 00/100 ($1,814,688.00) Dollars per annum ($151,224.00 per month) for the period from the Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Minimum Rent Commencement Date; and

(ii) One Million Nine Hundred Forty Thousand Seven Hundred Eight and 00/100 ($1,940,708.00) Dollars per annum ($161,725.67 per month) for the period from the fifth (5th) anniversary of the Minimum Rent Commencement Date through the Expiration Date.

B. Minimum Rent Abatement Period:	The first seven (7) full calendar months of the Term. The day immediately following the last day of the Minimum Rent Abatement Period is referred to herein as the “Minimum Rent Commencement Date”.

C: Electricity:	Submetered, plus 6% (as further described in Subsection 26H of this Lease).

D. Tenant’s Proportionate Share	19.388%

E. Base Tax Amount:	The Taxes payable for the calendar year 2014 (the “Base Tax Year”). Accordingly, the Base Tax Amount shall mean fifty (50%) percent of the sum of (i) the Taxes payable for the New York City fiscal tax year commencing on July 1, 2013 and ending on June 30, 2014, and (ii) the Taxes payable for the New York City fiscal tax year commencing on July 1, 2014 and ending on June 30, 2015.

F. Base Operating Factor:	An amount equal to fifty (50%) percent of the sum of: (i) the Operating Expenses for the 2014 calendar year, and (ii) the Operating Expenses for the 2015 calendar year, subject to adjustment pursuant to the provisions of Subsection 3E(v) hereof. The average of the 2014 and 2015 Operating Years are referred to herein as the “Base Operating Year”.

G. Security Deposit:	$1,814,688.00.

H. Landlord’s Work:	As described on Schedule B annexed hereto and made a part hereof.

I. Base Building Work:	As described on Schedule C annexed hereto and made a part hereof.

VI. PERMITTED USES	General and executive offices, and uses reasonably ancillary or incidental thereto that are permitted by Legal Requirements (as hereinafter defined).
VII. BROKERS:

A. Landlord’s Broker:	RFR Realty LLC

B. Tenant’s Broker:	Cushman & Wakefield, Inc.

The summary of lease information set forth above and any addendum and/or exhibit(s) and/orschedule(s) (“Riders”) attached to this Lease are incorporated into and made a part of thefollowing Lease. Notwithstanding anything to the contrary contained in this Lease, Articles 1through 31 shall control the rights and obligations of the parties hereto except that the provisionsof any Riders shall supersede any inconsistent provisions in Articles 1 through 31, as the casemay be.

TABLE OF CONTENTS

1. PREMISES; TERM; USE AND OCCUPANCY	1
A. Premises	1
B. Commencement Notice	1
C. Condition Of Premises	3
D. Permitted Uses	3
E. Certificate Of Occupancy	4

2. RENT	5
A. Minimum Rent	5
B. Additional Rent	5
C. Rent Tax	6
D. Rent Credit	6

3. ESCALATIONS	6
A. Defined Terms	6
B. Escalation	7
C. Payment of Escalations	8
D. Adjustments	9
E. Operating Expenses Definition	11
F. Audit Right	13

4. ALTERATIONS	14
A. Defined Terms	14
B. Alterations Within Premises	15
C. Landlord’s Supervisory Fee	16
D. Required Submissions; Permits	16
E. Completion of Alterations	18
F. Liens	19
G. Miscellaneous Conditions	19
H. Removal of Alterations	20

5. REPAIRS; FLOOR LOAD	21

6. REQUIREMENTS OF LAW	22

7. SUBORDINATION	23
A. Subordination	23
B. Attornment	23
C. Certificates	24
D. Subordination and Non-Disturbance Agreement	24

8. RULES AND REGULATIONS	25

9. INSURANCE	25
A. Tenant’s Insurance	25
B. Waiver of Subrogation	26

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE	27
A. Repair of Damage	27
B. Termination Options	27
C. Provision Controlling	28
D. Property Loss or Damage	28

11. CONDEMNATION	29
A. Condemnation	29
B. Award	29

12. ASSIGNMENT AND SUBLETTING	29
A. Prohibition Without Consent	29
B. Notice of Proposed Transfer	30
C. Landlord’s Recapture Option	30
D. Effect of Termination by Landlord	31
E. Takeback by Landlord	31
F. Conditions for Landlord’s Approval	33
G. Future Requests	35
H. Sublease Provisions	35
I. Profits From Assignment or Subletting	36
J. Other Transfers	37
K. Assumption By Transferee; Liability of Tenant	38
L. Related Entity	38
M. Desk Sharing	38

13. ACCESS TO PREMISES	39

14. LIMITATION ON LIABILITY	40
A. Landlord’s Liability	40
B. Tenant’s Liability	41

15. DEFAULT	41
A. Events of Default	41
B. Effect of Bankruptcy	42
C. Conditional Limitation	43
D. Repeated Defaults	43

16. REMEDIES AND DAMAGES	43
A. Landlord’s Remedies	43
B. Damages	44
C. Legal Fees	45

17. FEES AND EXPENSES	46
A. Curing Tenant’s Defaults	46
B. Late Charges	46

18. NO REPRESENTATIONS BY LANDLORD	46

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19. END OF TERM	46
A. Surrender of Premises	46
B. Holdover by Tenant	47

20. QUIET ENJOYMENT	47

21. FAILURE TO GIVE POSSESSION	47

22. NO WAIVER	48

23. WAIVER OF TRIAL BY JURY	48

24. INABILITY TO PERFORM	49
A. Landlord’s Inability to Perform	49
B. Tenant’s Inability to Perform	49

25. BILLS AND NOTICES	49

26. SERVICES	49
A. Elevator	49
B. HVAC	50
C. After Hours and Additional Services	51
D. Cleaning	51
E. Trash Removal	52
F. Sprinkler System	52
G. Water	52
H. Electricity Service	53
I. Telecommunications	55
J. Interruption of Services	55

27. SECURITY DEPOSIT	55
A. Deposit of Security	55
B. Letter of Credit	55
C. Application of Security Deposit	56

28. ADDITIONAL DEFINITIONS	57

29. BROKER	57

30. INDEMNITY	58

31. MISCELLANEOUS	59
A. No Offer	59
B. Signatories	59
C. Directory Listings	59
D. Authority	59
E. Signage	60
F. Consents and Approvals	61

G. Rent Control	61
H. Access to Premises	62
I. Roof Terrace	62
J. Confidentiality	63
K. Adjacent Excavation; Shoring	63
L. Labor Harmony	63
M. Captions	63
N. Fire Stairs	63
O. Bicycles	63
P. Parties Bound	64

AGREEMENT OF LEASE, made between 90 FIFTH OWNER LLC, as landlord, and URBAN COMPASS, INC., a Delaware corporation, as tenant.

WITNESSETH:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1. PREMISES; TERM; USE AND OCCUPANCY.

A. Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises in the Building for the Term, to commence on the Commencement Date and to end on the Expiration Date, both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Subject to the terms of this Lease, the leasing of the Premises by Tenant shall include the non-exclusive right of Tenant to use, in common with Landlord and the other tenants and occupants of the Building, the common Building facilities and common areas of the Building that serve the Premises, including, without limitation, the Building lobbies, hallways, elevators, loading docks, fire stairs.

B. Commencement Notice.

(i) Landlord shall fix the Commencement Date upon not less than five (5) days’ written notice to Tenant, which notice shall state that Landlord has, or on or prior to the commencement date fixed in said notice shall have, substantially completed Landlord’s Work (described in Schedule B attached hereto) and the Base Building Work (described in Schedule C attached hereto); provided, however, that, subject to the provisions of Subsection 1B(iv) below, in the event that Tenant takes possession of the Premises prior to the expiration of such five (5) day period, the Commencement Date shall be the date that Tenant so takes possession of the Premises. Tenant shall have the right, after the delivery of Landlord’s notice, but prior to moving into the Premises, to inspect the Premises (the “Commencement Inspection”) with Landlord’s representative and deliver to Landlord, within ten (10) days of the date of such Commencement Inspection, a list of any minor or insubstantial details of Landlord’s Work and the Base Building Work, mechanical adjustment and/or decorative items (that would not materially interfere with Tenant’s use and occupancy of the Premises for the Permitted Uses), that are incomplete or need to be corrected (the “Punchlist”). Landlord shall complete or repair any items on such Punchlist promptly, but any such items shall not affect the date of substantial completion of Landlord’s Work or the Commencement Date. If, after Tenant’s Commencement Inspection, Tenant does not, in good faith, believe that Landlord’s Work and the Base Building Work are substantially completed, Tenant shall deliver a notice of such assertion to Landlord within five (5) business days of the date of the Commencement Inspection, and if Landlord and Tenant are unable to agree, using good faith efforts, on whether or not Landlord’s Work and the Base Building Work are substantially completed, either party may commence the Work Dispute Resolution Procedure described in Schedule B attached hereto.

(ii) Notwithstanding anything contained herein to the contrary, in the event that Landlord does not substantially complete Landlord’s Work and the Base Building Work on or before the date that is one (1) year after Landlord obtains permits for Landlord’s Work, for any reason other than (1) the unavailability or delay in delivery of any specialty items chosen by Tenant (e.g., floor coverings, lighting fixtures), (ii) Tenant Delay (as hereinafter defined), or (iii) Unavoidable Delay (as hereinafter defined), Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that in the event Landlord delivers possession of the Premises to Tenant and the Commencement Date occurs within such thirty (30) day period, Tenant’s termination of this Lease shall be null and void. If this Lease is terminated pursuant to the provisions of this Subsection 1B(ii), neither party shall have any further obligations to the other hereunder, except for those that expressly survive the expiration or earlier termination of this Lease, and Landlord shall return to Tenant, within thirty (30) days after the termination of the Lease, any prepaid Minimum Rent, the Security Deposit and any amounts paid by Tenant to Landlord on account of Work Cost Overruns (as defined in Schedule B attached hereto) (which obligation shall survive the termination of the Lease). Landlord agrees that Landlord shall file applications for permits for Landlord’s Work promptly after the Plans and Plans Based Estimate are finalized.

(iii) After the determination of the Commencement Date, and at Landlord’s request, prior to delivery of possession of the Premises to Tenant, Tenant agrees to execute, acknowledge and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, setting forth the Commencement Date and the Expiration Date; provided, however, that any failure by Tenant to deliver such instrument shall not affect the determination of the Commencement Date as set forth in such Landlord’s notice.

(iv) Notwithstanding anything to the contrary contained herein, Tenant and Tenant’s employees, agents and approved contractors may enter the Premises and the Building pursuant to a license granted hereunder (the “Pre-Commencement License”) for the limited purposes of taking measurements and installing cabling for Tenant’s voice and data systems only, subject to the limitations hereinafter set forth (“Tenant’s IT Installations”). The Pre-Commencement License shall be subject to such reasonable restrictions and conditions as may be imposed by Landlord. The Pre-Commencement License shall commence upon full execution and delivery of this Lease to Tenant and end on the Commencement Date (the “Pre-Commencement License Period”). By executing this Lease, the parties acknowledge that the mutual premises, covenants and conditions set forth herein constitute consideration for the Pre-Commencement License. Tenant’s right to enter into the Premises and Building pursuant to the Pre-Commencement License shall not trigger the Commencement Date. In connection with the access granted under the Pre-Commencement License, Tenant shall: (a) comply with the reasonable restrictions and conditions required by Landlord; (b) obtain and maintain the insurance required by Article 9A(i) of this Lease, and deliver evidence of the same to Landlord prior to Tenant or any Tenant Party (as hereinafter defined) entering the Premises; (c) Tenant and any Tenant Party shall comply with the Rules and Regulations (as hereinafter defined) at all times during such entries to the Premises; (d) Tenant shall indemnify, defend and hold Landlord harmless from and against any losses, costs or damages incurred by Landlord (or the Landlord Indemnitees (as hereinafter defined)), resulting from or in connection with any such entries to the Premises by Tenant or any Tenant Party, including, without limitation, any injuries to persons or damage to the Premises, the Building or any part of the Property caused by Tenant or any Tenant Party, or any violations of Legal Requirements caused by Tenant or any Tenant Party; and (e) Tenant shall comply with all of the terms and conditions of Article 4 of this Lease with respect to any alterations or installations in the Premises performed during the Pre-Commencement License Period. Tenant shall coordinate all activities on and about the Premises relating to Tenant’s IT Installations and any of Tenant’s and its employees’, agents’ or contractors’ entries to the Premises and the Building with Landlord, and Tenant shall not interfere with or hinder Landlord in the performance of Landlord’s Work or the Base Building Work, and any interference or hindrance shall be considered a Tenant Delay (as defined in Schedule B attached hereto).

C. Condition Of Premises. Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date “as is” subject to the completion of Landlord’s Work and the Base Building Work as provided herein, and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy, other than the performance of Landlord’s Work and the Base Building Work. The taking of possession of the Premises by Tenant shall be presumptive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition and that Landlord’s Work and the Base Building Work was substantially completed. Notwithstanding the foregoing, Tenant shall have the right to give Landlord notice of any latent defects in Landlord’s Work which defects were not (or would not have been) discernible after diligent examination of the Premises, provided that such defects are not caused by any Tenant Party (as hereinafter defined), for a period of one hundred eighty (180) days after the substantial completion of Landlord’s Work, TIME OF THE ESSENCE. Landlord shall complete or repair any such items promptly, but any such items shall not affect the date of substantial completion of Landlord’s Work or the Commencement Date.

D. Permitted Uses.

(i) Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

(ii) Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (a) for the business of photographic, multilith or multigraph reproductions or offset printing (except as set forth in the last sentence of this Subsection D(ii)), (b) for a retail banking, trust company, depository, guarantee or safe deposit business (except that Tenant may provide escrow and similar services in connection with its primary business office use of the Premises), (c) as a savings bank, a savings and loan association or a loan company, (d) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (e) as a “retail” stock broker’s or dealer’s office which shall be open to the general public (except pursuant to prior appointment), (f) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except that Tenant may install vending machines at the Premises for the use of Tenant’s employees and business guests), (g) as a news or cigar stand, (h) as an employment agency, labor union office, physician’s or dentist’s office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant), (i) as a barber shop, beauty salon or manicure shop, (j) for the direct sale, at retail, wholesale or otherwise, of any goods or products, (k) for a public stenographer or typist, (l) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (m) for a messenger service for the public at large, (n) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (o) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (p) for the conduct of a public auction, or (q) for the offices or business of any federal, state or municipal agency or any agency of any foreign government. Notwithstanding the foregoing or any other provision of this Lease, nothing in this Lease shall preclude Tenant from (x) using the Premises as an office for a real estate brokerage firm, including meeting with clients and guests at the Premises by appointment and (y) using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

(iii) Neither Tenant nor any Tenant Party shall use any portion of the halls, corridors, stairways, elevators or other public portions of the Building or any entranceways, sidewalks or roadways adjoining the Building in any manner which would cause any unreasonable congestion or in any way impede the flow of pedestrian traffic outside of the Premises or the Building.

E. Certificate Of Occupancy.

(i) Within three (3) business days of Landlord’s execution and delivery of this Lease to Tenant, Landlord shall file the application annexed to this Lease as Exhibit 5, with the New York City Department of Buildings (the “DOB”) for a “Schedule A” to the Building’s certificate of occupancy, stating in substance that the permitted occupancy of each of the third (3rd) and fourth (4th) floors of the Building will be increased to be at least ninety (90) persons (the “Schedule A”). Landlord shall use good faith, commercially reasonable efforts to obtain the Schedule A within forty-five (45) days after the date of this Lease and deliver a copy thereof to Tenant. In the event that Landlord is unable to obtain the Schedule A and deliver a copy thereof to Tenant within such forty-five (45) day period (which date shall be subject to Unavoidable Delay, which Unavoidable Delay shall not exceed thirty (30) days), the “Schedule A Deadline”), Tenant shall have the right to terminate this Lease on fifteen (15) days’ written notice to Landlord (the “CO Termination Notice”) given at any time after the Schedule A Deadline, but before the date that the Schedule A is issued. In the event that Landlord is unable to obtain the Schedule A within fifteen (15) days after the date of the CO Termination Notice (the “CO Termination Date”), as Tenant’s sole and exclusive remedies: (i) this Lease shall terminate as of the CO Termination Date and neither Landlord nor Tenant shall have any further obligations to each other hereunder, except for such obligations that expressly survive the expiration or earlier termination of the Lease and (ii) Landlord shall, within thirty (30) days after the CO Termination Date (a) refund any prepaid Rent (as hereinafter defined) and Security Deposit to Tenant and (b) pay the Termination Fee to Tenant. Landlord’s obligations pursuant to clause (ii) of the immediately preceding sentence shall survive the termination of the Lease. The term “Termination Fee” as used in this Subsection 1E(i) shall mean the sum of $35,000.00. In the event that Landlord obtains the Schedule A before the CO Termination Date, Tenant’s CO Termination Notice shall be void and the Lease shall not be deemed terminated thereby.

(ii) Provided that this Lease is not terminated pursuant to Subsection 1E(i) above, Landlord shall use commercially reasonable efforts to obtain an amended certificate of occupancy or temporary certificate of occupancy for the Building increasing the number of permitted occupants on each of the third (3rd) and fourth (4th) floors of the Building (such temporary or permanent certificate of occupancy is referred to herein as the “Amended CO”) on or before the Commencement Date (subject to Unavoidable Delay not to exceed thirty (30) days, the “Amended CO Deadline”). In the event that Landlord is unable to obtain an Amended CO by the Amended CO Deadline, as Tenant’s sole and exclusive remedy, the Minimum Rent Abatement Period shall be extended two (2) days for each day from and after the Commencement Date that the Amended CO has not been obtained. In the event that Landlord obtains an Amended CO, but the permitted occupancy of each of the third (3rd) and fourth (4th) floors of the Building is less than ninety (90) people per floor, Tenant shall receive the following extensions of the Minimum Rent Abatement Period (in addition to any other extensions of the Minimum Rent Abatement Period expressly set forth herein): (a) if the Amended CO allows a permitted occupancy of more than 85 people per floor for each of the third (3rd) and fourth (4th) floors, the Minimum Rent Abatement Period shall not be extended; (b) if the Amended CO allows a permitted occupancy of more than 75 people per floor, but less than 84 people per floor for each of the third (3rd) and fourth (4th) floors, the Minimum Rent Abatement Period shall be extended for two (2) additional calendar months; and (c) if the Amended CO allows a permitted occupancy of fewer than 74 people per floor for each of the third (3rd) and fourth (4th) floors, the Minimum Rent Abatement Period shall be extended for four (4) additional calendar months.

(iii) Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building. Landlord agrees that it shall not, at any time during the Term, amend the certificate of occupancy in a manner that would adversely affect Tenant’s ability to use the Premises for office use. A true and correct copy of the certificate of occupancy for the Building is attached hereto as Exhibit 6.

2. RENT.

A. Minimum Rent. Tenant agrees to pay the Minimum Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at Landlord’s address as set forth herein or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first full monthly installment on the execution hereof. If the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the Commencement Date, an amount equal to such proportion of an equal monthly installment of Minimum Rent as the number of days from and including the Commencement Date bears to the total number of days in said calendar month. Any Minimum Rent for any other partial month during the Term shall be equitably pro rated on a per diem basis. Landlord shall have the right to require Tenant to pay Minimum Rent when due by wire transfer of funds to an account designated from time to time by Landlord on at least thirty (30) days’ advance notice to Tenant.

B. Additional Rent. All sums other than Minimum Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within thirty (30) days of rendition of a statement therefor, unless other payment dates are hereinafter provided. The term “Rent” as used in this Lease shall mean Minimum Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Minimum Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

C. Rent Tax. Tenant shall, in addition to and together with the payments of Minimum Rent and any Additional Rent, pay to Landlord any and all sales or rent taxes required by any Governmental Agency to be collected by Landlord in connection with Minimum Rent and Additional Rent. Tenant shall also pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed and which become payable during the term of this Lease upon Tenant’s fixtures, furniture, appliances and personal property installed or located in or about the Premises.

D. Rent Credit. Notwithstanding anything to the contrary hereinabove set forth, provided Tenant is not in default under this Lease beyond the expiration of any applicable grace or cure period, Tenant shall be entitled to a credit against the Minimum Rent for the Minimum Rent Abatement Period.

3. ESCALATIONS.

A. Defined Terms.

(i) “Taxes” shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property and real estate taxes or assessments imposed in connection with the receipt of income or rents from the Building to the extent that same shall be in lieu of all or a portion of the aforesaid taxes or assessments, or additions or increases thereof, including, without limitation, (a) assessments made upon or with respect to any air rights, (b) BID Charges and (c) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to any assessments that are not payable in installments and are paid in full during the Base Tax Year; to the extent that any assessment is payable in installments that are due during both the Base Tax Year and subsequent Tax Years during the Term, the amount of such assessment shall be excluded from both the calculation of the Base Tax Amount and the calculation of Taxes for any subsequent Tax Year affected by such assessment) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year (hereinafter defined) in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof), except as specifically set forth above; provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes to the extent that the same are at such time generally assessed against owners or lessors of comparable buildings in the area of Manhattan in which the Building is located. Notwithstanding anything to the contrary contained herein, the term “Taxes” shall not include net income (except as set forth above), franchise or “value added” tax (except as set forth above), inheritance tax or estate tax, commercial occupancy tax (except as set forth above), transfer taxes, mortgage and ground lease recording taxes, and any other taxes and charges on financings of the Real Property or the Building, and any interest, fines or penalties imposed by the taxing authority for late payment (except to the extent such late payment is due to Tenant’s late payment of Additional Rent under this Article 3). For the purposes of this Article 3, Taxes shall be calculated without taking into account any ICIP, ICAP or similar tax abatement, exemption or deferral program affecting the Real Property. With respect to any Comparison Year all expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year.

(ii) “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(iii) “Tax Year” shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

(iv) “BID Charges” shall mean business improvement district taxes and similar charges imposed on the Building and/or the Real Property and any expenses incurred by Landlord in contesting the same.

(v) “Operating Expenses” shall have the meaning set forth in Subsection E of this Article 4.

(vi) “Operating Year” shall mean each calendar year that includes any part of the Term.

(vii) “Comparison Year” shall mean (a) with respect to Taxes, any calendar year during the Term (or such other twelve (12) month fiscal or accounting period as Landlord may reasonably elect) and (b) with respect to Operating Expenses, any Operating Year during the Term. The term “Comparison Year” shall also include any partial Comparison Year occurring during the Term (provided that Tenant’s Tax Payment (as hereinafter defined) or Operating Payment (as hereinafter defined), as applicable, shall be appropriately pro-rated on a per diem basis for any partial Comparison Year).

(viii) “Landlord’s Statement” shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 3.

B. Escalation.

(i) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Tax Amount, then the Rent for such Comparison Year and continuing thereafter until a new Landlord’s Statement is rendered to Tenant, shall be increased by Tenant’s Proportionate Share of such increase (a “Tax Payment”). The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord’s Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Subsection D(i)(a) of this Article 3. Notwithstanding anything to the contrary contained in this Article 3, no Tax Payment shall be due from Tenant for the first twelve (12) months of the Term.

(ii) If the Operating Expenses for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Operating Factor, then the Rent for such Comparison Year and continuing thereafter until a new Landlord’s Statement is rendered to Tenant, shall be increased by Tenant’s Proportionate Share of such increase (an “Operating Payment”). Notwithstanding anything to the contrary contained in this Article 3, no Operating Payment shall be due from Tenant for the first twelve (12) months of the Term.

C. Payment of Escalations.

(i) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant a Landlord’s Statement or Statements showing separately or together (i) a comparison of the Taxes payable for the Comparison Year with the Base Tax Amount, (ii) a comparison of the Operating Expenses payable for the Comparison Year with the Base Operating Factor, and (iii) the amount of the increase in the Rent resulting therefrom. Landlord’s failure to render a Landlord’s Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord’s right to render a Landlord’s Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant’s obligation to pay increases in the Rent pursuant to this Article 3 for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord’s Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Tax Amount and (b) a comparison of the Operating Expenses for the Comparison Year with the Base Operating Factor.

(ii) With respect to an increase in the Rent resulting from an increase in the Taxes for any Comparison Year above the Base Tax Amount, Tenant shall pay to Landlord a sum equal to one-half (1⁄2) of such amount on the first day of June and a sum equal to one-half (1⁄2) of such amount on the first day of December of each calendar year. If Landlord’s Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (I) until Landlord’s Statement is rendered for such Comparison Year, Tenant shall pay Tenant’s Proportionate Share of increases in Taxes for such Comparison Year in semi-annual installments, as described above, based upon the last prior Landlord’s Statement rendered to Tenant with respect to Taxes, and (II) Tenant shall pay to Landlord an amount equal to any underpayment of the Tax Payment theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Subsection the amount of such overpayment. At Landlord’s option, Landlord may deliver to Tenant a statement setting forth Landlord’s estimate of the Tax Payment for the next succeeding Tax Year (the “Estimated Amount”). In such event, Tenant shall pay the Estimated Amount in advance in equal monthly installments together with that month’s installment of Minimum Rent. In the event of an overpayment or underpayment by Tenant, the difference shall be adjusted in accordance with the terms of this Article 3. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Tax Payment. Tenant shall be obliged to pay the Tax Payment regardless of whether Tenant is exempt, in whole or in part, from the payment of any Taxes by reason of Tenant’s diplomatic status or otherwise.

(iii) Tenant’s obligations with respect to increases in Operating Expenses shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord’s Statement with respect to the Operating Expenses in an amount equal to one twelfth (1/12th) of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison Year for which the increase is applicable, together with a sum equal to one twelfth (1/12th) of such increase with respect to the month following the furnishing to Tenant of a Landlord’s Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord’s Statement, the monthly installments of Rent shall be increased by an amount equal to one twelfth (1/12th) of such increase. Any increase in the Rent shall be collectible by Landlord in the same manner as Rent. At Landlord’s option, Landlord may deliver to Tenant a statement setting forth Landlord’s estimate of the Operating Expenses for the next succeeding Comparison Year (the “Estimated Amount”). In such event, Tenant shall pay the Estimated Amount in advance in equal monthly installments together with that month’s installment of Minimum Rent. In the event of an overpayment or underpayment by Tenant, the difference shall be adjusted in accordance with the terms of this Article 3.

(iv) Following each Landlord’s Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord’s Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of this Subsection C for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within thirty (30) days next following rendition by Landlord of a statement for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent, or refunded to Tenant if no further Rent is due from Tenant to Landlord hereunder. The provisions of this Subsection C(iv) shall survive the expiration or earlier termination of the Lease.

D. Adjustments.

(i) (a) In the event that, after a Landlord’s Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Tax Payment for such Comparison Year (taking into account the expenses mentioned in the last sentence of Subsection A(i) of this Article 3) and setting forth Tenant’s Proportionate Share of such refund and Tenant shall be entitled to receive such share by way of a credit against the Rent next becoming due after the sending of such Landlord’s Statement; provided, however, that (A) Tenant’s Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced, and (B) if Tenant is in default hereunder at such time, Tenant shall not receive such credit until such time as such default has been cured by Tenant.

(b) In the event that, after a Landlord’s Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Tax Amount is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (A) the Base Tax Amount shall be retroactively adjusted to reflect such reduction, (B) the monthly installment of Rent shall be increased accordingly, and (C) all retroactive Additional Rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Additional Rent payments.

(ii) After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord’s Statement for such Operating Year. Each such year-end Landlord’s Statement shall be accompanied by a reasonably detailed computation of Operating Expenses for the Building prepared by the managing agent for the Building or a certified public accountant designated by Landlord from which Landlord shall make the computation of Operating Payment. In making computations of Operating Expenses and the Operating Payment, the certified public accountant or the managing agent may rely on Landlord’s reasonable estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord’s Statement shows that the sums paid by Tenant under Subsection C(iii) of this Article 3 exceeded Tenant’s Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rent or, if at the end of the Term there shall not be any further installments of Rent remaining against which Landlord can credit any such overpayments due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and if the Landlord’s Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant’s Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

(iii) Any Landlord’s Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant’s right to dispute the same, and (b) send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect. The parties recognize the unavailability of Landlord’s books and records because of the confidential nature thereof.

(iv) Anything in this Article 3 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Minimum Rent set forth herein.

(v) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Landlord’s Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord’s Statement shall be payable within thirty (30) days after such statement is sent to Tenant.

(vi) Landlord and Tenant acknowledge and agree that Tenant’s Operating Payment and Tax Payment shall be appropriately pro-rated on a per diem basis for any partial Tax Year or Operating Year occurring during the Term.

E. Operating Expenses Definition.

(i) The term “Operating Expenses” shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement (subject to the provisions of this Subsection E), management, security and maintenance of the Real Property, Building Systems, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided to tenants, including, without limitation: (a) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to building employees of Landlord engaged in the operation, cleaning, repair, safety, replacement (subject to the provisions of this Subsection E), management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants, not exceeding the level of building manager; (b) social security, unemployment and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any Legal Requirement, union contract or otherwise with respect to said employees; (c) the cost of gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Building and utility taxes; (d) the expenses incurred for casualty, rent, liability, fidelity, plate glass and any other insurance; (e) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building; (f) expenditures, whether by purchase or lease, for capital improvements and capital equipment that: (I) are made by reason of Legal Requirements becoming effective from and after the date of the Lease, or (II) that are reasonably intended, in Landlord’s sole, but reasonable business judgment, to reduce expenses that would otherwise be included in Operating Expenses, or (III) constitute a replacement which in Landlord’s reasonable judgment is prudent to make in lieu of repairs to the replaced item(s), because replacement is reasonably expected to be less expensive than repairing the replaced item, provided that in no event shall the amount included under this clause (III) for any Operating Year exceed Landlord’s reasonable estimate of the amount which Landlord would have otherwise paid to make such repairs during such Operating Year; (g) the cost or rental of all supplies, tools, materials and equipment; (h) the cost of uniforms, work clothes and dry cleaning; (i) the cost of window cleaning, janitorial, concierge, guard, watchman or other security personnel, service or system, if any; (j) management fees not exceeding four (4%) percent of the annual gross rents in the Building; (k) charges of independent contractors performing work included within this definition of Operating Expenses; (l) telephone and stationery costs; (m) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property (that are not included in the management fees described in clause (j) above); (n) association fees and dues; (o) the cost of decorations; (p) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; (q) exterior and interior landscaping; and (r) the electrical costs incurred in the operation of the common areas of the Real Property and the Building. Operating Expenses shall be calculated in accordance with good accounting principles, consistently applied and in a manner which is generally recognized or utilized by owners of comparable commercial buildings in the general geographic area of the Premises in Manhattan (“Comparable Buildings”).

(ii) Notwithstanding the foregoing, Operating Expenses shall not include, and the costs and expenses set forth in subparagraph (i) of this Subsection E shall exclude or have deducted from them, as the case may be: (a) executives’ salaries above the grade of building manager; (b) amounts received or reasonably recoverable by Landlord through proceeds of insurance to the extent they are compensation for sums that would be included in Operating Expenses; (c) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor; (d) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense; (e) Taxes (including any charges or fees included in the definition of “Taxes”); (f) financing and refinancing costs and mortgage interest and amortization payments and other debt service with respect to the Real Property and any costs relating to the sale or other disposition of all or any part of the Real Property or any interest therein; (g) all costs and expenses incurred in connection with leasing, renovating, improving, remodeling, decorating, and/or installing leasehold improvements for tenants or occupants or prospective tenants and occupants of the Building, including, without limitation, leasing commissions, rental concessions, advertising and promotional expenditures, lease buy-outs and attorneys’ fees in connection therewith; (h) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Minimum Rent and any escalation rent; (i) amortization and depreciation, except as otherwise specifically provided in subparagraphs (i) and (iii) of this Subsection E; (j) any amount paid to affiliates of Landlord for goods or services to the extent that such costs exceed what such goods and services would have cost if they were not delivered or rendered by an affiliate; (k) rental or any financing costs under any ground or underlying lease; (l) professional fees not allocated to the operation or management of the Real Property and professional fees allocable to disputes with, or preparation of leases for, tenants and prospective tenants; (m) advertising and promotional expenses with respect to the Real Property; (n) amounts otherwise includable in Operating Expenses but which are reimbursed to Landlord directly by Tenant or other tenants of the Building; (o) the cost of the acquisition or installation of artwork, statues or paintings or electronic art, in excess of $10,000.00 per annum (and specifically excluding holiday decorations, which shall be included as Operating Expenses); (p) the cost incurred in respect of any addition to or enlargement of the Building; (q) any interest, fine, penalty or other late charges payable by Landlord, not caused by Tenant; (r) capital improvements and other capital expenditures, except as specifically set forth in Subsection 3E(i)(f) above; (s) Landlord’s charitable or political contributions; (t) costs specifically relating to any maintenance and repair that would only benefit the retail or garage areas of the Building (and would not benefit the office tenants of the Building); (t) bad debt loss, rent loss, or any reserve for bad debt loss or rent loss for the Building; (u) any cost or expense related to the removal, cleaning, abatement or remediation of Hazardous Materials; and (v) any cost relating to compliance with any law or union contract relating to unfunded pension plans.

(iii) Except as set forth below, the cost of any item of capital equipment or any capital expenditure set forth in Subsection 3E(i)(f) hereof, shall be included in Operating Expenses for the Operating Year in which such cost is incurred and in every subsequent Operating Year, on a straight-line basis, to the extent that such items are amortized over the useful life of such capital improvement, with interest calculated at an annual rate equal to two (2%) percent over the prime rate of interest in effect at the time of Landlord’s having made said expenditure. Notwithstanding the foregoing, the alterations, repairs, replacements and/or improvements described in clause (III) of Subsection 3E(i)(f), shall be included in Operating Expenses in the Operating Year in which such costs are incurred, except as such costs may be limited as provided in clause (III) of Subsection 3E(i)(f). Additionally, in connection with the costs described in Subsection 3E(i)(f)(II), at Landlord’s option, such costs shall not be amortized over the useful life of the improvement, but shall instead be included in Operating Expenses up to extent of the annual amount of the savings resulting from such alteration, repair, replacement or improvement. If Landlord leases any item of capital equipment designed to result in savings or reductions in expenses that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals or costs were incurred, but in no event shall the amount includible in Operating Expenses exceed the actual amount of savings for such Operating Year (based on Landlord’s reasonable estimate of what the Operating Expenses would have been without such leased equipment).

(iv) If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of an Operating Year, Operating Expenses for such Operating Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such Operating Year by Landlord if it had, at its own expense, furnished such work or service to such tenant.

(v) In determining the amount of both the Base Operating Factor and Operating Expenses for any other Operating Year, if less than ninety five (95%) percent of the Building’s rentable area shall have been occupied by tenant(s) at any time during the calendar years 2014 or 2015 or such other Operating Year, Operating Expenses, for purposes of the Base Operating Factor and for such other Operating Year, shall be adjusted to the amount which would normally be expected to be incurred had ninety five (95%) percent of all such areas been occupied throughout the calendar years 2014 or 2015 or such other Operating Year. The provisions of this subparagraph (v) with respect to adjustments of Operating Expenses for vacancy shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building.

F. Audit Right. If Tenant shall send an objection notice pursuant to Subsection D(iii) of this Article 3 with respect to a Landlord’s Statement, Tenant may, at its own expense, select an independent certified public accountant or an internal auditor directly employed by Tenant, that is not being compensated by Tenant, in whole or in part, on a contingency basis (an “Approved Examiner”), and provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, Landlord or any managing agent of Landlord or any affiliate of Landlord, and such Approved Examiner may examine Landlord’s books and records relating solely to disputed aspects of the disputed items to determine the accuracy of Landlord’s Statement. Tenant recognizes the confidential nature of Landlord’s books and records and agrees that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner. As a condition precedent to Tenant’s exercise of its right to examine Landlord’s books and records, Tenant shall deliver to Landlord a confidentiality agreement, reasonably satisfactory to Landlord, from the Approved Examiner to the same effect as Tenant’s agreement contained in the preceding sentence. If, after such examination, such Approved Examiner shall dispute such Landlord’s Statement, either party may refer the decision of the issues raised to a reputable independent, third party firm of certified public accountants, that does not work (and who has not for the prior five (5) years, worked) for Landlord or Tenant, or an affiliate of either, to be approved by the other party, which approval shall not be unreasonably withheld or delayed (an “Impartial Accountant”). If Landlord and Tenant cannot, using good faith efforts, agree on an Impartial Accountant, either party may refer the selection of the Impartial Accountant to the American Arbitration Association (the “AAA”), in which case, the decision of the AAA shall be binding on both parties. The decision of the Impartial Accountant shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord’s Statement, as provided in this Article. If the final results of the audit show an overcharge to Tenant of more than ten (10%) percent of the amount of Operating Costs actually owed by Tenant, then Landlord shall pay Tenant’s reasonable out-of-pocket costs for such audit, not to exceed $10,000.00, and Landlord shall credit or refund to Tenant any overpayment of such items as discovered by the audit within thirty (30) days of completion of such audit. In the event such audit discloses an undercharge of such items as billed to Tenant, Tenant shall pay Landlord the amount of any underpayment based on such undercharge within thirty (30) days of completion of the audit, as Additional Rent.

4. ALTERATIONS.

A. Defined Terms.

(i) “Alterations” shall mean and include all installations, changes, alterations, restorations, renovations, decorations, replacements, additions, improvements and betterments made in or to the Premises or the Building by Tenant. Alterations shall not include Landlord’s Work or the Base Building Work.

(ii) “Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

(iii) “Governmental Agency(ies)” shall mean the federal government and any state, county, city, borough and municipality, and any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and any public officer or official and any quasi-governmental officials and authorities, and any insurance boards, having jurisdiction over the Real Property, the Building and/or the Premises.

(iv) “Legal Requirements” shall mean and include all laws orders, ordinances, directions, notices, rules and regulations of any Governmental Agencies.

(v) “Minor Alterations” shall mean Non-Structural Alterations which do not require the issuance of a building permit or any other governmental authorization, and which cost less than $100,000.00 in the aggregate during any three (3) calendar month period; provided, however, that Minor Alterations that are purely decorative in nature (i.e., painting, the installation or removal of carpeting or wall coverings and the installation or relocation of modular office partitions), shall not be subject to the $100,000.00 cap.

(vi) “Non-Structural Alterations” shall mean Alterations that do not materially affect any part of the base Building Systems (it being understood that the term “base Building Systems” shall not include any Building Systems that are located in and exclusively serve the Premises), or parts of the Building Systems serving other tenants, or materially affect the roof, load bearing walls, columns, risers, beams, floor slabs and other structural components of the Building.

(vii) “Permits” shall mean all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates which may be required in connection with the performance of any Alterations.

(viii) “Specialty Alterations” shall mean Alterations consisting of raised floors, vaults, internal staircases, pneumatic tubes, vertical and horizontal transportation systems, and any other installations which would cost materially more to remove than ordinary office installations.

B. Alterations Within Premises.

(i) Except in accordance with the provisions of this Article, Tenant shall make no Alterations in or to the Premises, whether structural or non-structural, without Landlord’s prior written consent, which consent Landlord agrees not to unreasonably withhold or unduly delay with respect to Non-Structural Alterations that are made entirely within the Premises and which do not affect the structure of the Building or any Building Systems outside (or serving parts of the Building outside) the Premises, or violate, create a condition which violates, or require Landlord to perform any work or incur any expense to ensure compliance with, any Legal Requirements, and then only by contractors or mechanics approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay with respect to contractors or mechanics performing Non-Structural Alterations).

(ii) Notwithstanding anything to the contrary contained in this Subsection B, Tenant shall have the right, on not less than five (5) days’ prior written notice to Landlord, but without being required to obtain Landlord’s consent, to perform Minor Alterations in or to the Premises, provided that: (y) Tenant shall comply with all applicable Legal Requirements and all of the other applicable requirements governing Alterations set forth in this Lease, and (z) such Minor Alterations shall be performed only by contractors or mechanics approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay). Tenant’s notice to Landlord regarding a proposed Decorative Alteration should include Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any Alterations or act as construction contractor or manager without Landlord’s prior written consent as provided herein.

(iii) It shall be Tenant’s responsibility and obligation to ensure that all Alterations: (1) shall be made at Tenant’s own cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate (including reasonable rules governing Alterations as Landlord may from time to time make), (2) shall comply with all Legal Requirements, (3) shall be made promptly and in a good and workmanlike manner using materials substantially similar in quality to the standard generally used in the Building or higher quality materials, (4) shall not affect the appearance of the Building outside of the Premises or be visible from the exterior of the Building, and (5) shall not reduce the value or utility of the Building.

C. Landlord’s Supervisory Fee. Tenant agrees to pay to Landlord’s managing agent or designated construction manager as a supervisory fee an amount equal to five (5%) percent of the cost of any Alterations to be performed by Tenant (other than Minor Alterations) in each instance. Such supervisory fee shall be paid by Tenant prior to the commencement of any such Alterations, based on the estimated cost of such Alterations (including any fees charged by general contractors, architects, construction managers or similar professionals), and upon the completion of such Alterations, Tenant shall pay to Landlord’s managing agent or designated construction manager the difference, if any, between (i) five (5%) percent of the actual cost of such Alterations, and (ii) the amount previously paid as the estimated supervisory fee prior to the commencement of such Alterations. Notwithstanding the foregoing, no Supervisory Fee shall be payable in connection with Tenant’s Alterations if Tenant uses Landlord’s designated contractor or one of Landlord’s preferred contractors (the “Preferred Contractors”). As of the date of this Lease, the Preferred Contractors are: TriStar Construction Corp., JT Magen & Company, Inc., Henegan Construction Co. Inc., James E. Fitzgerald, Inc. and ACC Construction Company, Inc. and Envirochrome. Landlord shall provide Tenant with an updated list of Preferred Contractors upon Tenant’s written request therefor. In addition, Tenant shall reimburse Landlord, as Additional Rent, for any reasonable out-of-pocket expenses to third parties reasonably incurred by Landlord in connection with any Alterations performed by Tenant. Landlord acknowledges that the fees described in this Subsection 4C do not apply to Landlord’s Work or the Base Building Work.

D. Required Submissions; Permits.

(i) Prior to commencing the performance of any Alterations (other than Minor Alterations), Tenant shall furnish to Landlord:

(1) Five (5) sets of plans and specifications prepared by a licensed architect or engineer engaged by Tenant, at the sole cost and expense of Tenant, in sufficient detail to be accepted for filing by the New York City Building Department (or any successor or other Governmental Agency serving a similar function) of such proposed Alterations (the “Plans and Specifications”), and in accordance with Landlord’s requirements for Plans and Specifications. One (1) set of the Plans and Specifications submitted to Landlord shall be half-size and four (4) sets of the Plans and Specifications shall be full size (one of which must be signed and sealed by Tenant’s architect). Landlord’s approval of the Plans and Specifications shall be evidenced by in writing by an authorized representative of Landlord. Landlord reserves the right to disapprove any Plans and Specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and/or to condition its approval upon Tenant making revisions to the Plans and Specifications or supplying additional information. If Landlord shall disapprove the Plans and Specifications, then Tenant shall in good faith promptly proceed to amend the Plans and Specifications to satisfy Landlord’s objections and shall resubmit such amended Plans and Specifications to Landlord for approval. In no event shall Landlord’s preliminary or final approval of the Plans and Specifications be deemed to waive or supersede any provision of this Lease relating to such proposed Alterations and, to the extent of a conflict or inconsistency between the Plans and Specifications and the provisions of this Lease, the provisions of this Lease shall control and shall only be deemed amended or superseded if Landlord and Tenant agree to that effect in a written amendment to this Lease. To the extent that Tenant performs Alterations reflected in the Plans and Specifications that conflict or are inconsistent with this Lease, Landlord may have such Alterations removed or conformed to the applicable requirements of this Lease at Tenant’s expense. In the event that Landlord does not respond to the Plans and Specifications or Tenant’s revisions to the Plans and Specifications made pursuant to Landlord’s comments within ten (10) business days, Tenant shall have the right to send Landlord a notice of Landlord’s failure to respond to the Plans and Specifications (a “Tenant Alteration Reminder Notice”), which notice may contain a legend in capital letters and bold type on the first page thereof which states: “PURSUANT TO SUBSECTION D(i)(1) OF ARTICLE 4 OF THE LEASE, IN THE EVENT THAT YOU SHALL NOT RESPOND TO TENANT’S REQUEST FOR APPROVAL OF THE WITHIN DESCRIBED PLANS AND SPECIFICATIONS WITHIN FIVE (5) BUSINESS DAYS, YOU SHALL BE DEEMED TO HAVE CONSENTED TO THE ALTERATIONS SET FORTH ON SUCH PLANS AND SPECIFICATIONS.” In the event that Landlord fails to respond to Tenant’s request for approval of Plans and Specifications within five (5) business days of the Tenant Alteration Reminder Notice, Landlord shall be deemed to have consented to the Alterations described in the referenced Plans and Specifications.

(2) A certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured and paid for worker’s compensation insurance covering all persons employed in connection with the work, who might assert claims for death or bodily injury against Landlord, Tenant, the Real Property and/or the Building as set forth on Exhibit 4 annexed hereto and made a part hereof or as otherwise required by Landlord, and such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of this Lease), builder’s risk, fire and other casualty insurance as Landlord may reasonably require in connection with the Alterations.

(3) If the work to be undertaken requires expenditures by Tenant in excess of $150,000.00 (exclusive of the cost of Minor Alterations), a surety company performance bond in form and substance reasonably satisfactory to Landlord (procured at Tenant’s cost and expense), issued by a surety company reasonably acceptable to Landlord, or other security reasonably satisfactory to Landlord, in an amount equal to at least 125% of the estimated cost of such Alterations, guaranteeing to Landlord and any Mortgagee and/or Lessor the completion thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord.

(4) All Permits required by any applicable Legal Requirements, all of which shall be obtained at Tenant’s cost and expense, provided, however, that no plans, specifications or applications shall be filed by Tenant with any Governmental Agency without Tenant first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld or delayed.

(ii) Notwithstanding anything contained herein to the contrary, Landlord’s engineer, at Tenant’s reasonable expense, will design, in accordance with the Plans and Specifications, all engineering work required for any structural work or any Building Systems. Tenant shall reimburse Landlord for the reasonable cost of such engineering services. Furthermore, with respect to any Alteration affecting any Building Systems, Tenant shall employ, at Tenant’s sole cost and expense, Landlord’s designated contractor (including with respect to Alterations to the Class E Systems of the Building, the electrician for the Building’s Class E Systems contractor).

(iii) Upon Landlord’s approval of the Plans and Specifications, Tenant shall cause the Plans and Specifications to be filed with the Governmental Agencies having jurisdiction thereof, in order to obtain, and shall obtain all Permits which may be required in connection with the performance of such Alterations. Landlord shall have the right to require that Tenant to make all filings using Landlord’s expediter for the Building (provided that such expeditor’s charges are commercially reasonable). Landlord shall with reasonable promptness sign the applications for such Permits prepared by Tenant which require Landlord’s signature and otherwise cooperate with Tenant in connection therewith, at no cost or liability to Landlord.

E. Completion of Alterations.

(i) Tenant, at Tenant’s sole cost and expense, shall complete all Alterations in accordance with the provisions of this Lease. Alterations shall be deemed completed at such time as (a) all certifications, approvals, licenses and permits with respect to such Alterations that may be required to evidence compliance with all Legal Requirements have been obtained and delivered to Landlord, and (b) Tenant shall (1) furnish evidence reasonably satisfactory to Landlord that all Alterations have been completed and paid for in full and that any and all liens therefor that have been or might be filed have been discharged of record or waived and that no security interests relating thereto are outstanding, (2) pay Landlord for the cost of any work performed by Landlord on Tenant’s behalf in connection with such Alterations, (3) except as to Minor Alterations, furnish Landlord with four (4) sets of prints of “as built” drawings of the Premises together with four (4) sets of prints of the same, and the same in CADD format, and, and (4) except as to Minor Alterations, furnish an affidavit in the form recommended by the American Institute of Architects from Tenant’s registered architect certifying that the Alterations have been performed in accordance with the Plans and Specifications as approved by Landlord.

(ii) Tenant shall provide Landlord with copies of all lien waivers (including partial lien waivers) from all contractors and subcontractors performing any Alterations on Tenant’s behalf within five (5) days of Tenant’s receipt thereof, and in any event no later than twenty (20) days after substantial completion of any Alterations.

(iii) Tenant shall keep accurate and complete cost records of all Alterations performed by Tenant, and upon Landlord’s request, shall furnish to Landlord true copies thereof and/or of all contracts entered into and work orders issued by Tenant in connection therewith.

F. Liens.

(i) In no event shall any material or equipment be incorporated in or affixed to the Premises in connection with any Alterations which is subject to any lien, encumbrances, chattel mortgage, security interest, charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement. Tenant shall not create or permit to be created any lien, encumbrance or charge (levied on account of any taxes or any mechanic’s, laborer’s or materialman’s lien, conditional sale, title retention agreement or otherwise) which might be or become a lien, encumbrance or charge upon the Real Property or Building or any part thereof or the income therefrom, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Real Property or Building or any part thereof might be impaired.

(ii) If any lien, encumbrance or charge referred to in this Subsection F shall at any time be filed against the Real Property or Building or any part thereof, then Tenant, within thirty (30) days after Tenant shall have received notice of the filing thereof and at Tenant’s cost and expense, shall cause the same to be discharged of record by bonding or otherwise. If Tenant shall fail to cause such lien to be discharged within the aforesaid period, then, in addition to any other right or remedy, Landlord may discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, shall constitute Additional Rent payable by Tenant under this Lease.

G. Miscellaneous Conditions.

(i) Landlord shall not be liable for any failure or diminution of any Building Systems or services, or for any damage to Tenant’s property or the property of any other person, caused by Alterations made by Tenant, notwithstanding Landlord’s consent thereto or to the plans and specifications therefor. Tenant shall promptly correct any faulty or improper Alteration made by Tenant and shall repair any and all damage caused thereby. Upon Tenant’s failure to promptly make such corrections and repairs, Landlord, upon not less than ten (10) days’ notice (except in the event of an emergency) to Tenant, may make such corrections and repairs if Tenant shall fail to do so and charge Tenant for the cost thereof and any such charge shall be deemed Additional Rent. The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alterations or of Plans and Specifications therefor and the coordination of the performance of such Alterations with the Building, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with Legal Requirements of any Plans and Specifications, Alterations or any other matter relating thereto.

(ii) All Alterations to be performed by Tenant shall be done in a manner which will not interfere with or disturb other tenants and occupants of the Building nor delay or impose any additional expense on Landlord in the maintenance, cleaning, repair, safety, management and security of the Building or the Building Systems or in the performance of any improvements in the Building. Landlord shall have the right to inspect the performance of the Alterations at any reasonable time to verify compliance by Tenant with the provisions of this Lease.

(iii) Landlord shall permit Tenant’s contractors and suppliers to move construction materials, supplies and equipment for the Alterations to the Premises and to remove construction waste and debris therefrom, by an elevator to be designated by Landlord at times appointed by Landlord after normal business hours or on other than business days, giving effect to other previously made appointments. Tenant’s contractors and suppliers shall pay Landlord’s then Building-standard charges for the use of such elevator as Additional Rent. Such elevator use shall be subject to reasonable scheduling and supervision by Landlord. Tenant shall, and shall cause its contractors and suppliers to, comply with Landlord’s rules and regulations, and Landlord’s directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems and occupants.

(iv) If Tenant shall fail to comply with any provision of this Article (beyond notice and the expiration of any applicable cure period), Landlord, in addition to any other remedy herein provided, may require Tenant to immediately cease all work being performed in the Building by or on behalf of Tenant, and Landlord may deny access to the Premises to any person performing work or supplying materials in the Premises.

(v) Tenant shall make any and all modifications and additions and replacements to the existing sprinkler and alarm systems within or serving the Premises as may be necessitated by any Alterations.

(vi) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to cure any building violations (each, a “Building Violation”) that have been noted or issued before the date of this Lease, or during the Term of this Lease, that were not caused (in whole or in part) by Tenant or any Tenant Party, and, to the extent that any Building Violation actually, materially and adversely interferes with or materially delays the performance of an approved Alteration, Landlord shall promptly and with due diligence, take any necessary action to cause such Building Violation(s) not to actually, materially and adversely interfere or materially delay the performance of such approved Alteration.

H. Removal of Alterations.

(i) All movable property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit or allowance, shall remain the property of Tenant, and may be removed by Tenant from time to time prior to the expiration of the Term. All Alterations made by Tenant, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, which are affixed to the Premises, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, provided, however, that Landlord may elect, at Landlord’s option, to require Tenant (a) to remove, prior to the expiration or earlier termination of the Term, at Tenant’s expense, any Specialty Alterations or

Specialty Work Items (as defined in Schedule B attached hereto), or (b) pay Landlord for the reasonable cost of removal of such Specialty Alterations or Specialty Work Items. Notwithstanding the foregoing, in connection with any request by Tenant for Landlord’s consent to any Alterations, Landlord agrees to inform Tenant at the time of Landlord’s consent if the proposed Alterations are Specialty Alterations that may be required to be removed upon the expiration of the Term of this Lease in accordance with the standards set forth in this Subsection, provided that any notice requesting Landlord’s consent to such Alterations shall contain a legend in capital letters and bold type on the first page thereof which states “PURSUANT TO SUBSECTION H OF ARTICLE 4 OF THE LEASE, IN THE EVENT THAT YOU SHALL CONSENT TO THE PROPOSED ALTERATIONS DESCRIBED IN THIS NOTICE YOU ARE REQUIRED TO INFORM TENANT AT THE TIME OF YOUR CONSENT IF SUCH ALTERATIONS ARE SPECIALTY ALTERATIONS, THAT MAY BE REQUIRED TO BE REMOVED UPON THE EXPIRATION OF THE TERM OF THE LEASE IN ACCORDANCE WITH THE STANDARDS SET FORTH IN SAID SUBSECTION.” Provided that Tenant complies with the notice requirements of this Subsection H(i), if Landlord fails to designate Alterations as Specialty Alterations at the time Landlord approves such Alterations, Landlord shall not be permitted to require that such Alterations be removed prior to the expiration of the Term.

(ii) In any case where Tenant removes any property or Alterations in accordance with Subsection H(i) or otherwise, Tenant shall immediately repair all damage caused by said removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice, and shall restore the Premises to good order and condition at Tenant’s expense. Upon Tenant’s failure to remove any such property or Alterations, Landlord may: (a) remove all such property and Alterations which Landlord may require Tenant to remove pursuant to Subsection H(i), (b) cause the same to be placed in storage, (c) repair any damage caused by said removal and restore the Premises to good order and condition, or (d) deem such property and Alterations to have been abandoned by Tenant, and retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof. Tenant shall reimburse Landlord for all of the expenses incurred by Landlord in connection therewith.

(iii) The provisions of this Subsection H shall survive the expiration or sooner termination of the Term, whereupon any and all monetary obligations of Tenant pursuant thereto shall be deemed damages recoverable by Landlord.

5. REPAIRS; FLOOR LOAD. Landlord shall maintain and repair the public portions of the Building, both exterior and interior, the structural portions of the Building, the roof of the Building and all Building Systems up to their point of entry to the Premises in a manner reasonably consistent with other class “A” office properties in New York City. Tenant shall, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein and the Building Systems located in the Premises, and at Tenant’s sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. In addition, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from any Alterations made by Tenant or any Tenant Party’s acts or omissions, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 4 hereof. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as may be expressly provided herein, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Tenant, at Tenant’s expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

6. REQUIREMENTS OF LAW.

A. Landlord represents to Tenant that as of the Commencement Date, the Premises shall comply with all Legal Requirements in effect as of the Commencement Date that are applicable to Landlord’s Work and the use of the Premises for general and executive offices.

B. Tenant, at its sole expense, shall comply with all Legal Requirements during the Term which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use, occupation or alteration thereof by Tenant. Tenant shall promptly notify Landlord if it receives notice of any violation of, or defaults under, any Legal Requirements, liens or other encumbrances applicable to the Premises. Notwithstanding the foregoing, Tenant shall not be required to make any structural changes to the Building, the Building Systems or the Premises pursuant to this Subsection 6A, unless the same are required due to (i) Tenant’s particular manner of use of the Premises or operation of its installations, equipment or other property therein (other than the mere use of the Premises as generic executive and general offices), (ii) any cause or condition created by or at the instance of Tenant, or (iii) the breach of any of Tenant’s obligations hereunder.

B. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by Legal Requirements. If by reason of Tenant’s acts or omissions, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

C. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

7. SUBORDINATION.

A. Subordination. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively the “Superior Leases”) and to each and every trust indenture and mortgage (collectively the “Mortgages”) which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease (a “Lessor”), or trustee or mortgagee of a Mortgage (a “Mortgagee”) superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may reasonably request. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not, except to a de minimis extent, increase the obligations or adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications.

B. Attornment. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this Subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

C. Certificates. From time to time, within ten (10) days next following request by Landlord or any Mortgagee, Tenant shall deliver to Landlord or such Mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such Mortgagee, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Minimum Rent, Additional Rent and other charges hereunder have been paid, together with the amount of fixed base monthly Minimum Rent then payable, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters requested by Landlord or such Mortgagee. Tenant acknowledges that any statement delivered pursuant to this Subsection may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by any assignee of any Mortgagee, or by any Lessor. In the event that Tenant fails to execute, acknowledge and deliver a statement in accordance with the provisions hereof within ten (10) days after Landlord’s initial request therefor, Landlord may deliver a second request to Tenant, advising Tenant that if such failure continues for an additional three (3) business days: (i) Tenant’s failure to respond shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct and (ii) Tenant shall pay to Landlord, as Additional Rent, the sum of $500.00 per day for each day after said additional three (3) business day period that such certificate is not delivered to Landlord as required hereby.

D. Subordination and Non-Disturbance Agreement. With respect to any current Mortgages and Superior Leases affecting the Premises, Landlord agrees (subject to the qualifications hereinafter set forth) to obtain from the holders of any such Mortgages and Superior Leases, a Subordination and Non-Disturbance Agreement (“SNDA”) in favor of Tenant on such Mortgagee’s or Lessor’s standard form, within thirty (30) days of the date of this Lease, which Tenant agrees to execute and deliver to Landlord within ten (10) business days after receipt thereof. With respect to any future Mortgages and current or future Superior Leases affecting the Building, Landlord agrees (subject to the qualifications hereinafter set forth) to request from the holders of any such Mortgages and Superior Leases, an SNDA in favor of Tenant on such Mortgagee’s or Lessor’s standard form, which Tenant agrees to execute and deliver to Landlord within ten (10) business days after receipt thereof; provided, however, Landlord shall have no liability to Tenant and this Lease shall not be affected in the event that Landlord is unable to obtain an SNDA from any current or future Mortgagee or Lessor, except that, in such event, this Lease shall not be subordinate to such Mortgage or Superior Lease. Notwithstanding the foregoing, in the event that Landlord delivers to Tenant said Mortgagee’s or Lessor’s commercially reasonable standard form of SNDA and Tenant fails or refuses to execute the same, this Lease shall be subject and subordinate to such Mortgage or Superior Lease. Landlord shall in no event be required to expend any monies or commence or prosecute litigation or reject financing which is otherwise satisfactory to it to obtain an SNDA, and Tenant agrees to be liable for any processing fees and reasonable attorneys’ fees charged by the holders of such superior instruments in connection with obtaining such SNDA. Landlord represents that as of the date of this Lease: (i) there are no Superior Leases affecting the Premises and (ii) the only Mortgage affecting the Premises is that certain Consolidated, Amended and Restated Mortgage and Security Agreement between Landlord and JPMorgan Chase Bank, N.A. dated as of December 22, 2004, and recorded with the Office of the

New York City Register, New York County (the “Recorder’s Office”) on January 28, 2005 as CRFN 2005000057656 (the “Consolidated Mortgage”) which Consolidated Mortgage was assigned to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC11 dated as of March 30, 2005 and recorded with the Recorder’s Office on June 15, 2005 as CRFN 2005000345545.

8. RULES AND REGULATIONS. Tenant and the Tenant Parties shall observe, and comply with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt (collectively, the “Rules and Regulations”) on such notice to be given as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the American Arbitration Association, or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within sixty (60) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In the event of a conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall prevail.

9. INSURANCE.

A. Tenant’s Insurance. Tenant shall obtain and thereafter maintain during the Term, on or before the earlier to occur of (a) the Commencement Date, or (b) the date that Tenant or any Tenant Party (as hereinafter defined) enters the Premises for any purpose, including, without limitation, pursuant to Subsection 1B(iv) hereof):

(i) A policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 per occurrence/$5,000,000 general aggregate for injury (or death) and damage to property, which amount may be satisfied with a primary commercial general liability policy of not less than $1,000,000 and an excess (or umbrella) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between $5,000,000 and the amount of the primary policy. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, provided such a policy contains an endorsement (a) naming the Landlord Indemnitees as additional insureds and (b) specifically referencing the Premises. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within twenty (20) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.

(ii) An insurance policy for Tenant’s property and Alterations, in either case to the extent insurable under the available standard forms of “all risk” insurance policies, in an amount equal to one hundred (100%) percent of the replacement value thereof.

(iii) Workers’ compensation insurance providing statutory benefits for Tenant’s employees and employer’s liability.

(iv) Business interruption or rental insurance with a minimum limit of at least $250,000.00 per year.

All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “13”. All such policies shall contain a provision that the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy (a “Cancellation or Modification Notice”), without first giving Landlord and Tenant at least thirty (30) days’ written notice by certified mail, return receipt requested. In the event that Tenant’s insurer will not agree to give Landlord a Cancellation or Modification Notice, Tenant shall, upon receipt of a Cancellation or Modification Notice, promptly deliver a copy thereof to Landlord (and Tenant’s failure to do so will be a default under this Lease). Prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to the termination of any existing policy, Tenant shall deliver to Landlord a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this Article shall not limit the liability of Tenant under this Lease. In the event that Tenant fails to continuously maintain insurance as required hereby, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, as Additional Rent. Tenant acknowledges that Landlord will not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations, fixtures, furnishings, equipment or other property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

B. Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage property insurance covering the Premises and the Building, as well as personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision.

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

A. Repair of Damage. If the Premises shall be damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord promptly following notice thereof by Tenant and the Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Landlord shall have no obligation to repair any damage to, or to replace, any fixtures, furniture, furnishings, equipment or other property or effects of Tenant and Landlord’s restoration obligations shall be limited to placing the Premises into their condition on the Commencement Date. Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property, and (ii) repair the damage to Tenant’s property and restore the Premises within one hundred eighty (180) days after Landlord has substantially completed its restoration obligations.

B. Termination Options.

(i) Anything in Subsection A of this Article to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that: (a) Landlord is terminating leases affecting at least forty (40%) percent of the rentable square foot area of the office portion of the Building; or (b) in Landlord’s opinion either: (x) substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or (y) the Building, after its repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord, at Landlord’s option, may, not later than ninety (90) days following the settlement of the insurance claim (the “Determination Date”), but in no event, more than one hundred eighty (180) days after the date of the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant’s liability for Rent shall cease as of the day following such damage.

(ii) In the case of any fire or other casualty which affects the Premises to such a degree that Tenant is compelled to vacate the Premises, within forty-five (45) days from the Determination Date Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor’s good faith estimate as to the time required to repair such damage. If such estimated time exceeds twelve (12) months from the date of the casualty, Tenant may elect to terminate this Lease by giving notice to Landlord not later than thirty (30) days following Tenant’s receipt of such statement. If Tenant makes such election, the Term shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant does not elect to terminate this Lease pursuant to this Subsection B(ii) (or is not entitled to terminate this Lease pursuant to this Subsection B(ii)), Landlord shall be obligated to perform such repairs. If such repairs are not completed within sixty (60) days after the expiration of the period estimated for effecting such repairs, Tenant may elect to terminate this Lease by giving notice to Landlord not later than fifteen (15) days following the expiration of such sixty (60) day period. If Tenant makes such election, the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord, unless Landlord shall have substantially completed the required repairs and restored the Premises prior to the expiration of such thirty (30) day period in which case Tenant’s termination notice shall be null and void.

C. Provision Controlling. The parties agree that this Article constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

D. Property Loss or Damage. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Lease to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligence or willful misconduct of Landlord or its employees or agents. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord’s own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall give prompt notice to Landlord in case of fire or accident in the Premises or in the Building discovered by Tenant. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or heavy fixtures into or out of the Building, to the extent the same require special handling, without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed, and payment to Landlord of Landlord’s reasonable costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may reasonably designate.

11. CONDEMNATION.

A. Condemnation. If the whole or any substantial part of the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Building or Premises shall be so acquired or condemned then this Lease shall continue in force and effect, except (i) if a part of the Premises is acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation, (ii) if the part of the Building so acquired or condemned shall contain more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant’s option, may terminate this Lease, and (iii) whether or not the Premises shall be affected thereby, Landlord, at Landlord’s option, may terminate this Lease. Any termination by Landlord or Tenant must be given within sixty (60) days following the date of notice of vesting of title. If any termination notice is given by Landlord or Tenant this Lease and the Term shall come to an end and expire five (5) days after the date of the termination notice with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease shall not be terminated pursuant to the foregoing provisions of this Subsection, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease pursuant to the provisions of this Subsection A, the Rent shall be apportioned as of the date of termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

B. Award. In the event of any such acquisition or condemnation, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking or for moving expenses, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12. ASSIGNMENT AND SUBLETTING.

A. Prohibition Without Consent. Except as otherwise set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance as hereinafter provided. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant that continues beyond the expiration of the applicable notice and cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, which consent shall not be unreasonably withheld, conditioned or delayed pursuant to the provisions of Subsection F, G and H hereof (and subject further to Landlord’s rights pursuant to the provisions of Subsection C and I hereof). In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed pursuant to the provisions of Subsection F, G and H hereof (and subject further to Landlord’s rights pursuant to the provisions of Subsection C and I hereof). Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article shall be void.

B. Notice of Proposed Transfer. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, then whether or not Landlord’s consent is required, Tenant shall give notice thereof to Landlord (a “Transfer Notice”), which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, or a fully executed term sheet, including all of the material terms of the proposed assignment or sublease, including, without limitation, the permitted use of the applicable portion of the Premises, any consideration being paid therefor (including any additional rent and escalations), the effective date of a proposed assignment or commencement date of a proposed sublease (as applicable), which date shall not be less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, any concessions, tenant improvement allowance or free rent periods, and, in connection with a proposed sublease, the length of the term (the “Term Sheet”), (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant (a “Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed Transferee, including, without limitation, its most recent financial report, and (iv) such additional information related to the proposed Transferee as Landlord shall reasonably request, if any.

C. Landlord’s Recapture Option. Each Transfer Notice with respect to a proposed assignment or sublease whose effective date or commencement date (as applicable) is after the second (2nd) anniversary of the Commencement Date shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, in connection with either an assignment of the Lease or a sublease of at least one (1) full floor of the Premises for all or substantially all of the remainder of the Term (a) sublease the portion of the Premises proposed to be subleased (hereinafter called the “Subject Space”) from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of at least one (1) full floor of the

Premises for all or substantially all of the remainder of the Term), (b) terminate this Lease (if the proposed transaction is an assignment of the Lease or a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term) or (c) terminate the Lease with respect to the Subject Space (if the proposed transaction is a sublease of one (1) full floor of the Premises for all or substantially all of the remainder of the Term) (the foregoing options are collectively referred to herein as the “Recapture Option”). The Recapture Option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

D. Effect of Termination by Landlord.

(i) If Landlord exercises its option to terminate this Lease, then (i) this Lease shall end and expire on the date that such assignment or sublet was to commence, (ii) the Minimum Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iii) Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant’s prospective Transferee.

(ii) If Landlord exercises its option to terminate this Lease with respect to a proposed sublease where the Subject Space is less than the entire Premises, then (a) this Lease shall end and expire with respect to the Subject Space as of the date that such sublet was to commence, (b) the Minimum Rent and Additional Rent due hereunder for the Subject Space shall be paid and apportioned to such date, (c) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, (d) from and after the date that such sublet was to commence, the Minimum Rent and Tenant’s Proportionate Share shall be adjusted on a pro-rata basis to reflect the reduction in the size of the Premises; and (e) Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Subject Space (or any part thereof) to Tenant’s prospective Transferee. The parties shall enter into a reasonable amendment of this Lease to reflect the modifications to this Lease described in this Subsection 12D(ii).

E. Takeback by Landlord.

(i) If Landlord exercises its option to sublet the Subject Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (a) the rental rate per rentable square foot of Minimum Rent and Additional Rent then payable pursuant to this Lease, or (b) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

(a) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

(b) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article;

(c) shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the Subject Space or any part or parts of the Subject Space and to make any and all changes, alterations and improvements in the Subject Space, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

(d) shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Subject Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

(e) shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (3) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Subject Space to Landlord or its designee, (4) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (5) that at the expiration of the term of such sublease, Tenant will accept the Subject Space in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the Subject Space in good order and condition.

(ii) If Landlord exercises its option to sublet the Subject Space, (a) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Subject Space during the period of time it is so sublet to Landlord and from any claims brought by third parties with respect to any accidents or injuries in the Subject Space; (b) performance by Landlord, or its designee, under a sublease of the Subject Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease (or otherwise under this Lease) nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (c) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Subject Space by Landlord (or its designee).

(iii) Tenant shall have no responsibility for, or liability to Landlord or any other person, with respect to any act or omission of the sublessee under a sublease of the Subject Space, or any assignee or further sublessee of the Subject Space, and no such act or omission shall constitute or give rise to a default under this Lease. Performance by Landlord or such person, assignee or sublessee of an obligation of Tenant under this Lease pursuant to the terms of any sublease of the Subject Space shall be deemed performance by Tenant of such obligation under this Lease related to the Subject Space.

F. Conditions for Landlord’s Approval. In the event Landlord does not exercise the Recapture Option, Landlord’s consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(i) Tenant shall have complied with the provisions of Subsection B of this Article and, if applicable, Landlord shall not have exercised the Recapture Option;

(ii) In Landlord’s reasonable judgment the proposed Transferee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises for the Permitted Use, and (c) the proposed occupancy shall not, in Landlord’s reasonable opinion, increase the office cleaning requirements or the Building’s operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant, unless Tenant or such assignee agrees to reimburse Landlord for such additional expenses;

(iii) The proposed Transferee is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(iv) Neither (a) the proposed Transferee, nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed Transferee, is then an occupant of any part of the Building;

(v) The proposed Transferee is not a person with whom Landlord or Landlord’s agent (directly or through a broker) is or has been, within the preceding three (3) month period, negotiating to lease space in the Building provided there is not then and Landlord does not reasonably anticipate having other reasonably comparable space available for leasing in the Building;

(vi) The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and (b) shall comply with the applicable provisions of this Article;

(vii) There shall not be more than four (4) subtenants of the Premises;

(viii) Tenant shall not advertise the Premises at an aggregate rent which is less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant (but the foregoing shall not prevent Tenant from actually subleasing the Premises for a lower rent), and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Subsection B of this Article;

(ix) Tenant shall reimburse Landlord, as Additional Rent, for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed Transferee, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

(x) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord (which approval shall not be unreasonably withheld), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental;

(xi) The proposed Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State;

(xii) There exists no Event of Default either as of the time of Landlord’s consent, or as of the effective date of the proposed assignment or commencement date of the proposed sublease.

Landlord agrees that it shall respond to Tenant’s request for approval of a proposed assignment or sublease within thirty (30) days of Landlord’s receipt of a complete Transfer Notice. If Landlord fails to respond to a Transfer Notice within such thirty (30) day period, Landlord shall be deemed to have rejected the proposed assignment or sublease. Notwithstanding the foregoing, in the event that Tenant delivers a Term Sheet to Landlord along with its Transfer Notice (in lieu of a fully executed sublease or assignment agreement), and Landlord consents to the proposed assignment or sublease based on the Term Sheet (and does not exercise the Recapture Option), Tenant shall, no less than ten (10) business days prior to the effective date of the proposed assignment, or commencement date of the proposed sublease, deliver to Landlord a fully executed copy of the assignment or sublease document (as applicable, the “Final Transfer Document”). The rental or other consideration, and the other material terms and conditions in the Final Transfer Document must be substantially the same as those contained in the Term Sheet furnished to Landlord with Tenant’s Transfer Notice. For the purposes hereof, the rental and other consideration in the Final Transfer Document will be deemed to be substantially the same as the rental and other consideration described in the Term Sheet, if the total consideration or total rental amount, taking into account any abatements, work contributions or other inducements, is not less than ninety (90%) percent of the total consideration or total rental amount (taking into account any abatements, work allowances or other inducements) described in the Term Sheet. If the consideration or other material terms and conditions of the Final Transfer Document are not substantially the same as those in the Term Sheet, Landlord shall have a second right to exercise the Recapture Option or reject the proposed assignment or sublease, within ten (10) business days of Landlord’s receipt of the Final Transfer Document.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting or assignment shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise the Recapture Option, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

G. Future Requests. In the event that (i) Landlord fails to exercise the Recapture Option and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred fifty (150) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Subsection B of this Article before assigning this Lease or subletting all or part of the Premises.

H. Sublease Provisions. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease.

(ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

(iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease unless: (x) such act or omission: (1) continues after the date that Landlord succeeds to Tenant’s interest in the sublease and (2) is reasonably susceptible of cure by Landlord, and (y) subtenant has given Landlord notice of such act or omission and a reasonable opportunity to cure the same (which shall be no shorter than any cure period given to Tenant under the sublease), (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (c) be bound by any previous modification of such sublease not expressly consented to by Landlord except for modifications expressly provided for in a Landlord approved sublease, of which Landlord has received notice (such as, for example, renewal options, cancellation options and expansion options) or (d) by any previous prepayment of more than one (1) month’s Rent that is not actually received by Landlord. The provisions of this Article shall be self-operative and no further instrument shall be required to give effect to this provision.

(iv) If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, due to an Event of Default by Tenant hereunder, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over.

(v) Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant’s estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease in connection with such succession and, at Landlord’s election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease unless: (x) such act or omission: (1) continues after the date that Landlord succeeds to Tenant’s interest in the sublease and (2) is reasonably susceptible of cure by Landlord, and (y) subtenant has given Landlord notice of such act or omission and a reasonable opportunity to cure the same (which shall be no shorter than any cure period given to Tenant under the sublease), (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease not expressly consented to by Landlord except for modifications expressly provided for in the sublease, of which Landlord has received notice (such as, for example, renewal options, cancellation options and expansion options) or by any previous prepayment of more than one (1) month’s rent and Additional Rent not actually received by Landlord which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, beyond Landlord’s obligations under Article 10 of this Lease, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond Landlord’s obligations pursuant to Article 11 of this Lease, or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord’s obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.

I. Profits From Assignment or Subletting. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

(i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) less all expenses reasonably and actually incurred by Tenant on account of reasonable brokerage commissions, attorneys’ fees and advertising costs, and reasonable, market work allowances, free rent and other reasonable, market inducements, in connection with such assignment; and

(ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof), less all expenses reasonably and actually incurred by Tenant on account of reasonable brokerage commissions, attorneys’ fees, advertising costs, reasonable and market work allowances and free rent and the reasonable cost of demising the premises so sublet in connection with such sublease.

(iii) The sums payable under this Subsection shall be paid to Landlord as and when paid by the subtenant to Tenant.

J. Other Transfers.

(i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a “public corporation”) unless such stock shall be sold, transferred or otherwise conveyed by persons deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, the provisions of Subsection A of this Article shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of the stock of Tenant were an assignment of this Lease, unless Ori Allon and/or Robert Reffkin (x) continue to own twenty (20%) percent or more of the issued and outstanding stock of Tenant and (y) continue to be on the Board of Directors of Tenant. At any point during the Term that the conditions described in clause (x) or (y) of the foregoing sentence cease to be satisfied, such event will be deemed an assignment of this Lease. Such assignment shall, however, be permitted without Landlord’s prior consent provided that: (a) Tenant delivers to Landlord notice of such event pursuant to the provisions of Subsection B hereof; (b) the Tenant entity will continue to exist and operate substantially the same business in the Premises in substantially the same manner as prior to the transfer that caused the assignment to occur; and (c) the Financial Requirement (as hereinafter defined) is satisfied. The provisions of this paragraph shall apply equally to any corporation which directly or indirectly controls Tenant.

(ii) If Tenant is a limited liability company, partnership, limited liability partnership or other business entity, the provisions of Subsection A of this Article shall apply to a transfer (by one or more transfers) of a majority interest in the limited liability company, partnership, limited liability partnership or other business entity or in any entity which directly or indirectly controls such limited liability company, partnership, limited liability partnership or other business entity, as if such transfer were an assignment of this Lease, unless Ori Allon and/or Robert Reffkin (x) continue to own twenty (20%) percent or more of the ownership interests in Tenant and (y) continue to be on the Board of Directors or other equivalent management committee of Tenant. At any point during the Term that the conditions described in clause (x) or (y) of the foregoing sentence cease to be satisfied, such event will be deemed an assignment of this Lease. Such assignment shall, however, be permitted without Landlord’s prior consent provided that: (a) Tenant delivers to Landlord notice of such event pursuant to the provisions of Subsection B hereof; (b) the Tenant entity will continue to exist and operate substantially the same business in the Premises, in substantially the same manner, as prior to the transfer that caused the assignment to occur; and (c) the Financial Requirement is satisfied.

(iii) As used in this Subsection J, the term “Financial Requirement” shall mean that the net worth of Tenant following an assignment described in this Subsection J, determined in accordance with generally accepted accounting principles, is equal to or greater than Tenant’s net worth as shown on Tenant’s financial statements presented to Landlord as of the date of this Lease.

K. Assumption By Transferee; Liability of Tenant. Any assignment or subletting (whether or not Landlord’s consent is required) shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the Transferee shall agree that the provisions in Subsection A of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or subletting and/or acceptance of Rent by Landlord from any Transferee, Tenant shall and will remain fully liable for the payment of the Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any Transferee or anyone claiming under or through any Transferee which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

L. Related Entity. Notwithstanding anything contained herein to the contrary, Landlord’s consent shall not be required, Landlord shall not be permitted to exercise the Recapture Option and Landlord shall not be entitled to any sums under Subsection 12I above, in the event of an assignment of this Lease or a sublease of all or part of the Premises where the Transferee is a Related Entity, provided that such transfer is not for the purposes of circumventing the provisions of this Article. A “Related Entity” shall mean any business entity (i) which controls, is controlled by, or is under common control with Tenant, (ii) to which substantially all of Tenant’s assets are transferred (whether accomplished in a single transaction or a series of unrelated transactions) of equity interests (or other mechanism, such as, for example, the issuance of additional stock, a stock voting agreement or change in classes of stock) which individually, or in the aggregate, result in a change of control of Tenant, or (iii) into which Tenant may be merged or consolidated, provided that: (a) the Related Entity continues to operate the same (or substantially similar) business as Tenant’s business prior to the effective date of the transfer; (b) the net worth, experience and reputation of the Related Entity is equal to or greater than the net worth, experience and reputation of Tenant and of any guarantor of this Lease (if applicable) immediately prior to such transfer; and (c) any such transaction complies with the other provisions of this Article. No such transfer shall relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interests in any other business entities. Tenant must give Landlord not less than ten (10) days’ prior written notice of any transaction with a Related Entity, together with reasonably supporting documentation showing how the Related Entity is related to Tenant.

M. Desk Sharing. Notwithstanding the provisions of this Article, or any other provisions of this Lease, Tenant may from time to time, without Landlord’s consent or approval but otherwise subject to all of the provisions of this Lease, permit portions of the Premises not to exceed twenty (20%) percent of the Premises, in the aggregate, to be used or occupied under so-called “desk sharing” arrangements by persons who have an ongoing business relationship with

Tenant (each such employee, a “Desk Space User”), provided that, (i) any such use or occupancy of desk or office space shall be without the installation of any separate entrance to the Premises or additional demising walls in the Premises (and no additional demising walls shall be required to comply with Legal Requirements in connection with such Desk Space User’s use of a portion of the Premises), (ii) there shall be no separate identification of any Desk Space User in the elevator lobby or elsewhere in the Building, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the Permitted Uses, (iv) such use of a portion of the Premises shall not create or be deemed to create any right, title or interest of the Desk Space User in or to the Premises, (v) the occupancy by the Desk Space User shall not materially increase traffic through the lobby of the Building (beyond that which would reasonably be expected to occur if Tenant used the entire Premises for the normal conduct of its business, be likely to materially increase Landlord’s operating expenses beyond that which would be incurred for use by Tenant or for use in accordance with standards of use by Tenant or for use in accordance with standards of use of other tenancies in the Building, or materially increase the burden on existing cleaning services or elevators over the burden that would be incurred for use by Tenant for normal business purposes in accordance with the provisions of this Lease if the Premises were fully occupied by Tenant, and (vi) such arrangement will terminate automatically upon the termination of this Lease. Each such occupancy shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and in the event of the expiration or earlier termination of this Lease for any reason whatsoever, including without limitation, a voluntary surrender of the Premises or the applicable portion of the Premises by Tenant to Landlord, such occupancy shall immediately terminate.. Prior to entering into any such desk sharing arrangement, Tenant shall notify Landlord in writing of its plan to provide any space in the Premises to a Desk Space User, which notice shall include (a) the identity of the Desk Space User, with such reasonable detail as may be required by Landlord as to particulars and principals of such Desk Space User, (b) a description of the nature and character of the business to be conducted in the Premises by such Desk Space User, and (c) the rentable square feet and location in the Premises to be occupied by such Desk Space User, together with a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User. The provisions of Subsections C and I of this Article shall not apply to any transaction with a Desk Space User.

13. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the walls, columns and hung ceilings and under the floors of the Premises to the extent reasonably practicable, and provided that the foregoing shall not reduce the usable square foot area of the Premises by more than a de minimis amount or materially interfere with the floor plan of the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times to examine the same, to show them to prospective purchasers, mortgagees or lessees of the entire office portion of the Building or space therein, and to make such repairs, alterations, improvements or additions as Landlord may reasonably deem necessary to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with Legal Requirements and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the one (1) year period prior to the

Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. Except in the event of an emergency or where such entry is required pursuant to Legal Requirements, Landlord’s right of entry pursuant to this Article shall be exercised following reasonable advance notice to Tenant (which notice may be oral) and Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant’s business, without however, the necessity of incurring any overtime or other additional expense. Subject to the provisions of Subsection 9B hereof, Landlord shall promptly repair any damage to the Premises caused by Landlord’s or its agents’, employees’ or contractors’ access to the Premises. Tenant shall have the right to have a representative present during any entry into the Premises by Landlord or its agents, employees or contractors, provided that Tenant makes a representative available following the notice required by this Article 13 (if any). If, during the last three (3) months of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or in the event of an emergency may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided that such changes shall not have a material adverse effect on Tenant’s access to the Premises or the general office use of the Premises. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

14. LIMITATION ON LIABILITY.

A. Landlord’s Liability. If the Building shall be sold, leased or otherwise transferred, Landlord shall be relieved of all future obligations and liabilities hereunder arising from and after the date of the transfer and the transferee shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord under this Lease. In the event of such sale, lease or transfer, Landlord shall also be relieved of all existing obligations and liabilities hereunder provided that the transferee assumes in writing such obligations. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership, nor ally member of Landlord, if Landlord is a limited liability company (collectively, the “Parties”), shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek ally damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building and the Real Property (including, without limitation, any insurance, condemnation and sales or refinance proceeds thereof) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. Neither Landlord nor Tenant shall have any liability for any consequential or punitive damages under this Lease, except for Tenant’s liability pursuant to Subsection 19B hereof.

B. Tenant’s Liability. Neither the shareholders, directors or officers of Tenant, if Tenant is a corporation, nor the partners comprising Tenant (nor any of the shareholders, directors or officers of such partners), if Tenant is a partnership, nor any member of Tenant, if Tenant is a limited liability company or any employee of any of them (collectively, the “Tenant Principals”), shall be liable for the performance of Tenant’s obligations under this Lease. Landlord shall look solely to the assets of Tenant to enforce Tenant’s obligations hereunder and shall not seek any damages against any of the Tenant Principals.

15. DEFAULT.

A. Events of Default. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as “Events of Default”):

(i) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of five (5) days after Landlord gives written notice of such default to Tenant; or

(ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot, using diligent efforts, be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(iii) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

(iv) if any time after the Commencement Date the Premises shall become abandoned (provided however, that as long as Tenant is fulfilling its other obligations under this Lease, Tenant may temporarily vacate the Premises without being in default under this Subsection 15A(iv): (a) in the event of a casualty, pursuant to the provisions of Article 10 hereof; and (b) for up to thirty (30) days in connection with an assignment or sublease, or a renovation of the Premises); or

(v) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted herein; or

(vi) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(vii) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(viii) if Landlord shall properly present the Letter of Credit, if any, to the bank which issued the same in accordance with the provisions of Article 27, and the Issuing Bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever; or

(ix) if Tenant shall fail to deliver a certificate as required by Subsection C of Article 7, which failure shall continue for five (5) business days after notice thereof;

then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a three (3) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said three (3) days with the same effect as if the date of expiration of said three (3) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 16 hereof.

B. Effect of Bankruptcy. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in clauses (6) and (7) of Subsection A of this Article, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (6) and (7) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said Subsection A.

C. Conditional Limitation. Nothing contained in this Article shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination if Tenant shall do so as a holdover tenant.

D. Repeated Defaults. Tenant expressly recognizes that Tenant’s due and punctual performance of all its obligations under this Lease throughout the term hereof is of paramount importance to Landlord, and, without limiting any of the provisions of this Lease, Tenant agrees that, if Tenant (i) shall fail to pay for five (5) days after it becomes due an installment of Minimum Rent or any Additional Rent and Landlord gives Tenant notice of such failure for two (2) consecutive months or for a total of three (3) months during any twenty four (24) month period during the Term, or (ii) shall default in the timely performance of any other obligation of Tenant under this Lease with respect to which Landlord shall have given Tenant notice of default, and such default shall occur more than two (2) times in any period of twelve (12) months, then notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in this Lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may, without further notice of default, serve a three (3) day notice of cancellation of this Lease as and with the effects provided in Subsection A of this Article.

16. REMEDIES AND DAMAGES.

A. Landlord’s Remedies.

(1) If an Event of Default shall occur and be continuing, or if this Lease and the Term shall expire and come to an end as provided in Article 15:

(a) Landlord and its agents and servants may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(b) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(2) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

B. Damages.

(1) If this Lease and the Term shall expire and come to an end as provided in Article 15, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Subsection A of this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a) Tenant shall pay to Landlord all Rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Subsection A(1) of this Article for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, or Landlord’s reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period (which amounts shall first be discounted to present value at an annual rate of four (4%) percent), less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Subsection B(1)(b) of this Article for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(2) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term “Rent” as used in Subsection B(1) of this Article shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 3 hereof for the Comparison Year immediately preceding such event. Nothing contained in Article 15 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Subsection B(1) of this Article.

C. Legal Fees.

(i) Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with (a) any action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding) in which Landlord prevails; (b) any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and Additional Rent, computation of escalations, alterations or other Tenant’s work and subletting or assignment), whether or not Landlord commences any action or proceeding against Tenant; (c) any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to prevail; and (d) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Tenant or this Lease, in which Landlord is not named as a party.

(ii) Tenant’s obligations under this Subsection C shall survive the expiration of the Term hereof or any earlier termination of this Lease.

17. FEES AND EXPENSES.

A. Curing Tenant’s Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord may, on ten (10) days’ notice to Tenant perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor. Tenant acknowledges that Landlord need not await the expiration of any cure period afforded Tenant or give Tenant any prior notice pursuant to this Subsection 17A, if the circumstances constitute an emergency requiring immediate action due to an immediate threat of injury to persons or damage to property.

B. Late Charges.

(i) If any installment of Minimum Rent or any Additional Rent shall not be paid within five (5) days after such installment shall have first become due, Tenant shall also pay to Landlord (a) an administrative late charge in the amount of four (4%) percent of the overdue amount, and (b) interest thereon at the Interest Rate from the due date until such installment of Minimum Rent or Additional Rent is fully paid. Such administrative late charge and interest charge shall be due and payable as Additional Rent with the next monthly installment of Minimum Rent.

(ii) If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then Tenant shall pay to Landlord a service charge on account thereof in the amount of four (4%) percent of the overdue amount, which service charge shall be due and payable as Additional Rent with the next monthly installment of Minimum Rent.

18. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes or any other matter related to this Lease and Tenant’s occupancy of the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

19. END OF TERM.

A. Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant may remove all of its property pursuant to Article 4. Tenant’s obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the Minimum Rent which was payable under this Lease during the last month of the Term, plus one hundred percent (100%) of the Additional Rent which would have been due from Tenant for such holdover period had the Term not ended. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article, which provisions shall survive the Expiration Date or sooner termination of this Lease.

B. Holdover by Tenant. If Tenant shall hold-over or remain in possession of any portion of the Premises for a period of thirty (30) days beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and Additional Rent paid by Tenant pursuant to Subsection A of this Article, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

20. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

21. FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Premises on the date set forth herein for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in anyway affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in any way to extend the Term, except as specifically provided in Subsection 1B(ii) hereof. If permission is given to Tenant to enter into possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Rent.

22. NO WAIVER. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

23. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that they shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

24. INABILITY TO PERFORM.

A. Landlord’s Inability to Perform. This Lease and the obligation of Tenant to pay Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord’s control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (each of foregoing circumstances is referred to herein as an “Unavoidable Delay”).

B. Tenant’s Inability to Perform. In the event that Tenant is unable to fulfill any of its obligations under this Lease, other than the covenant to pay Rent, expressly or impliedly to be performed by Tenant, and Tenant is prevented or delayed from so doing by Unavoidable Delay then Tenant’s performance thereof shall be excused for the period of such Unavoidable Delay, provided that Tenant shall give Landlord written notice of the existence and nature of such Unavoidable Delay promptly upon discovering such Unavoidable Delay and shall thereafter regularly update Landlord with respect thereto. Once any such Unavoidable Delay is abated, Tenant shall perform its obligations with diligence, continuity and dispatch.

25. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent postage prepaid, by registered or certified mail (return receipt requested), or via overnight courier, or by hand delivery addressed (a) to Tenant (i) at Tenant’s Address for Notices, or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord’s Address for Notices, or (c) to such other address as either Landlord or Tenant may designate as its new Address for Notices by notice given to the others in accordance with the provisions of this Article. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord’s agent on behalf of Landlord. Any Landlord’s Statement, bill, notice or other communication by Landlord with respect to Rent (other than default notices) may be given by regular mail and need not be sent to any party other than Tenant. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given: (i) three (3) business days after mailed by registered or certified mail; (ii) one (1) business day after depositing the same with an overnight courier for delivery or (iii) on the date of delivery if delivered by hand with written evidence thereof.

26. SERVICES.

A. Elevator. Landlord shall provide non-exclusive passenger elevator facilities during Ordinary Building Hours and shall have at least one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide non-exclusive freight elevator services on an “as available” basis for incidental use by Tenant during such times as shall be designated by Landlord, in its discretion, from time to time. Use of the freight elevator shall in all events be arranged by Tenant on not less than twenty-four (24) hours prior notice and shall be provided by Landlord to the extent that no conflict exists with other tenants or other parties requesting such usage (all such conflicts to be resolved by Landlord, in Landlord’s sole discretion, reasonably exercised) on a first come, first served basis. There is no charge for freight elevator use in the Building during Ordinary Building Hours.

B. HVAC.

(i) Landlord shall furnish heat to the Premises when and as required by law, during Ordinary Building Hours. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system or if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

(ii) As of the Commencement Date, each floor of the Premises will be served by a twenty (20) ton core condenser water unit, plus perimeter chilled water units (the “HVAC System”) during Ordinary Building Hours from May 15th through October 15th of each year during the Term, when, in the judgment of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the Premises, and shall ventilate the Premises on business days and for similar hours during other months of the year.

(iii) Based on an average electric load of five (5) watts sustained demand load per usable square foot and one person per 150 square feet of net usable area of the Premises, Landlord represents that the HVAC System will deliver supply air at a temperature that will provide space temperatures in the Premises of: 72 degrees Fahrenheit dry bulb (+/- 2 degrees) when the outside air temperature is no higher than 92 degrees Fahrenheit dry bulb) and 68 degrees Fahrenheit dry bulb (+/- 2 degrees) when the outside air temperature is no lower than 11 degrees Fahrenheit dry bulb. Notwithstanding the foregoing, Landlord makes no representation and Landlord shall have no obligation or liability with respect to the performance of the HVAC System by reason of: (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the air-cooling system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun’s position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, in accordance with the provisions of Article 13 hereof, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets.

(iv) Landlord hereby consents in concept to Tenant’s installation of supplemental air conditioning units in the Premises (the “Supplemental Units”), subject, however to the applicable provisions of this Lease, including without limitation, Article 4 hereof, and the necessity of obtaining Landlord’s prior written consent thereto. Landlord agrees to provide up to ten (10) tons of condenser water per year to each of the third (3rd) and fourth (4th) floors of the Premises for Tenant’s Supplemental Units. In the event that Tenant installs the Supplemental Units, Tenant shall pay: (x) Landlord’s Building-standard, per ton one time connection fee to the Building’s condenser water loop (which is $2,125.00 per ton of condenser water as of the date hereof, but which is subject to change from time to time on a reasonable basis, based on the then-current costs of materials, utilities and union labor); (y) Tenant shall pay to Landlord, annually upon demand, a sum equal to the then-Building standard rate per ton of condenser water (which is $650.00 per ton per annum as of the date hereof, but which is subject to change from time to time on a reasonable basis, based on the then-current costs of materials, utilities and union labor); and (z) Tenant shall pay to Landlord upon demand, Tenant’s share of the cost of maintaining, repairing and/or replacing the cooling tower providing such condenser water, such share to be based upon Tenant’s total demand of condenser water relative to the total demand of all other tenants and occupants in the Building who are similarly supplied condenser water by Landlord.

C. After Hours and Additional Services. The Rent does not include any charge to Tenant for the furnishing of any freight elevator facilities or for the service of heat or air conditioning to the Premises during periods other than Ordinary Building Hours for the furnishing and distributing of such facilities or services (referred to as “Overtime Periods”). Accordingly, if Landlord shall furnish any (i) freight elevator facilities, or (ii) heat or air conditioning to the Premises during Overtime Periods, then Tenant shall pay Landlord Additional Rent for such facilities or services at the standard rates then fixed by Landlord for the Building, which rates may be reasonably changed from time to time, based on the then-current costs of utilities, materials and union labor. Landlord represents that the current Building rates are: (i) for heat during Overtime Periods: $175.00 per hour, (ii) for air conditioning during Overtime Periods: $225.00 per hour, and (iii) for freight elevator during Overtime Periods: $150.00 per hour (with a minimum of 4 hours on weekdays, and 8 hours on weekends). If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata. Landlord shall have the right to charge Tenant for a particular minimum number of hours of usage of any facilities during Overtime Periods to the extent that the applicable union or service contract requires Landlord to engage the necessary personnel for such minimum number of overtime hours. Notwithstanding the foregoing, Landlord shall permit the Tenant to use the freight elevator for up to twenty-eight (28) hours (which shall be used in four (4) hour increments) during Overtime Periods, free of charge, for Tenant’s initial move-in to the Premises.

D. Cleaning.

(i) Landlord, at its expense, shall cause the Premises and Building common areas to be cleaned in accordance with the cleaning specifications set forth on Exhibit 2 annexed hereto and made a part hereof. Tenant shall pay to Landlord, on demand and as Additional Rent, any reasonable costs incurred by Landlord for extra cleaning work in the Premises required because of: (i) misuse use or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for the preparation, serving or consumption of food or beverages, data processing or reproducing operations, other than normal internal office use, private lavatories or toilets, or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) any unusual quantity of interior glass surfaces, and (iv) any non-building standard materials or finishes installed by Tenant or at its request requiring greater or more difficult cleaning work. Landlord, its cleaning contractor and their employees shall have access to the Premises from and after 5:00 p.m. Monday through Friday, and the free use of light, power and water therein, as is reasonably required for the purpose of cleaning the Premises in accordance with Landlord’s obligations hereunder.

(ii) Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

E. Trash Removal. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (collectively “Rubbish”). Tenant shall sort and separate the Rubbish into such categories as provided by law. Tenant shall pay all costs, expenses, fines penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of trash or recycling laws. Tenant shall pay, as Additional Rent, the cost of removal from the Premises and the Building of so much of Tenant’s Rubbish as shall in any material respect, exceed that ordinarily accumulated daily in the routine of business office occupancy (“Extra Rubbish Removal”). Tenant, at Tenant’s expense shall store any refuse generated by the consumption of food or beverages at the Premises (so-called “wet garbage”) in an appropriate, separate facility, shall notify Landlord’s cleaning contractor of the existence of such wet garbage, and shall be responsible for any damage caused to the Premises or the Building while in Tenant’s possession by the existence of such wet garbage, including any leakage of such wet garbage.

F. Sprinkler System. Anything elsewhere in this Lease to the contrary notwithstanding, if any Governmental Agency requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied to the sprinkler system by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, then Tenant shall, at Tenant’s expense, or, at Landlord’s election, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord’s reasonable approval), whether the work involved shall be structural or non-structural in nature.

G. Water. Landlord shall furnish water to the Premises for drinking, cleaning and lavatory purposes to the extent piping and fixtures presently exist therein. If Tenant uses any material quantity of water for any purpose other than ordinary drinking, cleaning and lavatory uses, Landlord may install water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter and any sewer rent or tax based thereon.

H. Electricity Service.

(i) Landlord shall furnish six (6) watts per rentable square foot, connected load of electrical energy (exclusive of electricity for heating, ventilation and air conditioning (except for any supplemental units installed by or on behalf of Tenant)) for the use of Tenant in the Premises for the operation of the lighting fixtures, the electrical receptacles and the supplemental air-cooling equipment, if any, installed in the Premises, and all of Tenant’s equipment, machinery and appliances, which electrical energy shall be made available to the electrical closet in the Premises. A submeter or submeters, which shall be installed as part of the Base Building Work, and shall be functional as of the Commencement Date, shall measure Tenant’s consumption of electrical energy in the Premises. Landlord shall make any required repairs to and maintain the submeter or submeters serving the Premises in working order during the Term. Tenant shall pay to Landlord as Additional Rent, on demand, at any time from time to time but no more frequently than monthly, for its consumption of electrical energy and demand at the Premises, at the same rate schedule charged by the utility or its successor servicing the Building, plus (i) an amount equal to six (6%) percent of the total cost of Tenant’s electric consumption and demand (not including sales tax) for Landlord’s overhead and supervision charge in connection with Landlord’s reading of the submeter(s) and billing Tenant and (ii) any taxes, surcharges or other charges which are assessed in respect of consumption and demand of electricity. In no event shall Tenant be required to pay more than once for any tax or other element of the electric bill nor shall the aforesaid six (6%) percent premium be charged by Landlord on any taxes or surcharges. Based upon the utility bill for the Building for the applicable month, Tenant shall be billed for its consumption of electricity computed on the average cost to Landlord of kilowatt demand and the average cost to Landlord for on peak and off peak kilowatt hour consumption as registered by the submeter(s) installed to measure Tenant’s consumption of electricity. If any tax shall be imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Landlord shall bill Tenant, monthly, for the cost of its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of Tenant’s payment of the next monthly installment of Minimum Rent that is due no less than thirty (30) days after Tenant’s receipt of the applicable electric bill from Landlord. Each such bill shall state Tenant’s consumption of electricity, the rates that Tenant pays for such electricity, and furnish details with respect to any taxes and surcharges.

(ii) If either the quantity or character of electrical services is changed by the utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(iii) If Tenant requires additional energy for any reason whatsoever, including without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same (which agreement shall not be unreasonably withheld or delayed), Tenant shall pay to Landlord as Additional Rent, a connection fee equal to the then Building rate for each additional kilovolt ampere. In addition, any additional feeders or risers which are required to supply any additional electrical requirements which Tenant may have, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant’s request, at the sole, but reasonable, cost and expense of Tenant, provided that, in Landlord’s reasonable judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. At no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises.

(iv) If Landlord is required by Legal Requirements to do so, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant. If Landlord is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, (i) at Tenant’s expense, if Landlord shall have been compelled to discontinue furnishing electricity to the Premises by reason of any act or omission of Tenant, or (ii) at the equal expense of Landlord and Tenant if such discontinuance shall have been solely by reason of a Legal Requirement that becomes effective after the date of this Lease. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility or other company servicing the Building.

(v) Any Alterations to the electrical system serving the Premises shall be made in accordance with Article 4 of this Lease. At Landlord’s option, any such electrical Alterations shall be installed or performed by Landlord, at Tenant’s sole cost and expense, payable as Additional Rent within ten (10) days after rendition to Tenant of a bill therefor. Tenant shall at all time comply with the rules and regulations applicable to the service, equipment, wiring and requirements of the utility company supplying electricity to the Building. Tenant covenants and agrees that at all times its use of electricity will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installations or interfere with the use thereof by other tenants in the Building.

(vi) Except as specifically set forth herein, Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any utility or other company servicing the Building with electricity or for any other reason except Landlord’s negligence or willful conduct.

(vii) From time to time, Landlord may institute for the Building energy conservation programs that Landlord reasonably believes will be in the best interests of the Building and its tenants. Similar programs may be established by the Utility. Tenant shall promptly comply with and carry out, in good faith, any and all reasonable obligations issued by Landlord or the Utility, as the case may be, under such programs, as the same may exist from time to time.

I. Telecommunications.

(i) Landlord shall provide Tenant with Tenant’s pro rata share of vertical riser space in the Building for Tenant’s electric power, voice and data equipment.

(ii) Tenant shall not solicit other occupants of the Building to use wireless internet service that emanates from the Premises. In the event that Tenant’s wireless Internet service (if any) interferes in any material respect with any Building Systems or with the wireless internet service of other tenants in the Building, Tenant shall, promptly, after receipt of written notice from Landlord regarding such interference, remedy the same.

J. Interruption of Services. If Landlord fails to provide any service or perform any obligation that Landlord is obligated to provide or perform under this Lease and solely as a result thereof, Tenant shall not be able to conduct its business at the Premises (after taking reasonable steps to mitigate any such inability to conduct its business at the Premises), and Tenant shall have vacated the Premises for a period of seven (7) consecutive business days or more after written notice by Tenant to Landlord advising Landlord of such failure to provide any such service or perform any such obligation, that such failure has rendered the Premises unusable and that Tenant has vacated the Premises, then, Tenant shall be entitled to an abatement of Minimum Rent and Additional Rent for each day after said seven (7) consecutive business day period through the earlier to occur of the day preceding (i) the day on which the service is substantially restored, and (ii) the day Tenant recommences the conduct of its business at the Premises. Tenant shall not be entitled to an abatement of Rent in the event that such failure results from (i) any installation, Alteration or improvement which is not performed by Tenant in a good workmanlike manner; (ii) Tenant’s failure to perform any obligation hereunder; (iii) the negligence or tortious conduct of Tenant; (iv) casualty; or (vi) Unavoidable Delay.

27. SECURITY DEPOSIT.

A. Deposit of Security. Tenant shall deposit with Landlord on the signing of this Lease the Letter of Credit for the Security Deposit as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord herein provided.

B. Letter of Credit. For the deposit required pursuant to Subsection A of this Article, Tenant shall deliver to Landlord a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawn upon any commercial bank (the “Issuing Bank”) with offices for banking purposes in the City of New York and having an S&P rating of not less than “A”, which Letter of Credit shall (a) have a term of not less than one year, (b) be substantially in the form of Exhibit 3 attached hereto and otherwise in form and content reasonably satisfactory to Landlord, (c) be for the account of Landlord, (d) be in the amount of the Security Deposit, (e) be fully transferable by Landlord without any fees or charges therefor, (f) have an expiration date which is not earlier than sixty (60) days after the Expiration Date, and (g) provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than forty five (45) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. The Letter of Credit shall provide that Landlord shall have the right, exercisable upon receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this Article as a cash security pending the replacement of such Letter of Credit.

C. Application of Security Deposit. In the event that Tenant defaults beyond the giving of notice and the expiration of applicable grace periods in respect of any of the terms, provisions and conditions of this Lease, Landlord may apply or retain the whole or any part of any cash security held by Landlord or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default beyond the applicable cure period under this Lease, including any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of any cash security or proceeds of the Letter of Credit, as the case may be, Tenant, within ten (10) days after notice from Landlord and at Landlord’s option, shall deposit with Landlord the amount so applied or retained or increase the amount of the Letter of Credit or provide an additional or replacement Letter of Credit, so that Landlord shall have the full Security Deposit on hand at all times during the Term. Any cash security or the Letter of Credit, as the case may be, shall be promptly returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord, less any sums appropriately drawn upon by Landlord pursuant to the foregoing provisions of this Article 27. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall transfer any cash security or so much thereof as remains following a default by Tenant to the vendee or lessee and with respect to the Letter of Credit, within thirty (30) days of notice of such sale or leasing, Tenant, at Tenant’s sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such security. Landlord shall execute any documentation reasonably required by the Issuing Bank to effectuate such assignment of the Letter of Credit. Tenant agrees to look solely to the new landlord for the return of such cash security or Letter of Credit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that, except in connection with a permitted assignment of this Lease, it will not assign or encumber or attempt to assign or encumber any monies or Letter of Credit deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

28. ADDITIONAL DEFINITIONS.

A. The term “Tenant Party(ies)” shall mean and include Tenant and all of Tenant’s principals, officers, agents, contractors, servants, employees, subtenants, licensees, visitors and invitees.

B. The term “office” or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

C. The words “reenter” and “reentry” as used in this Lease are not restricted to their technical legal meaning.

D. The term “business days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

E. The words “include”, “including” and “such as” shall each be construed as if followed by the phrase “without being limited to”. The words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or subdivision hereof unless expressly so stated.

F. The terms “substantial completion” or “substantially completed” or words of similar import shall mean that any construction work (including Alterations and Landlord’s Work) has been substantially completed, it being agreed that any such work shall be deemed substantially complete, substantially in accordance with the plans and specifications therefor, notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, provided that any such unperformed work shall not materially interfere with Tenant’s use and occupancy of the Premises for the Permitted Uses.

G. The term “Interest Rate” shall mean one and one-half (1 1⁄2%) percent per month, or the applicable maximum legal rate of interest, whichever is lower.

H. The term “Hazardous Substances” shall mean, collectively, (a) asbestos and polychlorinated biphenyls, and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any Legal Requirement.

I. The term “Ordinary Building Hours” shall mean 8:00 a.m. to 6:00 p.m. on business days.

29. BROKER. Landlord and Tenant each represent and warrant to the other that they have dealt directly with (and only with), the Landlord’s Broker and the Tenant’s Broker as broker in connection with this Lease, and that insofar as either Landlord or Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord and Tenant shall be conclusive evidence that each of Landlord and Tenant has relied upon the foregoing representation and warranty. Landlord and

Tenant shall each indemnify and hold the other harmless from and against any and all claims for commission, fees or other compensation by any other person who shall claim to have dealt with it in connection with this Lease and for any and all costs incurred by such party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements, by reason of any claimed dealings it had with any broker other than Landlord’s Broker or Tenant’s Broker. Landlord shall pay any commission due to Landlord’s Broker or Tenant’s Broker in connection with this Lease pursuant to a separate written agreement or agreements between Landlord and Landlord’s Broker and Tenant’s Broker.

30. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which could reasonably be expected to subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless the Landlord Indemnitees from and against (a) all third party claims of whatever nature in connection with the Lease, the Premises, the Building or the Property (including, without limitation, the Roof Terrace), against Landlord arising from any negligence or willful misconduct of Tenant or any Tenant Party or any breach of this Lease by Tenant or any Tenant Party, (b) all third party claims arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises from the date access to the Premises is given to Tenant or any Tenant Party (including during the performance of Landlord’s Work), but excluding third-party claims arising specifically from the performance of Landlord’s Work by Landlord or its agents, employees or contractors or any other work at the Premises performed by Landlord or its agents, employees or contractors, or any acts or omissions of Landlord’s agents or employees, (c) all third party claims arising from any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property (including, without limitation, the Roof Terrace), where such accident, injury or damage results or is claimed to have resulted from the negligence or willful misconduct of Tenant or any Tenant Party, or any breach of this Lease; (d) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, (e) any misrepresentation made by Tenant hereunder, (f) any cooperation by Landlord with Tenant as contemplated by Article 4, (g) any violation by Tenant of the provisions of Subsection F of Article 4 and (h) any claim, loss or liability arising or claimed to arise from Tenant, or any Tenant Party causing or permitting any Hazardous Substances to be brought upon, kept or used in or about the Premises or causing or permitting any Tenant Party to bring or keep Hazardous Substances at the Real Property or any seepage, escape or release of such Hazardous Substances caused by the introduction of such Hazardous Substances into the Premises or the Real Property after the Commencement Date, or such earlier date that Tenant or any Tenant Party has access to the Premises (except to the extent that such Hazardous Substances were introduced to the Premises or the Real Property by Landlord or Landlord’s agents, employees or contractors). This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof (which defense shall be made by counsel selected by Tenant that is reasonably acceptable to Landlord, it being agreed that any counsel selected by Tenant’s insurance company shall be deemed acceptable to Landlord), including all reasonable legal fees and expenses incurred in enforcing the provisions of this indemnity. Tenant shall not be required to indemnify the Landlord Indemnitees and hold the

Landlord Indemnitees harmless to the fullest extent permitted by law, to the extent that the negligence or willful misconduct of a Landlord Indemnitee contributed to the loss or damage sustained by the person making the claim. The term “Landlord Indemnitees” shall mean, collectively, Landlord, any Lessor, any Mortgagee, Landlord’s managing agent and their respective partners, members, managers, shareholders, officers, directors, employees and agents. In no event shall Tenant be responsible for consequential damages under the provisions of this Article 30.

31. MISCELLANEOUS.

A. No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

B. Signatories. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

C. Directory Listings. Landlord agrees to provide Tenant with a reasonable number of listings on the Building’s lobby directory, provided that in all events, Tenant shall be limited to a number of listings determined by multiplying Tenant’s Proportionate Share by the total number of spaces for listings on such directory.

D. Authority.

(i) If Tenant is a corporation, partnership, limited liability company or other business entity, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

(ii) Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Legal Requirements or that this Lease is in violation of any Legal Requirement, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. §1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Requirements or Tenant is in violation of any Requirements.

(iii) Tenant covenants and agrees (a) to comply with all Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with terms hereof.

(iv) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List any time during the Term shall be an Event of Default under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default under this Lease.

E. Signage. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord’s consent. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Tenant at Tenant’s sole cost and expense. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words “temporary” or “personnel”. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this Subsection may be removed by Landlord and the cost of any such removal shall be paid by Tenant as Additional Rent. Tenant shall not permit any machinery, equipment, sign, banner or any other thing to protrude from the Premises to the exterior of the Building beyond any plane of the exterior windows of the Premises or beyond the Premises within the interior of the Building. Tenant shall have no right to use any window in the Premises for any sign or other display that is designed principally for advertising or promotion. Notwithstanding the foregoing, Landlord consents in concept to Tenant’s installation of identifying signage on the third (3rd) floor and fourth (4th) floors of the Building, provided that the same comply with applicable Legal Requirements and are approved by Landlord, in Landlord’s reasonable discretion.

F. Consents and Approvals. Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Notwithstanding anything to the contrary contained herein, Tenant may seek by arbitration on an expedited basis such injunctive relief or specific performance in connection with a claim by Tenant that Landlord has unreasonably withheld, delayed or conditioned its consent, provided that Landlord has expressly agreed in writing herein not to unreasonably withhold, delay or condition such consent. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the “Arbitrator”). In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within three (3) days after they are requested to do so by either party, then the parties agree to allow any judge in the New York State Supreme Court or the AAA to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then in effect under the rules of the AAA. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within seven (7) days after the date of designation of the Arbitrator issue a determination as to whether Landlord’s refusal to consent was unreasonable or determining such other dispute expressly made subject to arbitration hereunder. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator’s rationale for such choice, in a written report delivered to Landlord and Tenant. The prevailing party shall recover its reasonable counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years’ experience in leasing and management of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the only have the power to direct Landlord to consent to such request.

G. Rent Control. In the event the Minimum Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Legal Requirements, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Minimum Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Minimum Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the amounts paid by Tenant during the period such legal rent restriction was in effect.

H. Access to Premises. Subject to its reasonable security regulations, Landlord agrees that the Building shall be accessible to Tenant twenty four (24) hours a day, seven (7) days a week and Tenant shall have the use of at least one (1) elevator subject to call, twenty four (24) hours a day, seven (7) days a week. Landlord shall provide security measures at the Building twenty four (24) hours per day, seven (7) days per week.

I. Roof Terrace. Landlord shall install a terrace (the “Roof Terrace”) as generally depicted on Exhibit 7 attached hereto, on a portion of the roof of the Building for the general use of the Building’s tenants (including Tenant). Landlord shall open the Roof Terrace to the Building’s tenants on or before February 1, 2015, subject to Unavoidable Delay. Subject to the provisions of this Subsection I, once the Roof Terrace is constructed and open for tenants’ use, Tenant and its employees shall have the non-exclusive right to use the Roof Terrace between the hours of 8:00 a.m. and midnight, seven (7) days per week, provided that any parties, events or other gatherings on the Roof Terrace shall require Landlord’s prior approval. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall not be required to provide maintenance or security services to the Roof Terrace outside of Ordinary Building Hours. Tenant further acknowledges that Landlord shall have no liability to Tenant or any Tenant Party as a result of any accident, injury or damage arising from or relating to Tenant’s or any Tenant Party’s use of the Roof Terrace. Any use of the Roof Terrace must be in accordance with any rules, regulations and security procedures that Landlord may adopt in connection therewith. No smoking will be permitted on the Roof Terrace. Landlord reserves the right to restrict the use of the Roof Terrace during the winter and in inclement weather, and to discontinue the common use of the Roof Terrace by the tenants if Landlord is prohibited by applicable Legal Requirements from maintaining the Roof Terrace for the common use of the Building’s tenants. Landlord shall also have the right to close the Roof Terrace for the general use of the Building’s tenants on a temporary basis (e.g., for a particular evening) after Ordinary Building Hours, in each case upon at least two (2) business days’ posted notice to the tenants of the Building, in order for Landlord to host private events and/or to allow tenants of the Building (including Tenant) to do so. Landlord agrees that Tenant shall have the right to exclusively use the Roof Terrace after Ordinary Building Hours once per Roof Season (as hereinafter defined), with no fee (but otherwise in accordance with Landlord’s rules and regulations) (the “Annual Roof Exclusive”), provided that Tenant requests the date for its Annual Roof Exclusive by April 15th of the applicable year, TIME OF THE ESSENCE. In the event that Tenant does not submit a date to Landlord for its Annual Roof Exclusive by April 15th of the applicable year, Tenant shall lose its right to the Annual Roof Exclusive for such year. As used herein, the term “Roof Season” shall mean the period between June 1st and September 30th, during each calendar year during the Term. Tenant acknowledges that reservations of the Roof Terrace will be taken by Landlord on a first-come, first-served basis. In the event that Tenant wishes to serve liquor on the Roof Terrace to Tenant’s guests or employees (or to any other party), which service shall be free of charge, Tenant shall be required to obtain host liquor liability insurance that is reasonably acceptable to Landlord, naming Landlord and the Landlord Indemnitees as additional insureds, and provide evidence of such insurance to Landlord. Notwithstanding the foregoing, Landlord may restrict Tenant’s ability to serve alcohol on the Roof Terrace if the same is resulting in damage to the Building or noise complaints, or is otherwise impacting other tenants’ use or enjoyment of their premises or the Roof Terrace, or is, in Landlord’s reasonable discretion, increasing Landlord’s costs in connection with the maintenance of the Roof Terrace.

J. Confidentiality. Landlord and Tenant each acknowledge that the terms and conditions of this Lease are to remain confidential for each other’s benefit, and may not be disclosed by either of them to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent, other than to such party’s employees, consultants or lenders, or attorneys, accountants or similar professional advisors. The consent by Landlord or Tenant to any disclosures shall not be deemed to be a waiver on the part of Landlord or Tenant of any prohibition against any future disclosure.

K. Adjacent Excavation; Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

L. Labor Harmony. Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises in connection with any Alteration or otherwise if the use of such contractors or labor or materials would create any work stoppage, picketing, labor disruption or any other difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof. Tenant shall immediately stop any work or other activity if Landlord shall notify Tenant that continuing such work or activity would violate the provisions of the immediately preceding sentence.

M. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

N. Fire Stairs. Tenant shall have the right to use the fire stairwells adjacent to the Premises as internal circulation stairs subject to any applicable Legal Requirements. Tenant may make code-compliant security and aesthetic Alterations within the fire stairwells with Landlord’s prior review and approval and otherwise subject to the provisions of Article 4 of this Lease. Tenant may install, at its own expense, a card access system to each floor of the Premises, in accordance with the applicable provisions of this Lease and applicable Legal Requirements.

O. Bicycles. Tenant and its employees may bring bicycles to the Premises, subject to compliance with Legal Requirements and the provisions of this Subsection O. Bicycles must be taken to the Premises via the service entrance of the Building and brought to the Premises via the freight elevator only, subject to the availability of the freight elevator, Landlord’s rules and regulations regarding use of the freight elevator and all applicable freight elevator charges during Overtime Periods. All bicycles must be walked inside of the Building and may not in any way interfere with the operation of the Building. No bicycles shall be allowed in the passenger elevators of the Building. All bicycles must be stored in the Premises in compliance with all applicable Legal Requirements, and may not interfere with egress from the Premises or any other life/safety requirements. Tenant shall (a) indemnify and hold harmless Landlord and the Landlord

Indemnitees from and against any loss, costs or damages incurred by Landlord as a result of such bicycles being brought into the Building, including, without limitation, for any material damage to the Building or injuries caused thereby and (b) shall be responsible for any cleaning any common areas of the Building soiled by such bicycles.

P. Parties Bound.

(i) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

(ii) This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until Landlord shall have: (a) received the first installment of Minimum Rent due hereunder by good and sufficient check; (b) received the Security Deposit by good and sufficient check or letter of credit in form satisfactory to Landlord or as may otherwise as required by Article 27; (c) received, to the satisfaction of Landlord, any and all other sums of money, documents or instruments required by the terms of this Lease to be delivered by Tenant to Landlord on or before the Commencement Date, including insurance certificates, permits, licenses and plans; and (e) executed and unconditionally delivered to Tenant a fully executed copy of this Lease.

[SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: Chief Operating Officer

Tenant’s Tax ID Number

Urban Compass Lease Signature Page

EXHIBIT 1

FLOOR PLAN OF PREMISES

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE PREMISES. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

90 Fifth Avenue

Floor 3

FREIGHT
STAIR
HVAC ROOM
STAIR
WOMEN
JAN
MEN
TEL
ELEC
ELEVATOR LOBBY
1
2
3
4
14th Street
Fifth Avenue

Date Printed: 7/14/2014

RFR
RFR REALTY LLC

N Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue Floor 3 For complete listing, visit www.rfrspace.com Note to Scale. All dimensions and conditions are approximate

90 Fifth Avenue

Floor 4

FREIGHT
STAIR
HVAC ROOM
WOMEN
JAN.
MEN
ELEVATOR LOBBY
TEL.
ELEC.
STAIR
14th Street
Fifth Avenue

Date Printed: 7/14/2014

RFR

RFR REALTY LLC

N Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue Floor 4 For complete listing, visit www.rfrspace.com Note to Scale. All dimensions and conditions are approximate

EXHIBIT 2

CLEANING SPECIFICATIONS

A. The following general cleaning will be performed nightly, Monday through Friday, excluding union and legal holidays:

(1) All carpeting will be vacuumed once per week and carpets swept, as needed, the remaining four (4) nights.

(2) All composition floor tiling will be swept and dust mopped with a chemically treated mop for dust control one (1) time per week.

(3) All desks will be dusted. Tenant personalty and work product will not be moved.

(4) Wastepaper baskets will be emptied and trash removed to a designated location in the Premises. Plastic liners will be installed weekly into all trash receptacles at Tenant’s expense.

(5) Wipe clean all water fountains and coolers; empty waste water.

B. The following lavatory service will be performed Monday through Friday, excluding union and legal holidays:

(1) Porcelain fixtures will be scoured clean.

(2) Both sides of toilet seats will be washed with a mild germicidal solution.

(3) Bright work will be dry polished.

(4) Trash receptacles will be emptied and cleaned, as needed.

(5) Mirrors will be wiped clean.

(6) Partitions will be wiped down, as necessary.

(7) Shelves and counters will be wiped clean.

(8) Floors will be mopped with a mild disinfectant.

(9) Lavatory supplies will be furnished and installed at the Tenant’s expense.

C. The following shall be performed weekly:

(1) All chairs, tables, cabinets and attachments will be dusted weekly. Tenant personalty and work product will not be moved.

(2) Window sills will be dusted weekly. Tenant personalty and work product will not be moved.

(3) Moldings and ledges within hands’ reach will be dusted weekly.

D. The following shall be performed quarterly:

(1) Dust in place all picture, frame, charts, graphs and similar wall hangings not reached in nightly cleaning.

(2) Dust all vertical surfaces and walls, partition doors, door bucks and other surfaces not reached in nightly cleaning. Tenant personalty and work product will not be moved.

E. Window Cleaning:

(1) All windows are to be cleaned inside and outside two (2) times per year.

EXHIBIT 3

FORM OF LETTER OF CREDIT

[See attached.]

IRREVOCABLE LETTER OF CREDIT

ISSUE DATE: June 26, 2014

L/C NO.: _________

APPLICANT: Urban Compass, Inc

**************DIRECT**************

90 Fifth Owner LLC	AMOUNT: USD $1,814,688.00

c/o RFR Realty LLC

390 Park Avenue

New York, New York 10022

Attn: Executive Vice President

LADIES AND GENTLEMEN:

We hereby establish our irrevocable standby letter of credit no. ____________ in your favor for an aggregate amount not to exceed the amount indicated above, expiring at our counters at 1230 Avenue of the Americas, 2nd Floor, New York, NY 10020, Attn: Business Banking, with our close of business on June 26, 2015.

This letter of credit is available with the First Republic Bank, New York against presentation of your draft at sight drawn on the First Republic Bank, New York.

It is a condition of this irrevocable letter of credit that it shall be automatically extended without amendment for additional one year periods from the present or each future expiration date, unless at least 45 days prior to such date we send you notice in writing by registered mail at the above address, that we elect not to renew this letter of credit for such additional period. However in no event shall this letter of credit be extended beyond the final expiration date of August 1, 2025Upon such notice to you, you may draw drafts on us at sight for an amount not to exceed the balance remaining in this letter of credit within the then applicable expiration date, accompanied by your dated statement purportedly signed by one of your officials reading: “the amount of this drawing USD _____________ under the First Republic Bank letter of credit number _____________ represents funds due us as we have received notice from the First Republic Bank of its decision not to extend letter of credit number __________ for an additional year, and the obligation remains outstanding.” We will not notify Applicant or any other third party with respect to communications, or inquiries of Beneficiary, including the presentation of the Letter of Credit for payment or any attempt to draw against the Letter of Credit, until after the Letter of Credit has been paid in accordance with the terms hereof.

This letter of credit is transferable in its entirety (but not in part) and the First Republic Bank only is authorized to act as the transferring bank.

We shall not recognize any transfer of this letter of credit until this original letter of credit together with any amendments and a signed and completed transfer form satisfactory to us is received by us.

Transfer charges are for the applicant’s account. Forms are attached hereto as Exhibit A.

The correctness of the signature and title of the person signing the transfer forms must be verified by your bank.

In case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee.

This letter of credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. foreign assets control regulations or other applicable U.S. laws and regulations.

All drafts must indicate: “Drawn under the First Republic Bank, New York letter of credit no. ____________ dated June 26, 2014.”

The original letter of credit and all sight drafts must be presented for drawing.

Except as otherwise expressly stated herein, this letter of credit is subject to the Uniform Customs and Practice for documentary credits, 2007 Revision, ICC Publication No. 600, excluding Articles 8, 9, 11 through 13, 18 through 28, and further requiring that all signatures be signed as original handwriting, not facsimile, stamped or electronic signatures.

First Republic Bank

By:

Name:

Title:

Exhibit A to First Republic Bank

Irrevocable Standby Letter of Credit No. __________

[EXHIBIT TO BE TYPED ON BENEFICIARY’S LETTERHEAD]

NOTICE OF TRANSFER OF ENTIRE

IRREVOCABLE STANDBY LETTER OF CREDIT

First Republic Bank

111 Pine Street

San Francisco, CA 94111

Attention: Commercial Loan Closing

Re:

Irrevocable Standby Letter of Credit No. [insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the “Letter of Credit”) for the account of [insert name of applicant] (“Applicant”)

Ladies and Gentlemen:

For value received, the undersigned, being the beneficiary (“Beneficiary”) (or a duly authorized representative thereof) of the Letter of Credit, hereby irrevocably assigns and transfers all of the Beneficiary’s rights under the Letter of Credit, as previously and hereafter amended, supplemented and/or otherwise modified, to:

[insert full name and address of transferee]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have the sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent of notice to us.

The original Letter of Credit is herewith returned with all amendments to this date. Please notify the transferee in such form as you deem advisable of this transfer and of the terms and conditions to this Letter of Credit, including amendments as transferred.

Very truly yours,

[insert name of Beneficiary and date of
this Notice of Transfer]

By:	[insert signature]

Name:	[insert name]

Title:	[insert title]

Date:	[insert date]

Receipt of Instruction to Transfer acknowledged:

FIRST REPUBLIC BANK

By:

Name:

Title:

Date:

EXHIBIT 4

CONTRACTOR’S INSURANCE REQUIREMENTS

Contractor’s Liability Insurance

(a) Scope of Coverage - The contractor shall, at its expense, purchase and maintain in full force and effect during the performance of any Alterations such insurance as will protect contractor, Landlord, Landlord’s managing agent and any other parties designated by Landlord and their respective officers, directors, shareholders, affiliates, partners, agents and employees from claims under workers’ compensation acts and other employee benefits acts, from claims for injury to persons or damage to property which may arise out of or result from operations under the construction contract, whether by contractor or by any subcontractor, or anyone directly or indirectly employed by any of them, or anyone for whose acts they may be liable, for not less than the limits of liability prescribed below, or as required by Legal Requirements, whichever is the greater, issued by a company or companies satisfactory to Landlord and qualified to do business in the State of New York.

(1) Commercial general liability policy including coverage for: contractual liability recognizing the contract, bodily and personal injury liability, broad form property damage liability, independent contractor’s coverage, demolition on any building or structure, collapse, blasting .and excavation, and products liability and completed operations (for at least two (2) years following completion) written on an occurrence form with limits of $1,000,000 for each occurrence and $2,000,000 general aggregate with each policy year to apply per project.

(2) An automobile liability policy, covering all owned, non-owned, borrowed or hired vehicles, including loading and unloading thereof, with a combined single limit of $1,000,000 for bodily injury and property damage arising out of ownership, maintenance or use of any auto.

(3) Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State of New York, with broad-form all-states endorsement.

(4) Employer’s liability insurance with a limit of $1,000,000 for each accident.

(5) Excess (Umbrella) liability insurance for not less than $5,000,000 for each occurrence and $5,000,000 annually in the aggregate to apply per project.

(6) Performance and material and payment bonds, covering contractor’s full performance of the Alterations and payment of all obligations arising under the contract, in such form and with such sureties as Landlord may approve. Unless otherwise agreed to in writing by Landlord, the face amount of each performance and material and payment bond shall be for 100% of the contract sum.

(b) The above insurance shall be primary and non-contributing and without liability on the part of Landlord for premiums, will name as additional insureds the Landlord, Landlord’s managing agent and any other parties specified by Landlord, and their respective partners, directors, officers, employees, agents and representatives.

(c) The above liability insurance shall not contain cross-liability exclusion.

(d) The contractor shall, before the commencement of any Alterations, file certificates with Landlord as required hereby to show the existence of such insurance, which insurance shall be subject to Landlord’s approval as to the adequacy of protection and compliance with this Lease and the satisfactory standing of the insurer, and all policies shall provide for thirty (30) day prior notice of cancellation to Landlord. Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the State of New York and having an “A.M. Best” rating of “A VIII” or better, or an equivalent rating by another recognized rating organization acceptable to Landlord.

(e) The general liability coverage will include completed operations insurance for a period of two (2) years following final completion of the Alterations.

(f) All requirements imposed by the policies referred to above, and to be performed by the contractor, shall likewise be imposed upon, assumed and performed by each of the subcontractors.

(g) Nothing contained herein shall relieve the contractor and any subcontractors of any tier of their respective obligations to exercise due care in the performance of their duties in connection with the Alterations or to complete the Alterations in strict compliance with this Lease.

(h) The insurance coverage to be maintained for the benefit of the contractor, Landlord, Landlord’s managing agent, and any other party specified by Landlord shall be primary and non-contributing for all such entities.

(i) The carrying of the insurance described herein shall in no way be interpreted as relieving the contractor of any responsibility or liability under this Lease or the construction contract.

EXHIBIT 5

APPLICATION FOR SCHEDULE A

5323 - PW1aO-382902.pdf

NYC BUILDINGS 104490025 PW1A: Schedule A - Occupancy / Use

Must be typewritten.

Orient and affix BIS job number label here

This form can only be used for applications processed through DEAR prior to June 30, 2008.

Sheet 1 of 4

Floor	Existing Legal Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)	Proposed Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)
CEL	55	OG	☒ No	E			55	OG	☒ No	E		
	Description: RESTROOMS, VAULT, BOILER ROOM, MECHANICAL ROOM, OFFICES AND STORAGE						Description: RESTROOMS, VAULT, BOILER ROOM, MECHANICAL ROOM, OFFICES AND STORAGE					
1	70	100	☒ No	E		6	70	100	☒ No	E		6
	Description: BANK AND STORES						Description: BANK AND STORES					
2	44	120	☒ No	E		6	90	120	☒ No	E		6
	Description: OFFICES						Description: OFFICES					
3	35	120	☒ No	E		6	90	120	☒ No	E		6
	Description: OFFICES AND SHOWROOM						Description: OFFICES					
4	55	120	☒ No	E		6	90	120	☒ No	E		
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOM						Description: OFFICES					

Falsification of any statement is a misdemeanor and is punishable by a fine or imprisonment, or both. It is unlawful to give to a city employee, or for a city employee to accept, any benefit, monetary or otherwise, either as a gratuity for properly performing the job or in exchange for special consideration. Violation is punishable by imprisonment or fine or both. I hereby state all the above information is complete and correct to the best of my knowledge.

Applicant's Name (please print): DANIEL SHANNON

Signature: [signature] 6/30/14

REGISTERED ARCHITECT — DANIEL PATRICK SHANNON — STATE OF NEW YORK — 019730

*Applications processed through DEAR prior to June 30, 2008 cannot select designations from the 2008 Code.

7/08

PW1A: Schedule A - Occupancy / Use Must Be Typewritten. Existing Legal Use Floor Building Coed Occupation Offices Offices and Showroom LIGHT MANUFACTURING RESTROOM VAULT, BOILER, MECHANICAL ROOM, OFFICES AND STORAGE

5323 - PW1eO-382902.pdf

NYC **BUILDINGS** 104490025

PW1A: Schedule A - Occupancy / Use

Must be typewritten.

Sheet 2 of 4

This form can only be used for applications processed through DEAR prior to June 30, 2008.

Orient and affix BIS job number label here

Floor	Existing Legal Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)	Proposed Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)
5-6	50 EA	120	☒ No	E		6	90EA	120	☒ No	E		6
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOMS ON EACH FLOOR						Description: OFFICES					
7	35	120	☒ No	E		6	90	120	☒ No	E		6
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOMS						Description: OFFICES					
8	60	120	☒ No	E		6	90	120	☒ No	E		6
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOMS						Description: OFFICES					
9	35	120	☒ No	E		6	90	120	☒ No	E		6
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOMS						Description: OFFICES					
10	35	120	☒ No	E		6	90	120	☒ No	E		
	Description: LIGHT MANUFACTURING, OFFICES AND SHOWROOMS						Description: OFFICES					

REGISTERED ARCHITECT · DANIEL PATRICK SHANNON · STATE OF NEW YORK · 019730

Falsification of any statement is a misdemeanor and is punishable by a fine or imprisonment, or both. It is unlawful to give to a city employee, or for a city employee to accept, any benefit, monetary or otherwise, either as a gratuity for property performing the job or in exchange for special consideration. Violation is punishable by imprisonment or fine or both. I hereby state all the above information is complete and correct to the best of my knowledge.

Applicant's Name (please print): DANIEL SHANNON

Signature

Date: 6/30/14

*Applications processed through DEAR prior to June 30, 2008 cannot select designations from the 2008 Code.

7/08

PW1A: Schedule A - Occupancy / Use Must Be Typewritten. Existing Legal Use Floor Building Coed Occupation Offices Offices and Showroom LIGHT MANUFACTURING RESTROOM VAULT, BOILER, MECHANICAL ROOM, OFFICES AND STORAGE Sheet 2 of 4

5323 - PW1aO-382902.pdf

NYC BUILDINGS

104490025 PW1A: Schedule A - Occupancy / Use

Must be typewritten.

Sheet 3 of 4

Orient and affix BIS job number label here

This form can only be used for applications processed through DEAR prior to June 30, 2008.

Floor	Existing Legal Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)	Proposed Use: Maximum Number of Persons	Live Load (psf)	2008 Code Designations?*	Building Code Occupancy Group(s)	Dwelling/ Rooming Units (BC)	Zoning Use Group(s)
11	35	120	☒ No	E, F-4		6	90	120	☒ No	E		6
	Description: OFFICES & CAFETERIA						Description: OFFICES					
ROF			☒ No				52		☒ No			
	Description:						Description: GARDEN/TERRACE AREA (BULKHEAD)					
			☐ No						☒ No			
	Description:						Description:					
			☐ No						☒ No			
	Description:						Description:					
			☐ No						☒ No			
	Description:						Description:					

Falsification of any statement is a misdemeanor and is punishable by a fine or imprisonment, or both. It is unlawful to give to a city employee, or for a city employee to accept, any benefit, monetary or otherwise, either as a gratuity for properly performing the job or in exchange for special consideration. Violation is punishable by imprisonment or fine or both. I hereby state all the above information is complete and correct to the best of my knowledge.

Applicant's Name (please print): DANIEL SHANNON

Signature: [signature]

Seal: REGISTERED ARCHITECT DANIEL PATRICK SHANNON STATE OF NEW YORK 019730

Date: 6/30/14

*Applications processed through DEAR prior to June 30, 2008 cannot select designations from the 2008 Code.

7/08

PW1A: Schedule A - Occupancy / Use Must Be Typewritten. Existing Legal Use Floor Building Coed Occupation Offices Offices and Showroom LIGHT MANUFACTURING RESTROOM VAULT, BOILER, MECHANICAL ROOM, OFFICES AND STORAGE Sheet 3 of 4

PW-1A

Sheet 4 of 4

3	**Applicant's Statements and Signatures** *Required for all applications.*

Falsification of any statement is a misdemeanor and is punishable by a fine or imprisonment, or both. It is unlawful to give to a city employee, or for a city employee to accept, any benefit, monetary or otherwise, either as a gratuity for properly performing the job or in exchange for special consideration. Violation is punishable by imprisonment or fine or both. I hereby state all the above information is complete and correct to the best of my knowledge.

Internal Use Only

Name (please print)

DANIEL SHANNON

Signature

Date 6/30/14

REGISTERED ARCHITECT
DANIEL PATRICK SHANNON
019730
STATE OF NEW YORK

P.E. / R.A. Seal *(apply seal, then sign and date over seal)*

7/08

PW1A: Schedule A - Occupancy / Use Must Be Typewritten. Existing Legal Use Floor Building Coed Occupation Offices Offices and Showroom LIGHT MANUFACTURING RESTROOM VAULT, BOILER, MECHANICAL ROOM, OFFICES AND STORAGE Sheet 2 of 4 Building Notes to appear on the Certificate of Occupancy

EXHIBIT 6

CERTIFICATE OF OCCUPANCY

B Form 54 (Rev 6/81)

THE CITY OF NEW YORK ALT 100458915

DEPARTMENT OF BUILDINGS

CERTIFICATE OF OCCUPANCY

AMENDED

108241

BOROUGH MANHATTAN DATE NOV 03 1995 NO.

This certificate AMENDED C O No. 69288 ZONING DISTRICT C6-4M

THIS CERTIFIES that the ~~new~~-altered-~~existing~~-building-premises located at
90 5TH AVENUE Block 816 Lot 37

CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

PERMISSIBLE USE AND OCCUPANCY

STORY	LIVE LOAD LBS PER SQ FT	MAXIMUM NO OF PERSONS PERMITTED	ZONING DWELLING OR ROOMING UNITS	BUILDING CODE HABITABLE ROOMS	ZONING USE GROUP	BUILDING CODE OCCUPANCY GROUP	DESCRIPTION OF USE
CELLAR	OG	55					REST ROOMS, VAULT, BOILER ROOM, MECHANICAL ROOM, OFFICES AND STORAGE
1ST FLOOR	100	70					BANK AND STORES
2ND FLOOR	120	44			6	E	OFFICES
3RD FLOOR	120	35					OFFICES AND SHOWROOMS
4TH FLOOR	120	55					LIGHT MANUFACTURING, OFFICES AND SHOWROOM
5TH & 6TH FLOORS	120 EACH	50 EACH					LIGHT MANUFACTURING OFFICES AND SHOWROOMS ON EACH FLOOR
7TH FLOOR	120	35					LIGHT MANUFACTURING, OFFICES AND SHOWROOMS
8TH FLOOR	120	60					LIGHT MANUFACTURING, OFFICES AND SHOWROOMS
9TH FLOOR	120	35					LIGHT MANUFACTURING, OFFICES AND SHOWROOMS
10TH FLOOR	120	35					LIGHT MANUFACTURING, OFFICES AND SHOWROOMS
11TH FLOOR	120	87			6	F4, E	CAFETERIA AND OFFICES

OLD CODE

THIS CERTIFICATE OF OCCUPANCY MUST BE POSTED WITHIN THE BUILDING IN ACCORDANCE WITH THE RULES OF THE DEPARTMENT PROMULGATED MARCH 31ST, 1967.

OPEN SPACE USES (SPECIFY—PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

M.C.G. NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.

MBO 6

Rony A. Livian, P.E.
BOROUGH SUPERINTENDENT

COMMISSIONER

☐ ORIGINAL ☒ OFFICE COPY—DEPARTMENT OF BUILDINGS ☐ COPY

DEPARTMENT OF BUILDINGS CERTIFICATE OF OCCUPANCY AMENDED BOROUGH MANHATTAN DATE

B Form 54 (Back) Rev. 8/82

THAT THE ZONING LOT ON WHICH THE PREMISES IS LOCATED IS BOUNDED AS FOLLOWS:

BEGINNING at a point on the WEST side of 5TH AVENUE distant WESTERLY feet from the corner formed by the intersection of 5TH AVENUE and 14TH STREET running thence .... feet; thence .... feet;
thence WEST 100' feet; thence NORTH 101'-1" feet;
thence EAST 100' feet; thence SOUTH 101'-1" feet;
thence .... feet; thence .... feet;
to the point or place of beginning.

XXXXXXALT. No. 100458915 DATE OF COMPLETION 10/20/95 CONSTRUCTION CLASSIFICATION CLASS 1 FIRE-PROOF

BUILDING OCCUPANCY GROUP CLASSIFICATION COMMERCIAL HEIGHT 11 STORIES, 130' FEET

THE FOLLOWING FIRE DETECTION AND EXTINGUISHING SYSTEMS ARE REQUIRED AND WERE INSTALLED IN COMPLIANCE WITH APPLICABLE LAWS.

	YES	NO
STANDPIPE SYSTEM		
YARD HYDRANT SYSTEM		
STANDPIPE FIRE TELEPHONE AND SIGNALLING SYSTEM		
SMOKE DETECTOR		
FIRE ALARM AND SIGNAL SYSTEM		

	YES	NO
AUTOMATIC SPRINKLER SYSTEM		

STORM DRAINAGE DISCHARGES INTO:
A) STORM SEWER ☐ B) COMBINED SEWER ☐ C) PRIVATE SEWAGE DISPOSAL SYSTEM ☐

SANITARY DRAINAGE DISCHARGES INTO:
A) SANITARY SEWER ☐ B) COMBINED SEWER ☐ C) PRIVATE SEWAGE DISPOSAL SYSTEM ☐

LIMITATIONS OR RESTRICTIONS
BOARD OF STANDARDS AND APPEALS CAL. NO. ____________
CITY PLANNING COMMISSION CAL. NO. ____________
OTHERS:

THAT THE ZONNING ON WHICH THE PREMISES IS LOCATED IS BOUNDED AS FOLLOWS. BEGINNING at a point on the distant COMMERCIAL

EXHIBIT 7

ROOF TERRACE

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE ROOF TERRACE. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

90 Fifth Avenue

Roof

P.E. # 1
STAIR 2A
STAIR 1A
14th Street
Fifth Avenue
FIFTH AVENUE

Date Printed: 7/14/2014

RFR

RFR REALTY LLC

N Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue roof For complete listing, visit www.rfrspace.com Note to Scale. All dimensions and conditions are approximate

SCHEDULE A

RULES AND REGULATIONS

1. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant’s premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

2. Landlord may refuse admission to the Building outside of Ordinary Building Hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Ordinary Building Hours to register. All tenants’ employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant’s premises or the Building under the provisions of this rule.

3. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulation as may be fixed by Landlord.

4. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant’s premises.

5. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

6. All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant’s premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

7. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

8. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord. Each tenant shall provide Landlord with appropriate means to access any electronic security system in the Premises.

10. Each tenant, shall, at its expense, provide artificial light in its premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

11. No animals or birds (except for service animals), bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

12. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Any reserved usage of the freight elevator shall be in minimum increments of four (4) hours. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time. No tenant shall use the passenger elevators for any purpose other than transporting persons to and from its premises.

13. All lighting fixtures hung in offices or spaces along the perimeter of any tenant’s Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

14. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

15. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

16. No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises (for example, in connection with catered meals), provided that no cooking or food preparation shall be carried out at the premises, except that Tenant shall be permitted to have a microwave and coffee maker in its premises for its employees’ use.

17. No tenant shall generate, store, handle, discharge or otherwise deal with any hazardous or toxic waste, substance or material or oil or pesticide on or about the Real Property, except for substances customarily used in ordinary office use and cleaning supplies, provided that such substances are stored, handled and disposed of in accordance with applicable Legal Requirements.

SCHEDULE B

LANDLORD’S WORK

Except as otherwise specifically provided herein, Landlord, at its expense, and in accordance with all Legal Requirements, shall build the Premises (“Landlord’s Work”) in accordance with plans and specifications (the “Plans”) to be prepared by Landlord’s architect and approved by Tenant, as set forth herein.

On or before the tenth (10th) business day following the date of this Lease, Tenant, its architect and its other representatives shall furnish Landlord with any information necessary to enable Landlord to prepare the Plans and to prepare an estimate of the cost of the work depicted in the Plans (the “Plans Based Estimate”). Landlord shall submit the Plans and the Plans Based Estimate for Tenant’s approval, which submission shall include a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO SCHEDULE B OF THE LEASE, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SEVEN (7) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH SEVEN (7) BUSINESS DAY PERIOD SHALL BE DEEMED TO BE A TENANT DELAY.”. Landlord shall identify in the Plans, any items of Landlord’s Work that would cost materially more than ordinary office installations to remove (such as raised floors, vaults, internal staircases, pneumatic tubes and vertical and horizontal transportation systems), that Landlord may require Tenant to remove from the Premises at the end of the Term pursuant to the provisions of Subsection 4H of the Lease (“Specialty Work Items”). Tenant shall approve or disapprove the Plans and Plans Based Estimate within seven (7) business days after Landlord’s submission of the same to Tenant. If Tenant shall object to or request revisions to any part of the Plans or the Plans Based Estimate, such objections and revisions shall be made in writing (a “Tenant Objection Notice”) and given to Landlord during the aforementioned seven (7) business day period. Tenant’s failure to respond to the Plans and Plans Based Estimate within such seven (7) business day period shall be deemed to be a Tenant Delay. Tenant’s objections and/or revisions shall be described in any Tenant Objection Notice in sufficient detail to enable Landlord to modify such Plans or the Plans Based Estimate in order to make them acceptable to Tenant. Landlord shall promptly modify the Plans and the Plans Based Estimate to reflect Tenant’s objections and revisions and submit such revised Plans and Plans Based Estimate to Tenant with a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO SCHEDULE B OF THE LEASE, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN FIVE (5) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH FIVE (5) BUSINESS DAY PERIOD SHALL BE DEEMED TO BEA TENANT DELAY.”. Tenant shall respond to such revised Plans and the revised Plans Based Estimate within five (5) business days of Tenant’s receipt thereof. In the event that Tenant submits a Tenant Objection Notice with respect to the revised Plans and/or Plans Based Estimate after the five (5) business day period described in the preceding sentence, such delay shall be deemed to be a Tenant Delay (as hereinafter defined).

Landlord shall obtain no less than three (3) general contractor bids for Landlord’s Work from general contractors selected by Landlord. Landlord shall disclose the bids to Tenant promptly after Landlord’s receipt thereof.

Notwithstanding anything to the contrary contained in this Schedule B, Tenant acknowledges that Landlord shall not be obligated to incur costs in excess of $1,638,260.00 in connection with Landlord’s Work (or the Additional Work (as hereinafter defined)) (the “Landlord’s Work Cap”), including the cost of preparing the Plans, Additional Work Plans (as hereinafter defined), Plans Based Estimate and Post-Plans Based Estimate (as hereinafter defined). No more than fifteen (15%) percent of the Landlord’s Work Cap shall be applied to architectural and engineering fees (collectively, “Soft Costs”) associated with Landlord’s Work (the “Soft Cost Cap”). Landlord acknowledges that no freight elevator fees, supervisory fees or other fees that would ordinarily be charged to Tenant in connection with a Tenant Alteration, will be charged in connection with the Base Building Work or added to the expenses incurred by Landlord (or otherwise charged to Tenant), as part of Landlord’s Work costs. Furthermore, the Base Building Work described in Schedule C attached hereto, shall not be deemed to be part of Landlord’s Work hereunder. Notwithstanding anything herein to the contrary, in no event shall Tenant be required to pay any amount with respect to the Landlord’s Work (including Additional Work) in excess of the amount, if any, by which the actual, third-party, out of pocket cost thereof is in excess of the Landlord’s Work Cap, or the Soft Costs thereof are in excess of the Soft Cost Cap. Any excess funds paid by Tenant shall be promptly refunded to Tenant.

In the event that the final Plans Based Estimate reflects that the cost of Landlord’s Work will exceed the Landlord’s Work Cap or that the Soft Costs of Landlord’s Work will exceed the Soft Cost Cap (each, a “Plan Work Cost Overrun”), and the total Plan Work Cost Overrun is less than $504,080.00 (the “Overrun Cap”), Tenant shall pay to Landlord, as Additional Rent: (i) fifty (50%) percent of the Plan Work Cost Overruns within five (5) business days after Landlord’s request therefor, and in any event, before Landlord commences Landlord’s Work and (ii) fifty (50%) percent of the Plan Work Cost Overruns within ten (10) business days after substantial completion of Landlord’s Work. If the total Plan Work Cost Overruns exceed the Overrun Cap, Tenant shall pay to Landlord as Additional Rent: (a) an amount equal to: (x) fifty (50%) percent of the total Plan Work Cost Overrun up to the Overrun Cap, plus (y) one hundred (100%) percent of the difference between the total amount of the Plan Work Cost Overrun and the Overrun Cap within five (5) business days after Landlord’s request therefor, and in any event, before Landlord commences Landlord’s Work and (b) the remaining amount of the Plan Work Cost Overrun within ten (10) business days after substantial completion of Landlord’s Work. For example, if the total amount of the Plan Work Cost Overruns are $550,000.00, Tenant would pay to Landlord an amount equal to $297,960.00 prior to the commencement of Landlord’s Work within five (5) business days of Tenant’s receipt of an invoice from Landlord, and $252,040.00 within ten (10) business days after Landlord’s Work is substantially complete.

In the event that Tenant requests that Landlord perform additional work in the Premises beyond that depicted in the Plans and the Plans Based Estimate, or Tenant requests that Landlord substitute any previously approved item or quantity of work reflected in the Plans and the Plans Based Estimate (any of the foregoing being referred to as “Additional Work”), Landlord shall prepare the plans for such Additional Work (the “Additional Work Plans”) at Tenant’s expense.

Based upon the Additional Work Plans, Landlord shall estimate reasonably the cost of the Additional Work depicted thereon (the “Post-Plans Based Estimate”) and advise Tenant thereof. If Tenant fails to withdraw its request for such Additional Work within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate, Tenant shall be deemed to have approved such Additional Work and Post-Plans Based Estimate thereof. If the cost of the Additional Work causes the total cost of Landlord’s Work to exceed the Landlord’s Work Cap (the “Additional Work Cost Overruns”, and together with the Plan Work Cost Overruns, the “Work Cost Overruns”), to the extent that the Additional Work Cost Overruns do not cause the total Work Cost Overruns to exceed the Overrun Cap, Tenant shall pay to Landlord, as Additional Rent: (i) fifty (50%) percent of the total amount of the Additional Work Cost Overruns within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate and (ii) fifty (50%) percent of the total amount of the Additional Work Cost Overruns within ten (10) business days of the date that the Landlord’s Work is substantially completed. In the event that the Additional Work causes the total Work Cost Overruns to exceed the Overrun Cap, Tenant shall pay to Landlord as Additional Rent: (a) an amount equal to: (x) fifty (50%) percent of the Additional Work Cost Overruns up to the Overrun Cap, plus (y) one hundred (100%) percent of the difference between the total amount of the Work Cost Overruns and the Overrun Cap within seven (7) days after Tenant’s receipt of the Post-Plans Based Estimate, and in any event, before Landlord commences the Additional Work and (b) the remaining amount of the Additional Work Cost Overruns within ten (10) business days after substantial completion of Landlord’s Work.

For example, if the Plan Work Cost Overrun is $450,000.00, Tenant will pay to Landlord, prior to the commencement of Landlord’s Work, within five (5) business days of Tenant’s receipt of an invoice from Landlord, an amount equal to $225,000.00. If Tenant requests Additional Work that results in an Additional Work Cost Overrun of $100,000.00 (for a total Work Cost Overrun of $550,000.00), Tenant will be required to pay to Landlord, within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate and before Landlord commences the Additional Work, an amount equal to $72,960.00 (50% of the Additional Work Cost Overrun up to the Overrun Cap, plus the difference between the total Work Cost Overruns and the Overrun Cap). Tenant would be required to the remainder of the Work Cost Overruns within ten (10) business days after substantial completion of Landlord’s Work.

If in Landlord’s commercially reasonable judgment, any items of Additional Work shall involve Long Lead Work (as hereinafter defined), then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord’s Work in absence of the necessity of performing the Long Lead Work). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Long Lead Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord’s Work and any other (non-objected to by Landlord) Additional Work.

David Snider shall be deemed to be the agent of Tenant who is duly authorized to bind and act for Tenant in all respects with respect to Landlord’s Work and any Additional Work.

All submissions and notices with respect to the Plans or Landlord’s Work shall be given in accordance with the provisions of Article 25 of this Lease.

Landlord shall assign to Tenant any rights that Landlord has under any manufacturer or supplier warranties obtained by Landlord in connection with Landlord’s Work, to the extent that the same are assignable. To the extent that such warranties are not assignable, Landlord shall reasonably cooperate with Tenant to facilitate Tenant obtaining the benefit of any such warranties.

For purposes of establishing the Commencement Date of the Lease, Landlord’s Work shall be deemed to have been substantially completed on, and the date of substantial completion of Landlord’s Work shall be, the earlier of (1) the date on which Landlord’s Work has been completed substantially in accordance with the Plans and Additional Work Plans (if any), or would have been completed but for any Tenant Delay, it being agreed that the substantial completion of Landlord’s Work shall be deemed to have occurred notwithstanding the fact that (A) minor details, balancing or adjustments may not then have been completed, provided that such uncompleted work shall not materially interfere with Tenant’s use of the Premises, (B) any Long Lead Work remains to be performed, or (C) any work which, in accordance with good construction scheduling practice, must be sequenced to follow completion of any Long Lead Work or any Alterations to be performed by Tenant, remains to be performed, and (2) the date on which Tenant takes occupancy of any portion of the Premises for the conduct of its business. Notwithstanding the foregoing, the establishment of a Commencement Date that is earlier than the date that Landlord’s Work is actually substantially completed shall not relieve Landlord of its obligation to substantially complete Landlord’s Work. The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired, so that in Landlord’s reasonable judgment, such item will delay the substantial completion of Landlord’s Work beyond the date on which Landlord’s Work would have otherwise been substantially completed. In addition, Long Lead Work shall include any item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. Landlord shall notify Tenant if any item in the Plans or Additional Work Plans constitutes Long Lead Work at the time that the Plans or Additional Work Plans are submitted to Tenant for review, to the extent that any delays are then known to Landlord, or otherwise, promptly after Landlord obtains actual knowledge of a potential delay. If Landlord obtains actual knowledge of Long Lead Work after the Plans or Additional Work Plans are approved, at the time that Landlord notifies Tenant of such Long Lead Work, Landlord shall, to the extent reasonably possible, suggest substitutions or alternatives to the Long Lead Work item, that would not cause a delay in Landlord’s Work (or that would minimize such delay). The term “Tenant Delay” shall mean any actual delay that Landlord encounters in commencing or performing Landlord’s Work (or any portion thereof) or in the preparation of the Plans or Plans Based Estimate or Additional Work Plans or Post-Plans Based Estimate by reason of any failure by Tenant to comply with the provisions of this Schedule B, any Additional Work, changes to Landlord’s Work requested by Tenant after the Plans are finally approved, or similar act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors. Landlord shall promptly notify Tenant after Landlord has actual knowledge of a Tenant Delay, which notice shall state in reasonable detail the basis of such Tenant Delay (a “Tenant Delay Notice”). In the event that Landlord fails to deliver to Tenant a Tenant Delay Notice within five (5) business days of the occurrence thereof (which notice may be by e-mail to                ), Landlord shall be barred from later claiming that such Tenant act or omission constituted a Tenant Delay. Any period of a Tenant Delay shall not exceed the time period that

Landlord was actually delayed as a result of such Tenant Delay and any simultaneous Tenant Delays shall be deemed to run concurrently (rather than consecutively) and shall not be “double counted”. In the event that the Commencement Date is accelerated due to a Tenant Delay or Long Lead Work, Landlord shall continue to work diligently to complete Landlord’s Work and the Base Building Work. If Landlord’s Work and the Base Building Work is not substantially completed within the period of the Tenant Delay or delay caused by Long Lead Work, the Minimum Rent Abatement Period shall be deemed to be extended on a day for day basis for each day that Landlord’s Work and the Base Building Work has not been substantially completed after the period of the Tenant Delay or Long Lead Work delay has expired. For example, if Landlord and Tenant agree that substantial completion of Landlord’s Work has been delayed for thirty (30) days due to Tenant Delay or Long Lead Work, and accordingly, agree to a Commencement Date of November 1st, if Landlord’s Work is not substantially completed by December 1st, Tenant shall receive a day for day extension of the Minimum Rent Abatement Period for each day from and after December 1st that Landlord’s Work is not substantially completed.

In the event of any dispute in connection with Landlord’s Work, including, without limitation, whether a Tenant Delay has occurred or whether Landlord’s Work has been substantially completed, either Landlord or Tenant may refer the matter to Andrew VanderVeen at VanderVeen Associates (the “Consultant”). The party that refers the matter to the Consultant must give simultaneous notice to the other party regarding the same (the “Dispute Notice”). The parties shall meet with a representative of the Consultant within five (5) business days of the date of the Dispute Notice to present its case to the Consultant’s representative. The decision of the Consultant’s representative shall be rendered within five (5) business days of such meeting, and shall be final and binding on both of the parties. Landlord and Tenant shall share equally the Consultant’s fees in connection with resolving any such dispute. The foregoing procedure is referred to herein as the “Work Dispute Resolution Procedure”.

SCHEDULE C

BASE BUILDING WORK

Landlord shall, at its expense, perform the following work and installations (the “Base Building Work”) prior to the Commencement Date:

•	The fan coil units will be delivered in good working condition.

•	Landlord shall make available a reasonable number of connection points and tie-ins to connect the Premises to the Building’s Class-E fire system.

•	Windows will be delivered in good working order.

•	Drywall the perimeter and the core walls up to the ceiling.

•	Patch the ceiling.

•	Encase the existing columns with sheetrock.

•	Install a submeter or submeters to measure Tenant’s electrical consumption in the Premises.

•	Deliver to Tenant Landlord’s ACP-5 for the Premises for Tenant’s records.

•	Any Hazardous Substances existing in the Premises as of the date hereof shall be removed or otherwise remediated in accordance with applicable Legal Requirements;

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Build men’s and women’s bathrooms on the fourth (4th) floor of the Building that are substantially similar in design and materials to the men’s and women’s bathrooms on the third (3rd) floor of the Building, except that no medicine cabinets will be installed in the fourth (4th) floor bathrooms.

FIRST AMENDMENT OF LEASE

FIRST AMENDMENT OF LEASE (this “First Amendment”) made as of this 6th day of October, 2014, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., having an office at 17-19 Union Square West, New York, New York 10001 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into a Lease, dated as of July 23, 2014 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd and 4th floors (the “Existing Premises”), as more particularly described in the Lease, in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord the entire fifth (5th) floor (the “Fifth Floor Premises”) and the entire sixth (6th) floor (the “Sixth Floor Premises”, and together with the Fifth Floor Premises, collectively, the “Additional Premises”) of the Building, in addition to the Existing Premises; and

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. The definition of “Premises” in Section IIIA of the Lease Information Summary is hereby deleted and replaced with the following, “The entire third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of the Building, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.”

3. (a) Subsections 1B(i), (ii) and (iii) of the Lease shall be deemed to refer only to the Existing Premises. Notwithstanding the foregoing, if Tenant terminates the Lease pursuant to the provisions of Subsection B(ii) thereof, the Lease will also be deemed to be terminated with respect to the Additional Premises. The Term of the Lease with respect to the Additional Premises shall commence on the date that Landlord’s Additional Premises Work (as defined in Exhibit B attached hereto) and the Additional Premises Base Building Work (as hereinafter defined) are substantially completed and Landlord delivers the Additional Premises to Tenant in broom clean condition, vacant, and free of all tenancies and occupancies. Landlord shall fix the Commencement Date for the Additional Premises (the “Additional Premises Commencement Date”) upon not less than five (5) days’ written notice to Tenant (the “Commencement Date Notice”), which Commencement Date Notice shall state that Landlord has, or on or prior to the commencement date fixed in said Commencement Date Notice shall have, substantially completed Landlord’s Additional Premises Work and the Additional Premises Base Building Work (as hereinafter defined); provided, however, that, subject to the provisions of Subsection 1B(iv) of the Lease, in the event that Tenant takes possession of the Additional Premises prior to the expiration of such five (5) day period, the Additional Premises Commencement Date shall be the date that Tenant so takes possession of the Additional Premises. The Additional Premises Commencement Date set forth in Landlord’s Commencement Date Notice shall not be sooner than the Commencement Date of the Existing Premises.

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Tenant shall have the right, after the delivery of Landlord’s notice, but prior to moving into the Additional Premises, to conduct a Commencement Inspection of the Additional Premises with Landlord’s representative and deliver to Landlord, within ten (10) days of the date of such Commencement Inspection, a Punchlist with respect to the Additional Premises. Landlord shall complete or repair any items on such Punchlist promptly, but any such items shall not affect the date of substantial completion of Landlord’s Additional Premises Work or the Additional Premises Commencement Date. If, after Tenant’s Commencement Inspection, Tenant does not, in good faith, believe that Landlord’s Additional Premises Work and the Additional Premises Base Building Work are substantially completed, Tenant shall deliver a notice of such assertion to Landlord within five (5) business days of the date of the Additional Premises Commencement Inspection, and if Landlord and Tenant are unable to agree, using good faith efforts, on whether or not Landlord’s Additional Premises Work and the Additional Premises Base Building Work are substantially completed, either party may commence the Work Dispute Resolution Procedure described in Exhibit B attached hereto. After the determination of the Additional Premises Commencement Date, and at Landlord’s request, prior to delivery of possession of the Additional Premises to Tenant, Tenant agrees to execute, acknowledge and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, setting forth the Additional Premises Commencement Date and the Expiration Date; provided, however, that any failure by Tenant to deliver such instrument shall not affect the determination of the Additional Premises Commencement Date as set forth in such Landlord’s notice.

(b) Subsection 1C of the Lease shall be deemed to refer only to the Existing Premises. Tenant agrees to accept possession of the Additional Premises in the condition which shall exist on the Additional Premises Commencement Date “as is” subject to the completion of Landlord’s Additional Premises Work and the Additional Premises Base Building Work as provided herein, and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Additional Premises for Tenant’s occupancy, other than the performance of Landlord’s Additional Premises Work and the Additional Premises Base Building Work. The taking of possession of the Additional Premises by Tenant shall be presumptive evidence as against Tenant that, at the time such possession was so taken, the Additional Premises were in good and satisfactory condition and that Landlord’s Additional Premises Work and the Additional Premises Base Building Work were substantially completed. Notwithstanding the foregoing, Tenant shall have the right to give Landlord notice of any latent defects in Landlord’s Additional Premises Work which defects were not (or would not have been) discernible after diligent examination of the Additional Premises, provided that such defects are not caused by any Tenant Party (as hereinafter defined), for a period of one hundred eighty (180) days after the substantial completion of Landlord’s Additional Premises Work, TIME OF THE ESSENCE. Landlord shall complete or repair any such items promptly, but any such items shall not affect the date of substantial completion of Landlord’s Additional Premises Work, the Additional Premises Base Building Work or the Additional Premises Commencement Date.

4. The Term of the Lease with respect to the Additional Premises shall expire on the Expiration Date of the Lease with respect to the Existing Premises. The Commencement Date and the Term with respect to the Existing Premises shall not be affected by the Additional Premises Commencement Date.

5. The references to the “Commencement Date” in the following provisions of the Lease shall continue to refer to the Commencement Date with respect to the Existing Premises, and shall be deemed to refer to the “Additional Premises Commencement Date” with respect to the Additional Premises: Subsections 1A, 1B(iv), 2A, 7C, 10A, 15A(iv), 26B(ii) and 26H(i), and Article 30. Except as specifically set forth herein, the term “Commencement Date” as used in the Lease shall be deemed to refer to the Commencement Date for the Existing Premises.

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6. Notwithstanding anything contained herein to the contrary, in the event that Landlord does not substantially complete Landlord’s Additional Premises Work and the Additional Premises Base Building Work on or before the date that is one (1) year after Landlord obtains permits for Landlord’s Additional Premises Work, for any reason other than (i) the unavailability or delay in delivery of any specialty items chosen by Tenant (e.g., floor coverings, lighting fixtures), (ii) Tenant Delay (as hereinafter defined), or (iii) Unavoidable Delay (as hereinafter defined), Tenant shall have the option to terminate this Lease with respect to the Additional Premises only upon thirty (30) days’ written notice to Landlord; provided, however, that in the event Landlord delivers possession of the Additional Premises to Tenant and the Additional Premises Commencement Date occurs within such thirty (30) day period, Tenant’s termination of this Lease with respect to the Additional Premises shall be null and void. If this Lease is terminated with respect to the Additional Premises pursuant to the provisions of this Section 6, neither party shall have any further obligations to the other hereunder with respect to the Additional Premises, except for those that expressly survive the expiration or earlier termination of this Lease, and Landlord shall return to Tenant, within thirty (30) days after the termination of the Lease with respect to the Additional Premises, any prepaid Minimum Rent with respect to the Additional Premises, the Additional Security (as defined in Section 13 below), and any amounts paid by Tenant to Landlord on account of Work Cost Overruns attributable to Landlord’s Additional Premises Work (which obligation shall survive the termination of the Lease). Landlord agrees that Landlord shall file applications for permits for Landlord’s Additional Premises Work promptly after the Plans and Plans Based Estimate for Landlord’s Additional Premises Work are finalized.

7. The last sentence of Subsection 1B(iv) of the Lease is deleted and replaced with the following, “Tenant shall coordinate all activities on and about the Premises relating to Tenant’s IT Installations and any of Tenant’s and its employees’, agents’ or contractors’ entries to the Existing Premises or the Additional Premises and the Building prior to the Commencement Date or the Additional Premises Commencement Date, as applicable, with Landlord, and Tenant shall not interfere with or hinder Landlord in the performance of Landlord’s Work or the Base Building Work, or Landlord’s Additional Premises Work or the Additional Premises Base Building Work, and any delay caused by such interference or hindrance shall be considered a Tenant Delay (as defined in Schedule B attached hereto).”

8. Exhibit 1 of the Lease shall be supplemented by adding the floor plans attached to this First Amendment as Exhibit A, at the end of Exhibit 1.

9. The Minimum Rent for the Fifth Floor Premises only shall be:

(a) Nine Hundred Forty Five Thousand One Hundred Fifty and 00/100 ($945,150.00) Dollars per annum ($78,762.50 per month) for the period commencing on the Additional Premises Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Fifth Floor Minimum Rent Commencement Date (as hereinafter defined); and

(b) One Million Eight Thousand One Hundred Sixty and 00/100 ($1,008,160.00) Dollars per annum ($84,013.33 per month) for the period commencing on the fifth (5th) anniversary of the Fifth Floor Minimum Rent Commencement Date through and including the Expiration Date.

10. Minimum Rent for the Sixth Floor Premises only shall be:

(a) Nine Hundred Eighty Two Thousand Nine Hundred Fifty Six and 00/100 ($982,956.00) Dollars per annum ($81,913.00 per month) for the period commencing on the Additional Premises Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Sixth Floor Minimum Rent Commencement Date (as hereinafter defined); and

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(b) One Million Forty Five Thousand Nine Hundred Sixty Six and 00/100 ($1,045,966.00) Dollars per annum ($87,163.83 per month) for the period commencing on the fifth (5th) anniversary of the Fifth Floor Minimum Rent Commencement Date through and including the Expiration Date.

11. Tenant shall pay the first monthly installment of Minimum Rent with respect to each of the Fifth Floor Premises and the Sixth Floor Premises simultaneously with Tenant’s execution of this First Amendment and delivery of the same to Landlord. Such amounts shall be applied to the first payment of Minimum Rent due for the Fifth Floor Premises and the Sixth Floor Premises, respectively, after the Fifth Floor Minimum Rent Abatement Period and the Sixth Floor Minimum Rent Abatement Period, as applicable, just as the payment of the first monthly installment of Minimum Rent due for the Existing Premises made by Tenant upon Tenant’s execution of the Lease and delivery of the same to Landlord shall be applied to the first payment of Minimum Rent due for the Existing Premises after the Minimum Rent Commencement Date.

12. Notwithstanding anything herein to the contrary, provided that Tenant is not in default under the Lease (as amended) beyond the expiration of any applicable grace or cure period, Tenant shall be entitled to a credit against the Minimum Rent due for the Fifth Floor Premises for the first nine (9) full calendar months following the Additional Premises Commencement Date (the “Fifth Floor Minimum Rent Abatement Period”). The day immediately following the last day of the Fifth Floor Minimum Rent Abatement Period is referred to herein as the “Fifth Floor Minimum Rent Commencement Date”.

13. Notwithstanding anything herein to the contrary, provided that Tenant is not in default under the Lease (as amended) beyond the expiration of any applicable grace or cure period, Tenant shall be entitled to a credit against the Minimum Rent due for the Sixth Floor Premises for the first six (6) full calendar months following the Additional Premises Commencement Date (the “Sixth Floor Minimum Rent Abatement Period”). The day immediately following the last day of the Sixth Floor Minimum Rent Abatement Period is referred to herein as the “Sixth Floor Minimum Rent Commencement Date”.

14. Subsection V.D. of the Lease Information Summary is hereby deleted and replaced with the following, “Tenant’s Proportionate Share: 38.775%.”

15. Subsection V.G. of the Lease Information Summary is deleted and replaced with the following, “Security Deposit: $3,742,794.00”. Within thirty (30) days of the date of this First Amendment, Tenant shall deliver to Landlord an amendment to the Letter of Credit previously delivered to Landlord in connection with the Lease, increasing the amount of the Letter of Credit by $1,928,106.00 (the “Additional Security”) from $1,814,688.00 to $3,742,794.00 (the “LC Amendment”). Tenant’s failure to timely deliver the LC Amendment to Landlord shall be a default under the Lease.

16. Tenant acknowledges that Tenant has received the Schedule A referenced in Subsection 1E(i) of the Lease, and therefore, Tenant waives its right to terminate the Lease pursuant to Subsection 1E(i) of the Lease.

17. Subsection 1E(ii) of the Lease is deleted in its entirety and replaced with the following:

“Landlord shall use commercially reasonable efforts to obtain an amended certificate of occupancy or temporary certificate of occupancy for the Building, increasing the maximum number of permitted occupants on each of the third (3rd) floor and the fourth (4th) floor of the Building (such temporary or permanent certificate of occupancy is referred to herein as the “Amended CO”) on or before the Commencement Date (subject to

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Unavoidable Delay not to exceed thirty (30) days, the “Amended CO Deadline”). In the event that Landlord is unable to obtain an Amended CO by the Amended CO Deadline, or if the Building’s certificate of occupancy is amended with respect to the third (3rd) floor only or the fourth (4th) floor only, as Tenant’s sole and exclusive remedy, the Minimum Rent Abatement Period shall be extended: (a) two (2) days for each day from and after the Commencement Date if Landlord is not able to obtain an Amended CO with respect to the entire Existing Premises; or (b) one (1) day for each day from and after the Commencement Date if Landlord is not able to obtain an Amended CO with respect to one of the floors of the Existing Premises (but Landlord is able to obtain an Amended CO for the other floor of the Existing Premises). In the event that Landlord obtains an Amended CO, but the permitted occupancy of the third (3rd) floor and/or the fourth (4th) floor of the Building is less than ninety (90) people, Tenant shall receive the following extensions of the Minimum Rent Abatement Period (in addition to any other extensions of the Minimum Rent Abatement Period expressly set forth herein), as applicable: (x) if the Amended CO allows a maximum permitted occupancy of 85 people or more on each of the third (3rd) floor and the fourth (4th) floor, Minimum Rent Abatement Period shall not be extended; (y) if the Amended CO allows a maximum permitted occupancy of between 75 people and 84 people on either or both of the third (3rd) floor and/or the fourth (4th) floor, the Minimum Rent Abatement Period shall be extended for two (2) additional calendar months (provided that if the reduced occupancy level only applies to one of the two floors of the Existing Premises, and the maximum permitted occupancy of the other floor is 85 people or more, Tenant shall only receive a fifty (50%) percent Minimum Rent Abatement for the additional two (2) calendar month period); and (z) if the Amended CO allows a maximum permitted occupancy of 74 or fewer people per floor on either or both of the third (3rd) floor and/or the fourth (4th) floor, the Minimum Rent Abatement Period shall be extended for four (4) additional calendar months (provided that if the reduced occupancy level only applies to one of the two floors of the Existing Premises, and the maximum permitted occupancy of the other floor of the Existing Premises is 85 people or more, Tenant shall only receive a fifty (50%) percent Minimum Rent Abatement for the additional four (4) calendar month period).”

18. Landlord shall use commercially reasonable efforts to obtain an amended certificate of occupancy or temporary certificate of occupancy for the Building increasing the maximum number of permitted occupants on each of the fifth (5th) floor and the sixth (6th) floor of the Building (such temporary or permanent certificate of occupancy is referred to herein as the “Amended Additional Premises CO”) on or before the Additional Premises Commencement Date (subject to Unavoidable Delay not to exceed thirty (30) days, the “Amended Additional Premises CO Deadline”). In the event that Landlord is unable to obtain an Amended Additional Premises CO by the Amended Additional Premises CO Deadline, or if the Building’s certificate of occupancy is amended with respect to the Fifth Floor Premises or the Sixth Floor Premises, but is not amended with respect to the other floor of the Additional Premises) as Tenant’s sole and exclusive remedy, the Fifth Floor Minimum Rent Abatement Period (if the Amended Additional Premises CO is not obtained with respect to the Fifth Floor Premises) and/or the Sixth Floor Minimum Rent Abatement Period (if the Amended Additional Premises CO is not obtained with respect to the Sixth Floor Premises) shall be extended two (2) days for each day from and after the Additional Premises

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Commencement Date that the Amended Additional Premises CO has not been obtained with respect to the entire Additional Premises or the applicable floor of the Additional Premises. In the event that Landlord obtains an Amended Additional Premises CO, but the permitted occupancy of the fifth (5th) floor and/or the sixth (6th) floor of the Building is less than ninety (90) people, Tenant shall receive the following extensions of the Fifth Floor Minimum Rent Abatement Period and/or the Sixth Floor Minimum Rent Abatement Period (in addition to any other extensions of the Fifth Floor Minimum Rent Abatement Period and Sixth Floor Minimum Rent Abatement Period expressly set forth herein), as applicable: (a) if the Amended Additional Premises CO allows a maximum permitted occupancy of 85 people or more on each of the fifth (5th) floor and the sixth (6th) floor, neither the Fifth Floor Minimum Rent Abatement Period nor the Sixth Floor Minimum Rent Abatement Period shall be extended; (b) if the Amended Additional Premises CO allows a maximum permitted occupancy of between 75 people and 84 people on either or both of the fifth (5th) floor and/or the sixth (6th) floor, the Fifth Floor Minimum Rent Abatement Period (if the reduced occupancy applies to the Fifth Floor Premises) and/or the Sixth Floor Minimum Rent Abatement Period (if the reduced occupancy applies to the Sixth Floor Premises), as applicable, shall be extended for two (2) additional calendar months; and (c) if the Amended Additional Premises CO allows a maximum permitted occupancy of 74 or fewer people per floor on either or both of the fifth (5th) floor and/or the sixth (6th) floor, the Fifth Floor Minimum Rent Abatement Period (if the reduced occupancy applies to the Fifth Floor Premises) and/or the Sixth Floor Minimum Rent Abatement Period (if the reduced occupancy applies to the Sixth Floor Premises) shall be extended for four (4) additional calendar months.

19. Subsection 4A(i) is modified to add the phrase “or Landlord’s Additional Premises Work or the Additional Premises Base Building Work” at the end of the definition of “Alterations”.

20. Subsection 4B(ii) is modified to delete the phrase, “Tenant’s notice to Landlord regarding a proposed Decorative Alteration should include” from the last sentence thereof.

21. The following phrase shall be added to the last sentence of Subsection 4C, “or Landlord’s Additional Premises Work or the Additional Premises Base Building Work”.

22. Landlord represents to Tenant that as of the Additional Premises Commencement Date, the Additional Premises shall comply with all Legal Requirements in effect as of the Additional Premises Commencement Date that are applicable to Landlord’s Additional Premises Work, the Additional Premises Base Building Work and the use of the Additional Premises for general and executive offices. The provisions of Subsection 6A of the Lease shall not apply to the Additional Premises.

23. Subsection 12F(vii) is amended to substitute the number “eight (8)” for the number “four (4)”. In no event shall Tenant be permitted to have more than two (2) subtenants per floor of the Premises.

24. The provisions of Subsection 12I of the Lease shall not apply to any sublease of the Sixth Floor Premises by Tenant for the period from the Additional Premises Commencement Date through the day immediately preceding the third (3rd) anniversary of the Sixth Floor Minimum Rent Commencement Date (the “Sixth Floor Sublease Period”). To the extent that any sublease of the Sixth Floor Premises by Tenant is for a term exceeding the Sixth Floor Sublease Period, or is for a term occurring after the Sixth Floor Sublease Period, Subsection 12I of the Lease shall apply to any part of the sublease term after the expiration of the Sixth Floor Sublease Period.

25. Schedule B of the Lease is hereby deleted in its entirety and replaced with Exhibit B attached hereto. All references to “Schedule B” in the Lease shall be deemed to refer to Exhibit B of this First Amendment.

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26. Landlord shall perform the work (the “Additional Premises Base Building Work”) listed on Exhibit C attached hereto in the Additional Premises at Landlord’s expense.

27. In addition to the condenser water that Landlord has agreed to furnish to the Existing Premises, Landlord agrees to provide up to ten (10) tons of condenser water per year to each of the Fifth Floor Premises and Sixth Floor Premises for Tenant’s Supplemental Units therein, on the terms and conditions described in Subsection 26B(iv) of the Lease.

28. The last sentence of Subsection 26C of the Lease is deleted and replaced with the following, “Notwithstanding the foregoing, Landlord shall permit the Tenant to use the freight elevator for up to fifty six (56) hours (which shall be used in four (4) hour increments) during Overtime Periods, free of charge, for Tenant’s initial move-in to the Premises.”

29. Subsection 28F of the Lease shall be deemed to apply to Landlord’s Additional Premises Work and the Additional Premises Base Building Work, as well as Landlord’s Work, the Base Building Work and Alterations.

30. Both references to “Landlord’s Work” in clause (b) of Article 30 of the Lease are deleted and replaced with the following, “Landlord’s Work and Landlord’s Additional Premises Work”.

31. Landlord consents in concept to Tenant’s installation of identifying signage on each of the fifth (5th) floor of the Building and the sixth (6th) floor of the Building, provided that the same comply with applicable Legal Requirements and are approved by Landlord, in Landlord’s reasonable discretion.

32. Subsection 31J of the Lease is deleted in its entirety and replaced with the following,

“Confidentiality. Landlord and Tenant each acknowledge that the terms and conditions of this Lease, as amended, are to remain confidential for each other’s benefit, and may not be disclosed by either of them to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent, other than to such party’s employees, consultants or lenders, or attorneys, accountants or similar professional advisors, and with respect to Landlord, to prospective purchasers or ground lessors of the Building and/or Real Property. The consent by Landlord or Tenant to any disclosures shall not be deemed to be a waiver on the part of Landlord or Tenant of any prohibition against any future disclosure.”

33. Supplementing the provisions of Subsection 31E of the Lease, provided that Tenant is not in default of the terms and conditions of the Lease (as amended), beyond the expiration of applicable notice, grace and cure periods, commencing on the date that is the earlier of: (a) the date that the office portion of the Building is fully leased and (b) the Additional Premises Commencement Date, Landlord shall provide the Named Tenant (as hereinafter defined) with a block sign in the lobby desk of the Building (the “Lobby Desk”) with the Named Tenant’s name and/or logo (“Tenant’s Lobby Block Sign”). Tenant acknowledges that each of the other tenants of the Building shall also be permitted to have a block sign in the Lobby Desk; provided that: (x) no tenant occupying the same number of floors or fewer floors of the Building than Tenant shall be permitted to have a block sign in the Lobby Desk that is larger than Tenant’s Lobby Block Sign; (y) Tenant’s Lobby Block Sign will be located on the top shelf of the Lobby Desk display; and (z) Tenant’s Lobby Block Sign will occupy the entire length of the top shelf of the Lobby Desk, as shown on Exhibit D attached hereto. Landlord will use Named Tenant’s name and logo as depicted on Exhibit E attached hereto (the “Approved Name and Logo”) in Tenant’s Lobby Block Sign. Any change in the Approved Name and Logo must be approved by Landlord in Landlord’s sole discretion. In the event that

7

Landlord, at Landlord’s sole discretion, elects to change the Lobby Desk of the Building so that it no longer displays tenants’ signs generally, Landlord shall provide Named Tenant with a sign in the lobby of the Building with the Approved Name and Logo (or such other name and/or logo that is approved by Landlord in Landlord’s sole discretion) that is comparable in size and visibility to Tenant’s Lobby Sign depicted on Exhibit D attached hereto (the “Alternative Tenant Lobby Sign”). If Landlord determines that Landlord will no longer use the Lobby Desk for tenants’ sign displays, and instead provides Tenant with the Alternative Tenant Lobby Sign, Landlord represents that Landlord shall not permit any tenant occupying the same number of floors or fewer floors of the Building than Tenant to have a sign in the lobby of the Building that is larger or more visible than the Alternative Tenant Lobby Sign. As used herein, the term “Named Tenant”, shall mean the tenant originally named in the Lease, or a Related Entity of such Named Tenant.

34. Landlord shall, at Tenant’s request, and at Tenant’s sole, but reasonable, cost and expense, replace the front panels in the Lobby Desk depicted on Exhibit E attached hereto with a single piece of glass so that the view of Tenant’s Lobby Block sign from the front of the Lobby Desk will not be obstructed.

35. Supplementing the provisions of Subsection 31I of the Lease, in addition to Tenant’s Annual Roof Exclusive, Tenant shall have the right to the right to exclusively use the Roof Terrace after Ordinary Building Hours on up to ten (10) additional occasions (the “Additional Roof Terrace Events”), with no fee (but otherwise in accordance with Landlord’s rules and regulations); provided, however, that Tenant shall not hold more than one (1) Additional Roof Terrace Event per Roof Season. Tenant acknowledges that Tenant must request the date for any Additional Roof Terrace Event by April 15th of the applicable year, TIME OF THE ESSENCE. In the event that Tenant does not submit a date to Landlord for its Additional Roof Terrace Event by April 15th of the applicable year, Tenant shall not be permitted to have an Additional Roof Terrace Event for such Roof Season.

36. Landlord hereby consents in concept to the installation of a shower in the Additional Premises as part of Landlord’s Additional Premises Work, subject to the provisions of Exhibit B hereof. Tenant shall be responsible for repairing any water damage to the Premises, and the cost of repairing any water damage to the Building, due to any Tenant Party’s use of the shower. Tenant acknowledges that the shower would be a Specialty Alteration that Landlord may require Tenant to remove from the Premises (and restore any damage caused by such removal) at the end of the Term.

37. Landlord consents in concept to the installation of a kitchen in the Additional Premises as part of Landlord’s Additional Premises Work, subject to the provisions of Exhibit B hereof, including, without limitation, that such kitchen complies with all applicable Legal Requirements and is in a location in the Additional Premises designated by Landlord; provided, however, that if Tenant’s installation of a kitchen in the Premises requires an amendment to the certificate of occupancy for the Building: (i) Tenant shall be responsible for obtaining such amendment in accordance with Legal Requirements, at Tenant’s sole cost (provided that Landlord shall reasonably cooperate with Tenant in obtaining such amendment to the certificate of occupancy at no cost or liability to Landlord); and (ii) Landlord shall be relieved of any penalties described in Section 18 above, if the proposed kitchen use delays the issuance of the Amended Additional Premises CO. Tenant acknowledges that the kitchen shall be deemed to be a Specialty Alteration that Landlord may require Tenant to remove from the Premises (and repair any damage caused by such removal) at the end of the Term. In the event that a kitchen is installed in the Additional Premises as part of Landlord’s Additional Premises Work, Landlord hereby consents to Tenant cooking in the Additional Premises. Notwithstanding the foregoing, Tenant shall not cause or permit any odors of cooking or other objectionable odors to emanate from the Premises, and if such odors or fumes emanate from the Premises, Tenant shall within three (3) days’ notice from Landlord install or commence to install, at its own cost and expense, reasonable control devices or procedures to eliminate such odors, and complete such installation as expeditiously as possible. Landlord further consents in concept to Tenant’s installation of venting equipment relating to the proposed kitchen in a location designated by Landlord, provided that all such venting equipment must be of a type that does not allow odors to permeate the Building or any common areas thereof, including, without limitation the rooftop of the Building.

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38. Subsection 31N of the Lease is deleted in its entirety and replaced with the following,

“Tenant shall have the right to use the fire stairwells adjacent to the Existing Premises and Additional Premises (and between the Existing Premises and Additional Premises) as internal circulation stairs subject to any applicable Legal Requirements. Tenant may make code-compliant security and aesthetic Alterations within the fire stairwells with Landlord’s prior review and approval, and otherwise subject to the provisions of Article 4 of this Lease. Tenant may install, at its own expense, a card access system to each floor of the Premises, in accordance with the applicable provisions of this Lease and applicable Legal Requirements.”

39. Tenant represents and warrants that Tenant has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this First Amendment, and that insofar as Tenant knows no other broker negotiated this First Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this First Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord represents and warrants that Landlord has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this First Amendment, and that insofar as Landlord knows no other broker negotiated this First Amendment or is entitled to any commission in connection therewith. Landlord shall pay any commission due to RFR Realty LLC and Cushman & Wakefield, Inc. in connection with this First Amendment pursuant to a separate written agreement.

40. Except as specifically set forth in this First Amendment, the Lease and all covenants, agreements, terms and conditions thereof: (a) shall apply equally to the Additional Premises and the remainder of the Premises, (b) remain in full force and effect, and (c) are, in all respects, ratified and confirmed.

41. The covenants, agreements, terms and conditions contained in this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

42. This First Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: Chief Operating Officer

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EXHIBIT A

FLOOR PLAN OF THE ADDITIONAL PREMISES

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE ADDITIONAL PREMISES. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

11

90 5th Avenue
Open Layout

AJ Camhi
212 509-7777
acamhi@rfr.com

Oliver Katcher
212 883-0526
okatcher@rfr.com

Dn
Up
Elevator to Roof Terrace
HVAC Room
Dn
Up
Tel.
Elec.
14th Street
Fifth Avenue

RFR
RFR REALTY LLC

For complete listings, visit
www.RFRspace.com

N Not to scale. All dimensions and conditions are approximate and for information only.

905th Avenue Open Layout AJ Camhi 212509-777 acamhi@rfr.com Oliver Katcher 212883-0526okatcher@rfr.com

90 5th Avenue
Open Layout

AJ Camhi
212 509-7777
acamhi@rfr.com

Oliver Katcher
212 883-0526
okatcher@rfr.com

Dn
Up
HVAC Room
Elevator to Roof Terrace
Dn
Up
Tel.
Elec.
14th Street
Fifth Avenue

RFR
RFR REALTY LLC

For complete listings, visit
www.RFRspace.com

N
Not to scale. All dimensions and conditions are approximate and for information only.

905th Avenue Open Layout AJ Camhi 212 509-7777 acamhi@rfr.com Oliver Katcher 212 883-0526 okatcher@rfr.com

EXHIBIT B

LANDLORD’S WORK

Except as otherwise specifically provided herein, Landlord, at its expense, and in accordance with all Legal Requirements, shall build the Existing Premises (“Landlord’s Work”) and the Additional Premises (the “Landlord’s Additional Premises Work”) in accordance with plans and specifications (the “Plans”) to be prepared by Landlord’s architect and approved by Tenant, as set forth herein.

On or before the tenth (10th) business day following the date of the Lease, Tenant, its architect and its other representatives shall furnish Landlord with any information necessary to enable Landlord to prepare the Plans for Landlord’s Work and to prepare an estimate of the cost of the work depicted in the Plans (the “Plans Based Estimate”). Landlord shall submit the Plans and the Plans Based Estimate for Landlord’s Work for Tenant’s approval, which submission shall include a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO SCHEDULE B OF THE LEASE, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SEVEN (7) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH SEVEN (7) BUSINESS DAY PERIOD SHALL BE DEEMED TO BE A TENANT DELAY.”. Landlord shall identify in the Plans for Landlord’s Work, any items of Landlord’s Work that would cost materially more than ordinary office installations to remove (such as raised floors, vaults, internal staircases, pneumatic tubes and vertical and horizontal transportation systems), that Landlord may require Tenant to remove from the Premises at the end of the Term pursuant to the provisions of Subsection 4H of the Lease (“Specialty Work Items”). Tenant shall approve or disapprove the Plans and Plans Based Estimate for Landlord’s Work within seven (7) business days after Landlord’s submission of the same to Tenant. If Tenant shall object to or request revisions to any part of the Plans or the Plans Based Estimate for Landlord’s Work, such objections and revisions shall be made in writing (a “Tenant Objection Notice”) and given to Landlord during the aforementioned seven (7) business day period. Tenant’s failure to respond to the Plans and Plans Based Estimate for Landlord’s Work within such seven (7) business day period shall be deemed to be a Tenant Delay. Tenant’s objections and/or revisions shall be described in any Tenant Objection Notice in sufficient detail to enable Landlord to modify such Plans or the Plans Based Estimate for Landlord’s Work in order to make them acceptable to Tenant. Landlord shall promptly modify the Plans and the Plans Based Estimate for Landlord’s Work to reflect Tenant’s objections and revisions and submit such revised Plans and Plans Based Estimate for Landlord’s Work to Tenant with a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO SCHEDULE B OF THE LEASE, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN FIVE (5) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH FIVE (5) BUSINESS DAY PERIOD SHALL BE DEEMED TO BEA TENANT DELAY.”. Tenant shall respond to such revised Plans and the revised Plans Based Estimate for Landlord’s Work within five (5) business days of Tenant’s receipt thereof. In the event that Tenant submits a Tenant Objection Notice with respect to the revised Plans and/or Plans Based Estimate for Landlord’s Work after the five (5) business day period described in the preceding sentence, such delay shall be deemed to be a Tenant Delay (as hereinafter defined).

On or before the tenth (10th) business day following the date of the First Amendment, Tenant, its architect and its other representatives shall furnish Landlord with any information necessary to enable Landlord to prepare the Plans for Landlord’s Additional Premises Work and to prepare the Plans Based Estimate for Landlord’s Additional Premises Work. Landlord shall submit the Plans and the Plans Based Estimate for Landlord’s Additional Premises Work for Tenant’s approval, which submission shall include

14

a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO EXHIBIT B OF THE FIRST AMENDMENT, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SEVEN (7) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH SEVEN (7) BUSINESS DAY PERIOD SHALL BE DEEMED TO BE A TENANT DELAY.”. Landlord shall identify in the Plans for Landlord’s Additional Premises Work, any items of Landlord’s Additional Premises Work that are Specialty Work Items. Tenant shall approve or disapprove the Plans and Plans Based Estimate for Landlord’s Additional Premises Work within seven (7) business days after Landlord’s submission of the same to Tenant. If Tenant shall object to or request revisions to any part of the Plans or the Plans Based Estimate for Landlord’s Additional Premises Work, Tenant shall deliver a Tenant Objection Notice to Landlord during the aforementioned seven (7) business day period. Tenant’s failure to respond to the Plans and Plans Based Estimate for Landlord’s Additional Premises Work within such seven (7) business day period shall be deemed to be a Tenant Delay. Tenant’s objections and/or revisions shall be described in any Tenant Objection Notice in sufficient detail to enable Landlord to modify such Plans or the Plans Based Estimate for Landlord’s Additional Premises Work in order to make them acceptable to Tenant. Landlord shall promptly modify the Plans and the Plans Based Estimate for Landlord’s Additional Premises Work to reflect Tenant’s objections and revisions and submit such revised Plans and Plans Based Estimate for Landlord’s Additional Premises Work to Tenant with a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO EXHIBIT B OF THE FIRST AMENDMENT, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN FIVE (5) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED PLANS AND PLANS BASED ESTIMATE WITHIN SUCH FIVE (5) BUSINESS DAY PERIOD SHALL BE DEEMED TO BEA TENANT DELAY.”. Tenant shall respond to such revised Plans and the revised Plans Based Estimate for Landlord’s Additional Premises Work within five (5) business days of Tenant’s receipt thereof. In the event that Tenant submits a Tenant Objection Notice with respect to the revised Plans and/or Plans Based Estimate for Landlord’s Additional Premises Work after the five (5) business day period described in the preceding sentence, such delay shall be deemed to be a Tenant Delay (as hereinafter defined).

Landlord shall obtain no less than three (3) general contractor bids for Landlord’s Work and for Landlord’s Additional Premises Work from general contractors selected by Landlord. Landlord shall disclose the bids to Tenant promptly after Landlord’s receipt thereof.

Notwithstanding anything to the contrary contained in this Schedule B, Tenant acknowledges that Landlord shall not be obligated to incur costs in excess of $3,276,520.00 in connection with Landlord’s Work, Landlord’s Additional Premises Work, or the Additional Work (as hereinafter defined)) (the “Landlord’s Work Cap”), including the cost of preparing the Plans, Additional Work Plans (as hereinafter defined), Plans Based Estimate and Post-Plans Based Estimate (as hereinafter defined). No more than fifteen (15%) percent of the Landlord’s Work Cap shall be applied to architectural and engineering fees (collectively, “Soft Costs”) associated with Landlord’s Work and Landlord’s Additional Premises Work (the “Soft Cost Cap”). Landlord acknowledges that no freight elevator fees, supervisory fees or other fees that would ordinarily be charged to Tenant in connection with a Tenant Alteration, will be charged in connection with the Base Building Work or the Additional Premises Base Building Work, or added to the expenses incurred by Landlord (or otherwise charged to Tenant), as part of Landlord’s Work costs or Landlord’s Additional Premises Work costs. Furthermore, neither the Base Building Work described in Schedule C attached to the Lease, nor the Additional Premises Base Building Work described on Exhibit C of the First Amendment, shall be deemed to be part of Landlord’s Work or Landlord’s Additional Premises Work hereunder. Notwithstanding anything herein to the contrary, in no event shall Tenant be required to pay any amount with respect to the Landlord’s Work (including Additional Work) or Landlord’s Additional Premises Work (including Additional Work in the Additional Premises) in excess of the amount, if any, by which the actual, third-party, out of pocket cost thereof is in excess of the Landlord’s Work Cap, or the Soft

15

Costs thereof are in excess of the Soft Cost Cap. Any excess funds paid by Tenant shall be promptly refunded to Tenant. In the event that Tenant has not paid to Landlord the full amount of Landlord’s actual, out-of-pocket costs incurred in connection with Landlord’s Work, Landlord’s Additional Premises Work, or any Additional Work, in excess of Landlord’s Work Cap or the Soft Cost Cap based on the Plans Based Estimate or Post-Plans Based Estimate (as hereinafter defined), Tenant shall pay any amounts due to Landlord: (i) in connection with Landlord’s Work or any Additional Work relating to the Existing Premises within ten (10) business days after substantial completion of Landlord’s Work and any Additional Work relating to the Existing Premises; and (ii) in connection with Landlord’s Additional Premises Work or any Additional Work relating to the Additional Premises within ten (10) business days after substantial completion of Landlord’s Additional Premises Work and any Additional Work relating to the Additional Premises. Tenant acknowledges that at least $630,100.00 of Landlord’s Work Cap must be allocated to each of the third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of the Premises.

In the event that the final Plans Based Estimates for Landlord’s Work and Landlord’s Additional Premises Work reflects that the cost of Landlord’s Work and Landlord’s Additional Premises Work will exceed the Landlord’s Work Cap or that the Soft Costs of Landlord’s Work and Landlord’s Additional Premises Work will exceed the Soft Cost Cap (each, a “Plan Work Cost Overrun”), and the total Plan Work Cost Overrun is less than $1,008,160.00 (the “Overrun Cap”), Tenant shall pay to Landlord, as Additional Rent: (i) fifty (50%) percent of the Plan Work Cost Overruns within five (5) business days after Landlord’s request therefor, and in any event, before Landlord commences Landlord’s Work (or Landlord’s Additional Premises Work, if the Plan Work Cost Overrun occurs in connection with Landlord’s Additional Premises Work) and (ii) fifty (50%) percent of the Plan Work Cost Overruns within ten (10) business days after substantial completion of Landlord’s Work (or Landlord’s Additional Premises Work, if the Plan Work Cost Overrun occurs in connection with Landlord’s Additional Premises Work). If the total Plan Work Cost Overruns exceed the Overrun Cap, Tenant shall pay to Landlord as Additional Rent: (a) an amount equal to: (x) fifty (50%) percent of the total Plan Work Cost Overrun up to the Overrun Cap, plus (y) one hundred (100%) percent of the difference between the total amount of the Plan Work Cost Overrun and the Overrun Cap within five (5) business days after Landlord’s request therefor, and in any event, before Landlord commences Landlord’s Work (or Landlord’s Additional Premises Work, in the event that the Plan Work Cost Overruns occur in connection with Landlord’s Additional Premises Work) and (b) the remaining amount of the Plan Work Cost Overrun within ten (10) business days after substantial completion of Landlord’s Work (or Landlord’s Additional Premises Work (if any amounts remain due), in the event that the Plan Work Cost Overruns occur in connection with Landlord’s Additional Premises Work). For example, if after the Plans Based Estimate for Landlord’s Work is prepared, the total amount of the Plan Work Cost Overruns (for Landlord’s Work) are $1,200,000.00, Tenant would pay to Landlord an amount equal to $695,920.00 prior to the commencement of Landlord’s Work within five (5) business days of Tenant’s receipt of an invoice from Landlord, and the remainder of any Work Cost Overruns in connection with Landlord’s Work within ten (10) business days after Landlord’s Work is substantially complete. If after the Plans Based Estimate for Landlord’s Additional Premises Work is prepared, the total amount of the Plan Work Cost Overruns (for Landlord’s Work and Landlord’s Additional Premises Work) increase to $1,300,000.00, Tenant would pay to Landlord an amount equal to $100,000.00 prior to the commencement of Landlord’s Additional Premises Work within five (5) business days of Tenant’s receipt of an invoice from Landlord, and any balance for Plan Work Cost Overruns in connection with Landlord’s Additional Premises Work would be due within ten (10) business days after Landlord’s Additional Premises Work is substantially complete.

In the event that Tenant requests that Landlord perform additional work in the Premises or the Additional Premises beyond that depicted in the Plans and the Plans Based Estimate for the Existing Premises or the Additional Premises, or Tenant requests that Landlord substitute any previously approved item or quantity of work reflected in the Plans and the Plans Based Estimate for Landlord’s Work or Landlord’s Additional Premises Work (any of the foregoing being referred to as “Additional Work”), Landlord shall prepare the plans for such Additional Work (the “Additional Work Plans”) at Tenant’s expense.

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Based upon the Additional Work Plans, Landlord shall estimate reasonably the cost of the Additional Work depicted thereon (the “Post-Plans Based Estimate”) and advise Tenant thereof. If Tenant fails to withdraw its request for such Additional Work within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate for Landlord’s Work or Landlord’s Additional Premises Work, Tenant shall be deemed to have approved such Additional Work and Post-Plans Based Estimate thereof. If the cost of the Additional Work causes the total cost of Landlord’s Work and Landlord’s Additional Premises Work to exceed the Landlord’s Work Cap (the “Additional Work Cost Overruns”, and together with the Plan Work Cost Overruns, the “Work Cost Overruns”), to the extent that the Additional Work Cost Overruns do not cause the total Work Cost Overruns to exceed the Overrun Cap, Tenant shall pay to Landlord, as Additional Rent: (i) fifty (50%) percent of the total amount of the Additional Work Cost Overruns within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate for Landlord’s Work or Landlord’s Additional Premises Work, as applicable, and (ii) fifty (50%) percent of the total amount of the Additional Work Cost Overruns within ten (10) business days of the date that the Landlord’s Work, or Landlord’s Additional Premises Work (if the Additional Work relates to the Additional Premises) is substantially completed. In the event that the Additional Work causes the total Work Cost Overruns to exceed the Overrun Cap, Tenant shall pay to Landlord as Additional Rent: (a) an amount equal to: (x) fifty (50%) percent of the Work Cost Overruns up to the Overrun Cap, plus (y) one hundred (100%) percent of the difference between the total amount of the Work Cost Overruns and the Overrun Cap, less any amounts previously paid with respect to Work Cost Overruns, within seven (7) days after Tenant’s receipt of the Post-Plans Based Estimate for Landlord’s Work or Landlord’s Additional Premises Work, as applicable, and in any event, before Landlord commences the Additional Work and (b) the remaining amount of the Additional Work Cost Overruns within ten (10) business days after substantial completion of Landlord’s Work or Landlord’s Additional Premises Work, as applicable.

For example, if the Plan Work Cost Overrun is $1,000,000.00 for Landlord’s Work, Tenant will pay to Landlord, prior to the commencement of Landlord’s Work, within five (5) business days of Tenant’s receipt of an invoice from Landlord, an amount equal to $500,000.00. If Tenant requests Additional Work relating to the Existing Premises that results in an Additional Work Cost Overrun of $100,000.00 (increasing the total Work Cost Overrun to $1,100,000.00 for Landlord’s Work), Tenant will be required to pay to Landlord, within seven (7) days of Tenant’s receipt of the Post-Plans Based Estimate for Landlord’s Work and before Landlord commences the Additional Work in the Existing Premises, an amount equal to $95,920.00 (50% of the Work Cost Overrun up to the Overrun Cap, plus the difference between the total Work Cost Overruns and the Overrun Cap, less the amount previously paid by Tenant in connection with Work Cost Overruns). Tenant would be required to pay the remainder of the Work Cost Overruns for the Existing Premises within ten (10) business days after substantial completion of Landlord’s Work. If then, the Plans Based Estimate for Landlord’s Additional Premises Work shows an additional Work Cost Overrun in the amount of $100,000.00 (increasing the Work Cost Overrun to $1,200,000.00 for Landlord’s Work, Additional Work for the Existing Premises and Landlord’s Additional Premises Work), Tenant will be required to pay to Landlord, within seven (7) days of Tenant’s receipt of the Plans Based Estimate for Landlord’s Additional Premises Work, an amount equal to $100,000.00 (50% of the total Work Cost Overrrun up to the Overrun Cap, plus the difference between the total Work Cost Overruns and the Overrun Cap, less the amount previously paid by Tenant in connection with Work Cost Overruns), and any balance of the Work Cost Overruns would be due from Tenant within ten (10) business days after substantial completion of Landlord’s Additional Premises Work.

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If in Landlord’s commercially reasonable judgment, any items of Landlord’s Work, Landlord’s Additional Premises Work or any Additional Work shall involve Long Lead Work (as hereinafter defined), then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease, or a fixed Additional Premises Commencement Date, as applicable (allowing a reasonable time for the performance of Landlord’s Work and/or Landlord’s Additional Premises Work, as applicable, in absence of the necessity of performing the Long Lead Work). If the parties cannot agree upon a fixed Commencement Date or Additional Premises Commencement Date, as applicable, then Landlord shall have the right to decline to perform such Long Lead Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord’s Work or Landlord’s Additional Premises Work, as applicable, and any other (non-objected to by Landlord) Additional Work.

David Snider shall be deemed to be the agent of Tenant who is duly authorized to bind and act for Tenant in all respects with respect to Landlord’s Work, Landlord’s Additional Premises Work and any Additional Work.

All submissions and notices with respect to the Plans, Plans Based Estimates, Post-Plans Based Estimates, Landlord’s Work, Landlord’s Additional Premises Work or Additional Work, shall be given in accordance with the provisions of Article 25 of this Lease.

Landlord shall assign to Tenant any rights that Landlord has under any manufacturer or supplier warranties obtained by Landlord in connection with Landlord’s Work and Landlord’s Additional Premises Work, to the extent that the same are assignable. To the extent that such warranties are not assignable, Landlord shall reasonably cooperate with Tenant to facilitate Tenant obtaining the benefit of any such warranties.

For purposes of establishing the Commencement Date of the Lease or the Additional Premises Commencement Date, as applicable, Landlord’s Work or Landlord’s Additional Premises Work, as applicable, shall be deemed to have been substantially completed on, and the date of substantial completion of Landlord’s Work or Landlord’s Additional Premises Work shall be, the earlier of (1) the date on which Landlord’s Work or Landlord’s Additional Premises Work (as applicable) has been completed substantially in accordance with the applicable Plans and Additional Work Plans (if any), or would have been completed but for any Tenant Delay, it being agreed that the substantial completion of Landlord’s Work or Landlord’s Additional Premises Work (as applicable) shall be deemed to have occurred notwithstanding the fact that (A) minor details, balancing or adjustments may not then have been completed, provided that such incomplete work shall not materially interfere with Tenant’s use of the Existing Premises or Additional Premises (as applicable), (B) any Long Lead Work remains to be performed, or (C) any work which, in accordance with good construction scheduling practice, must be sequenced to follow completion of any Long Lead Work or any Alterations to be performed by Tenant, remains to be performed, and (2) the date on which Tenant takes occupancy of any portion of the Existing Premises (with respect to the Commencement Date) or the Additional Premises (with respect to the Additional Premises Commencement Date) for the conduct of its business. Notwithstanding the foregoing, the establishment of a Commencement Date that is earlier than the date that Landlord’s Work is actually substantially completed, or a Additional Premises Commencement Date that is earlier than the date that Landlord’s Additional Premises Work is actually substantially completed shall not relieve Landlord of its obligation to substantially complete Landlord’s Work, or Landlord’s Additional Premises Work, as applicable. The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed, or is not part of a customary office installation (such as kitchen equipment) to the extent that such installation is reasonably anticipated to cause an actual delay in the substantial completion of Landlord’s Work or Landlord’s Additional Premises Work, or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired, so that in Landlord’s reasonable judgment, such item will delay the substantial completion of Landlord’s Work, or Landlord’s Additional Premises Work, as applicable, beyond the date on which Landlord’s Work or Landlord’s Additional Premises Work, as applicable, would have otherwise been substantially completed.

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In addition, Long Lead Work shall include any item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. Landlord shall notify Tenant if any item in the Plans or Additional Work Plans constitutes Long Lead Work at the time that the Plans or Additional Work Plans are submitted to Tenant for review, to the extent that any delays are then known to Landlord, or otherwise, promptly after Landlord obtains actual knowledge of a potential delay. If Landlord obtains actual knowledge of Long Lead Work after the Plans or Additional Work Plans are approved, at the time that Landlord notifies Tenant of such Long Lead Work, Landlord shall, to the extent reasonably possible, suggest substitutions or alternatives to the Long Lead Work item, that would not cause a delay in Landlord’s Work or Landlord’s Additional Premises Work (or that would minimize such delay). The term “Tenant Delay” shall mean any actual delay that Landlord encounters in commencing or performing Landlord’s Work or Landlord’s Additional Premises Work (or any portion thereof) or in the preparation of the Plans or Plans Based Estimate or Additional Work Plans or Post-Plans Based Estimate by reason of any failure by Tenant to comply with the provisions of this Schedule B, any Additional Work, changes to Landlord’s Work or Landlord’s Additional Premises Work requested by Tenant after the Plans are finally approved, or similar act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors. Landlord shall promptly notify Tenant after Landlord has actual knowledge of a Tenant Delay, which notice shall state in reasonable detail the basis of such Tenant Delay (a “Tenant Delay Notice”). In the event that Landlord fails to deliver to Tenant a Tenant Delay Notice within five (5) business days of the occurrence thereof (which notice may be by e-mail to                ), Landlord shall be barred from later claiming that such Tenant act or omission constituted a Tenant Delay. Any period of a Tenant Delay shall not exceed the time period that Landlord was actually delayed as a result of such Tenant Delay and any simultaneous Tenant Delays shall be deemed to run concurrently (rather than consecutively) and shall not be “double counted”. In the event that the Commencement Date or Additional Premises Commencement Date is accelerated due to a Tenant Delay or Long Lead Work, Landlord shall continue to work diligently to complete Landlord’s Work or Landlord’s Additional Premises Work (as applicable) and the Base Building Work or Additional Premises Base Building Work (as applicable). If Landlord’s Work and the Base Building Work are not substantially completed within the period of the Tenant Delay or delay caused by Long Lead Work, the Minimum Rent Abatement Period shall be deemed to be extended on a day for day basis for each day that Landlord’s Work and the Base Building Work has not been substantially completed after the period of the Tenant Delay or Long Lead Work delay has expired. Similarly, if Landlord’s Additional Premises Work and the Additional Premises Base Building Work is not substantially completed within the period of the Tenant Delay or delay caused by Long Lead Work, the Additional Premises Minimum Rent Abatement Period shall be deemed to be extended on a day for day basis for each day that Landlord’s Additional Premises Work and the Additional Premises Base Building Work has not been substantially completed after the period of the Tenant Delay or Long Lead Work delay has expired. For example, if Landlord and Tenant agree that substantial completion of Landlord’s Work has been delayed for thirty (30) days due to Tenant Delay or Long Lead Work, and accordingly, agree to a Commencement Date of November 1st, if Landlord’s Work is not substantially completed by December 1st, Tenant shall receive a day for day extension of the Minimum Rent Abatement Period for each day from and after December 1st that Landlord’s Work is not substantially completed.

In the event of any dispute in connection with Landlord’s Work or Landlord’s Additional Premises Work, including, without limitation, whether a Tenant Delay has occurred or whether Landlord’s Work or Landlord’s Additional Premises Work has been substantially completed, either Landlord or Tenant may refer the matter to Andrew VanderVeen at VanderVeen Associates (the “Consultant”). The party that refers the matter to the Consultant must give simultaneous notice to the other party regarding the same (the “Dispute Notice”). The parties shall meet with a representative of the Consultant within five (5) business days of the date of the Dispute Notice to present its case to the Consultant’s representative. The decision of the Consultant’s representative shall be rendered within five (5) business days of such meeting, and shall be final and binding on both of the parties. Landlord and Tenant shall share equally the Consultant’s fees in connection with resolving any such dispute. The foregoing procedure is referred to herein as the “Work Dispute Resolution Procedure”.

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EXHIBIT C

ADDITIONAL PREMISES BASE BUILDING WORK

Landlord shall, at its expense, perform the following work and installations in the Additional Premises prior to the Additional Premises Commencement Date:

•	The fan coil units will be delivered in good working condition.

•	Landlord shall make available a reasonable number of connection points and tie-ins to connect the Additional Premises to the Building’s Class-E fire system.

•	Windows will be delivered in good working order.

•	Drywall the perimeter and the core walls up to the ceiling.

•	Encase the existing columns with sheetrock.

•	Patch the ceiling.

•	Install a submeter or submeters to measure Tenant’s electrical consumption in the Additional Premises.

•	Deliver to Tenant Landlord’s ACP-5 for the Additional Premises for Tenant’s records.

•	Any Hazardous Substances existing in the Additional Premises as of the date hereof shall be removed or otherwise remediated in accordance with applicable Legal Requirements;

•

Build men’s and women’s bathrooms on the fifth (5th) and sixth (6th) floors of the Building that are substantially similar in design and materials to the men’s and women’s bathrooms on the third (3rd) floor of the Building, except that no medicine cabinets will be installed in the fifth (5th) or sixth (6th) floor bathrooms.

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EXHIBIT D

TENANT’S LOBBY BLOCK SIGN LOCATION

THE ATTACHED RENDERING IS A CONCEPTUAL RENDERING INTENDED TO SHOW ONLY THE APPROXIMATE LOCATION AND APPROXIMATE PROPORTIONAL SIZE OF TENANT’S LOBBY BLOCK SIGN IN THE LOBBY DESK. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE.

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URBAN COMPASS Company A Company B Company C Company D

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EXHIBIT E

TENANT’S NAME AND LOGO

(See attached.)

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URBAN COMPASS Company A Company B Company C Company D

SECOND AMENDMENT OF LEASE

SECOND AMENDMENT OF LEASE (this “Second Amendment”) made as of this 9th day of April, 2015, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., having an office at 90 Fifth Avenue, New York, New York 10011 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into a Lease, dated as of July 23, 2014 (the “Original Lease”), which Original Lease was amended by First Amendment of Lease dated as of October 6, 2014 (the “First Amendment” and together with the Original Lease, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd, 4th, 5th and 6th floors (the “Current Premises”), as more particularly described in the Lease, in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord the entire seventh (7th) floor (the “7th Floor Premises”) of the Building, in addition to the Current Premises; and

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. The definition of “Premises” in Section IIIA of the Lease Information Summary (as revised by Section 2 of the First Amendment) is hereby deleted and replaced with the following, “The entire third (3rd) fourth (4th), fifth (5th), sixth (6th) and seventh (7th) floors of the Building, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.”

3. (a) The Term of the Lease with respect to the 7th Floor Premises shall commence on the date that: (i) this Second Amendment is fully executed and delivered to Tenant, and (ii) Landlord delivers the 7th Floor Premises to Tenant in broom clean condition, vacant, and free of all tenancies and occupancies (the “7th Floor Commencement Date”).

(b) Tenant agrees to accept possession of the 7th Floor Premises in the condition which shall exist on the 7th Floor Commencement Date “as is” subject to the completion of Landlord’s 7th Floor Work (as defined in Exhibit B attached hereto), and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the 7th Floor Premises for Tenant’s occupancy, other than the performance of Landlord’s 7th Floor Work. The taking of possession of the 7th Floor Premises by Tenant shall be presumptive evidence as against Tenant that, at the time such possession was so taken, the 7th Floor Premises were in good and satisfactory condition, subject to the completion of Landlord’s 7th Floor Work. Notwithstanding the foregoing, Tenant shall have the right to give Landlord notice of any latent defects in Landlord’s 7th Floor Work which defects were not (or would not have been) discernible after diligent examination of the 7th Floor Premises, provided that such defects are not caused by any Tenant Party, for a period of one hundred eighty (180) days after the date that Landlord’s 7th Floor Work is actually substantially completed, TIME OF THE ESSENCE. Landlord shall complete or repair any such items promptly, but any such items shall not affect the 7th Floor Minimum Rent Commencement Date. Tenant further acknowledges that Landlord shall perform Landlord’s 7th Floor Work in the 7th Floor Premises after the 7th Floor Commencement Date, and accordingly, Tenant shall provide to Landlord and its agents, employees and contractors, access to the 7th Floor Premises at all times for the purpose of performing (or preparing to perform), Landlord’s 7th Floor Work, and shall not interfere with the performance of such work at any time. Any interference by Tenant or any Tenant Party with Landlord’s, or its agents’, employees’ or contractors’ performance of Landlord’s 7th Floor Work shall be a Tenant Delay hereunder.

4. The Term of the Lease with respect to the 7th Floor Premises and the Current Premises shall expire on May 31, 2025. The Additional Premises Commencement Date and the Term with respect to the 5th and 6th Floors shall not be affected by this Second Amendment.

5. The references to the “Commencement Date” in the following provisions of the Lease shall be deemed to refer to the “7th Floor Commencement Date” with respect to the 7th Floor Premises only: Subsections 1A, 2A, 7C, 10A, 15A(iv), 26B(ii) and 26H(i), and Article 30. Except as specifically set forth herein, the term “Commencement Date” as used in the Lease shall be deemed to refer to the Commencement Date for the Existing Premises (as defined in the First Amendment) and the Additional Premises Commencement Date shall be deemed to refer to the commencement date of the Lease with respect to the Additional Premises, as provided in Section 5 of the First Amendment.

6. Subsection 1B of the Lease shall not apply to the 7th Floor Premises.

7. Notwithstanding anything contained herein to the contrary, in the event that the 7th Floor Substantial Completion Date (as defined in, and as the same may be adjusted pursuant to, Exhibit B attached hereto) does not occur on or before the date that is one (1) year after Landlord obtains permits for Landlord’s 7th Floor Work (the “7th Floor Permit Date”), Tenant shall have the option to terminate this Lease with respect to the 7th Floor Premises only, upon thirty (30) days’ written notice to Landlord; provided, however, that in the event that the 7th Floor Substantial Completion Date occurs within such thirty (30) day period, Tenant’s termination of this Lease with respect to the 7th Floor Premises shall be null and void. If this Lease is terminated with respect to the 7th Floor Premises pursuant to the provisions of this Section 7, neither party shall have any further obligations to the other hereunder with respect to the 7th Floor Premises, except for those that expressly survive the expiration or earlier termination of this Lease, and Landlord shall return to Tenant, within thirty (30) days after the termination of the Lease with respect to the 7th Floor Premises, any prepaid Minimum Rent with respect to the 7th Floor Premises, the Additional Security (as defined in Section 15 below). Landlord agrees that Landlord shall file applications for permits for Landlord’s 7th Floor Work promptly after the 7th Floor Plans and 7th Floor Plans Based Estimate for Landlord’s 7th Floor Work are finalized.

8. In the event that the 7th Floor Substantial Completion Date (as adjusted pursuant to Exhibit B) does not occur by the date that is one hundred fifty (150) days after the last to occur of: (i) the 7th Floor Permit Date; and (ii) the date that Tenant finally approves both the 7th Floor Plans (as defined in Exhibit B attached hereto) and the 7th Floor Plans Based Estimate (as defined in Exhibit B attached hereto) (the “7th Floor Substantial Completion Outside Date”), the 7th Floor Minimum Rent Commencement Date shall be adjourned one day for each day after the 7th Floor Substantial Completion Outside Date that the 7th Floor Substantial Completion Date has not occurred.

9. Exhibit 1 of the Lease shall be supplemented by adding the floor plans attached to this Second Amendment as Exhibit A, at the end of Exhibit 1.

10. The Minimum Rent for the 7th Floor Premises only shall be:

(a) One Million Twenty Thousand Seven Hundred Sixty Two and 00/100 ($1,020,762.00) Dollars per annum ($85,063.50 per month) for the period commencing on the 7th Floor Commencement Date through the day immediately preceding the fifth (5th) anniversary of the 7th Floor Minimum Rent Commencement Date (as hereinafter defined); and

(b) One Million Eighty Three Thousand Seven Hundred Seventy Two and 00/100 ($1,083,772.00) Dollars per annum ($90,314.33 per month) for the period commencing on the fifth (5th) anniversary of the 7th Floor Minimum Rent Commencement Date through and including the Expiration Date.

11. Tenant shall pay the first monthly installment of Minimum Rent with respect to the 7th Floor Premises simultaneously with Tenant’s execution of this Second Amendment and delivery of the same to Landlord. Such amounts shall be applied to the first payment of Minimum Rent due for the 7th Floor Premises after the expiration of the 7th Floor Minimum Rent Abatement Period.

12. For the avoidance of doubt, except as expressly modified by the First Amendment and this Second Amendment, all items of Additional Rent described in the Original Lease, including, without limitation, the escalations described in Article 3 of the Original Lease, the condenser water charges described in Subsection 26B(iv) of the Original Lease, and the electric charges described in Subsection 26H(i) of the Original Lease, shall apply to the 7th Floor Premises, as well as the Current Premises. Landlord acknowledges that Tenant shall not be responsible for paying the escalations described in Article 3 of the Original Lease, condenser water charges described in Subsection 26B(iv) of the Original Lease or the electric charges described in Subsection 26H(i) of the Original Lease with respect to the 7th Floor Premises, until the 7th Floor Substantial Completion Date (unless Tenant operates the Supplemental Units in the 7th Floor Premises prior to such date).

13. Notwithstanding anything herein to the contrary, provided that Tenant is not in default under the Lease (as amended) beyond the expiration of any applicable grace, notice and/or cure period, Tenant shall be entitled to a credit against the Minimum Rent due for the 7th Floor Premises from the 7th Floor Commencement Date through December 31, 2015 (the “7th Floor Minimum Rent Abatement Period”). January 1, 2016 is referred to herein as the “7th Floor Minimum Rent Commencement Date”.

14. As of the 7th Floor Substantial Completion Date, Subsection V.D. of the Lease Information Summary (as previously amended by Section 14 of the First Amendment) shall be deleted and replaced with the following, “Tenant’s Proportionate Share: 48.469%.”

15. Subsection V.G. of the Lease Information Summary is deleted and replaced with the following, “Security Deposit: $4,763,556.00”. Within thirty (30) days of the date of this Second Amendment, Tenant shall deliver to Landlord an amendment to the Letter of Credit previously delivered to Landlord in connection with the Lease, increasing the amount of the Letter of Credit by $1,020,762.00 (the “Additional Security”) from $3,742,794.00 to $4,763,556.00 (the “Second LC Amendment”). Tenant’s failure to timely deliver the Second LC Amendment to Landlord shall be a default under the Lease.

16. Subsection 4A(i) of the Original Lease, as previously modified by Section 19 of the First Amendment, is further modified to add the phrase “or Landlord’s 7th Floor Work” at the end of the definition of “Alterations”.

17. The following phrase shall be added to the last sentence of Subsection 4C of the Original Lease, as the same was previously modified by Section 21 of the First Amendment, “or Landlord’s 7th Floor Work”.

18. Landlord represents to Tenant that: (a) as of the 7th Floor Commencement Date, the 7th Floor Premises shall comply with all Legal Requirements applicable to the then-current condition of the 7th Floor Premises and (b) as of the date that Landlord’s 7th Floor Work is completed, the 7th Floor Premises shall comply with all Legal Requirements in effect as of such date that are applicable to Landlord’s 7th Floor Work and the use of the 7th Floor Premises for general and executive offices. The provisions of Subsection 6A of the Lease shall not apply to the 7th Floor Premises.

19. Subsection 12F(vii) of the Original Lease, as previously modified by Section 23 of the First Amendment, is further amended to substitute the number “ten (10)” for the number “eight (8)”. In no event shall Tenant be permitted to have more than two (2) subtenants per floor of the Premises.

20. Section 24 of the First Amendment is hereby deleted in its entirety. The provisions of Subsection 12I of the Lease shall not apply to any sublease of the 7th Floor Premises by Tenant for the period from the 7th Floor Commencement Date through the day immediately preceding the third (3rd) anniversary of the 7th Floor Premises Minimum Rent Commencement Date (the “7th Floor Sublease Period”). To the extent that any sublease of the 7th Floor Premises by Tenant is for a term exceeding the 7th Floor Sublease Period, or is for a term occurring after the 7th Floor Sublease Period, Subsection 12I of the Lease shall apply to any part of the sublease term after the expiration of the 7th Floor Sublease Period.

21. Intentionally Omitted

22. Landlord shall permit the Tenant to use the freight elevator for up to twenty eight (28) hours (which shall be used in four (4) hour increments) during Overtime Periods, free of charge, for Tenant’s initial move-in to the 7th Floor Premises.

23. Subsection 28F of the Lease, as modified by Section 29 of the First Amendment, shall be deemed to apply to Landlord’s 7th Floor Work, as well as Landlord’s Additional Premises Work, the Additional Premises Base Building Work, Landlord’s Work and the Base Building Work and Alterations.

24. Both references to “Landlord’s Work and Landlord’s Additional Premises Work” in clause (b) of Article 30 of the Lease (as modified by Section 30 of the First Amendment) are deleted and replaced with the following, “Landlord’s Work, Landlord’s Additional Premises Work and Landlord’s 7th Floor Work”.

25. Landlord consents in concept to Tenant’s installation of identifying signage on the 7th floor of the Building, provided that the same complies with applicable Legal Requirements and is approved by Landlord, in Landlord’s reasonable discretion.

26. Subsection 31N of the Lease (as previously modified by Section 38 of the First Amendment) is deleted in its entirety and replaced with the following,

“Tenant shall have the right to use the fire stairwells adjacent to the Current Premises and the 7th Floor Premises (and between the Current Premises and the 7th Floor Premises) as internal circulation stairs subject to any applicable Legal Requirements. Tenant may make code-compliant security and aesthetic Alterations within the fire stairwells with Landlord’s prior review and approval, and otherwise subject to the provisions of Article 4 of this Lease. Tenant may install, at its own expense, a card access system to each floor of the Premises, in accordance with the applicable provisions of this Lease and applicable Legal Requirements.”

27. Nothing contained in this Second Amendment shall be deemed to increase Tenant’s signage rights pursuant to Section 33 of the First Amendment and Tenant acknowledges that Tenant’s Lobby Block Sign shall only occupy the entire length of the top shelf of the Lobby Desk, subject to the provisions of Section 33 of the First Amendment.

28. The definition of “Tenant Delay” in Exhibit B of the First Amendment, is hereby deleted and replaced with the following,

“The term “Tenant Delay” shall mean any actual delay that Landlord encounters in: (a) commencing or performing Landlord’s Work, Landlord’s Additional Premises Work (or any portion thereof) or Landlord’s 7th Floor Work; or (b) in the preparation of the Plans or the Plans Based Estimate, the Additional Work Plans or the Post-Plans Based Estimate, the 7th Floor Plans or the 7th Floor Plans Based Estimate, the 7th Floor Additional Work Plans or the 7th Floor Post-Plans Based Estimate, by reason of: (w) any failure by Tenant to comply with the provisions of Schedule B to the Lease (as amended), or Exhibit B of the First Amendment; (x) any Additional Work or Additional 7th Floor Work; (y) changes to Landlord’s Work, Landlord’s Additional Premises Work or Landlord’s 7th Floor Work requested by Tenant after the Plans or 7th Floor Plans are finally approved; or (z) similar act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors.”

29. The definition of “Long Lead Work” in Exhibit B of the First Amendment, is hereby deleted and replaced with the following,

“The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed, or is not part of a customary office installation (such as kitchen equipment) to the extent that such installation is reasonably anticipated to cause an actual delay in the substantial completion of Landlord’s Work, Landlord’s Additional Premises Work, and/ or Landlord’s 7th Floor Work or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired, so that in Landlord’s reasonable judgment, such item will delay the substantial completion of Landlord’s Work, Landlord’s Additional Premises Work or Landlord’s 7th Floor Work. as applicable, beyond the date on which Landlord’s Work, Landlord’s Additional Premises Work or Landlord’s 7th Floor Work, as applicable, would have otherwise been substantially completed. In addition, Long Lead Work shall include any item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence.”

30. Tenant represents and warrants that Tenant has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this Second Amendment, and that insofar as Tenant knows no other broker negotiated this Second Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Second Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord represents and warrants that Landlord has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this Second Amendment, and that insofar as Landlord knows no other broker negotiated this Second Amendment or is entitled to any commission in connection therewith. Landlord shall pay any commission due to RFR Realty LLC and Cushman & Wakefield, Inc. in connection with this Second Amendment pursuant to a separate written agreement. This Section 31 shall survive the expiration or earlier termination of the Lease with respect to the 7th Floor Premises.

31. Except as specifically set forth in this Second Amendment, the Lease and all covenants, agreements, terms and conditions thereof: (a) shall apply equally to the 7th Floor Premises and the Current Premises, (b) remain in full force and effect, and (c) are, in all respects, ratified and confirmed.

32. The covenants, agreements, terms and conditions contained in this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

33. This Second Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

[SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: Chief Operating Officer

EXHIBIT A

FLOOR PLAN OF THE 7TH FLOOR PREMISES

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE 7TH FLOOR PREMISES. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

90 Fifth Avenue

Floor 7

710
Vacant
12,602 Mkt RSF
12,602 Lse RSF
14th Street
Fifth Avenue

RFR

RFR REALTY LLC

For complete listing, visit
www.sfrspace.com
www.rfrrealty.com

N Not to scale. All dimensions and conditions are approximate and for information only

449010-6-W

90 Fifth Avenue Floor 7 RFR 14 Street Fifth Avenue

EXHIBIT B

LANDLORD’S 7TH FLOOR WORK

Except as otherwise specifically provided herein, Landlord, at its expense, and in accordance with all Legal Requirements, shall build the 7th Floor Premises (“Landlord’s 7th Floor Work”) in accordance with plans and specifications (the “7th Floor Plans”) to be prepared by Landlord’s architect and approved by Tenant, as set forth herein. Landlord’s 7th Floor Work shall include patching the ceiling to a building standard level at Landlord’s expense. Capitalized terms used, but not defined in this Exhibit B shall have the meanings ascribed to such terms in Exhibit B of the First Amendment.

On or before the tenth (10th) business day following the date of this Second Amendment, Tenant, its architect and its other representatives shall furnish Landlord with any information necessary to enable Landlord to prepare the 7th Floor Plans for Landlord’s 7th Floor Work and to prepare an estimate of the cost of the work depicted in the 7th Floor Plans (the “7th Floor Plans Based Estimate”). Landlord shall submit the 7th Floor Plans and the 7th Floor Plans Based Estimate for Tenant’s approval, which submission shall include a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO EXHIBIT B OF THE SECOND AMENDMENT, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED 7TH FLOOR PLANS AND 7TH FLOOR PLANS BASED ESTIMATE WITHIN SEVEN (7) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED 7TH FLOOR PLANS AND 7TH FLOOR PLANS BASED ESTIMATE WITHIN SUCH SEVEN (7) BUSINESS DAY PERIOD SHALL BE DEEMED TO BE A TENANT DELAY.”. Landlord shall identify in the 7th Floor Plans, any items of Landlord’s 7th Floor Work that would constitute Specialty Work Items. Tenant shall approve or disapprove the 7th Floor Plans and 7th Floor Plans Based Estimate within seven (7) business days after Landlord’s submission of the same to Tenant. If Tenant shall object to or request revisions to any part of the 7th Floor Plans or the 7th Floor Plans Based Estimate, Tenant shall give a Tenant Objection Notice to Landlord during the aforementioned seven (7) business day period. Tenant’s failure to respond to the 7th Floor Plans and 7th Floor Plans Based Estimate within such seven (7) business day period shall be deemed to be a Tenant Delay. Tenant’s objections and/or revisions shall be described in any Tenant Objection Notice in sufficient detail to enable Landlord to modify such 7th Floor Plans or the 7th Floor Plans Based Estimate in order to make them acceptable to Tenant. Landlord shall promptly modify the 7th Floor Plans and the 7th Floor Plans Based Estimate to reflect Tenant’s objections and revisions, and submit such revised 7th Floor Plans and 7th Floor Plans Based Estimate to Tenant with a notice stating in bold, capital letters, “PLEASE BE ADVISED THAT, PURSUANT TO EXHIBIT B OF THE SECOND AMENDMENT, TENANT MUST DELIVER ANY OBJECTIONS TO THE ENCLOSED 7TH FLOOR PLANS AND 7TH FLOOR PLANS BASED ESTIMATE WITHIN FIVE (5) BUSINESS DAYS. TENANT’S FAILURE TO RESPOND TO THE ENCLOSED 7TH FLOOR PLANS AND 7TH FLOOR PLANS BASED ESTIMATE WITHIN SUCH FIVE (5) BUSINESS DAY PERIOD SHALL BE DEEMED TO BE A TENANT DELAY.”. Tenant shall respond to such revised 7th Floor Plans and the revised 7th Floor Plans Based Estimate within five (5) business days of Tenant’s receipt thereof. In the event that Tenant submits a Tenant Objection Notice with respect to the revised 7th Floor Plans and/or 7th Floor Plans Based Estimate after the five (5) business day period described in the preceding sentence, such delay shall be deemed to be a Tenant Delay (as hereinafter defined).

Landlord shall obtain no less than three (3) general contractor bids for Landlord’s 7th Floor Work from general contractors selected by Landlord. Landlord shall disclose the bids to Tenant promptly after Landlord’s receipt thereof.

In the event that Tenant requests that Landlord perform additional work in the 7th Floor Premises beyond that depicted in the 7th Floor Plans and the 7th Floor Plans Based Estimate, or Tenant requests that

Landlord substitute any previously approved item or quantity of work reflected in the 7th Floor Plans and the 7th Floor Plans Based Estimate (any of the foregoing being referred to as “Additional 7th Floor Work”), Landlord shall prepare the plans for such Additional 7th Floor Work (the “Additional 7th Floor Work Plans”) at Tenant’s reasonable expense.

Based upon the Additional 7th Floor Work Plans, Landlord shall estimate reasonably the cost of the Additional 7th Floor Work depicted thereon (the “7th Floor Post- Plans Based Estimate”) and advise Tenant thereof. If Tenant fails to withdraw its request for such Additional 7th Floor Work within seven (7) days of Tenant’s receipt of the 7th Floor Post-Plans Based Estimate, Tenant shall be deemed to have approved such Additional 7th Floor Work and 7th Floor Post-Plans Based Estimate thereof.

If, in Landlord’s commercially reasonable judgment, any items of Landlord’s 7th Floor Work or any Additional 7th Floor Work shall involve Long Lead Work, or will otherwise delay completion of Landlord’s 7th Floor Work, then Landlord may require Tenant to agree on a fixed 7th Floor Substantial Completion Date (allowing a reasonable time for the performance of Landlord’s 7th Floor Work, as applicable, in absence of the necessity of performing the Long Lead Work). If the parties cannot agree upon a fixed 7th Floor Substantial Completion Date, as applicable, then Landlord shall have the right to decline to perform such Long Lead Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord’s 7th Floor Work and any other (non-objected to by Landlord) Additional 7th Floor Work.

David Snider shall be deemed to be the agent of Tenant who is duly authorized to bind and act for Tenant in all respects with respect to Landlord’s 7th Floor Work and any Additional 7th Floor Work.

All submissions and notices with respect to the 7th Floor Plans, 7th Floor Plans Based Estimates, the 7th Floor Post-Plans Based Estimates, Landlord’s 7th Floor Work, or the Additional 7th Floor Work, shall be given in accordance with the provisions of Article 25 of the Lease.

Landlord shall assign to Tenant any rights that Landlord has under any manufacturer or supplier warranties obtained by Landlord in connection with Landlord’s 7th Floor Work, to the extent that the same are assignable. To the extent that such warranties are not assignable, Landlord shall reasonably cooperate with Tenant to facilitate Tenant obtaining the benefit of any such warranties.

Tenant acknowledges that Tenant shall pay all amounts due from any architects, engineers, contractors, subcontractors, materials providers or others, performing, or supplying materials for, Landlord’s 7th Floor Work or the Additional 7th Floor Work (the “7th Floor Work Costs”), as and when such amounts are billed by, and due to, such parties, and Landlord shall have no liability in connection therewith (except in connection with the Landlord’s 7th Floor Contribution, as set forth below).

Landlord shall reimburse Tenant for the 7th Floor Work Costs paid by Tenant in an amount not to exceed $819,130.00 (“Landlord’s 7th Floor Contribution”) in three (3) equal payments of $273,043.33 (except that the final Disbursement shall be $273,043.34) (each, a “Disbursement”), which Disbursements shall be paid in three (3) installments (each date that a Disbursement is scheduled to be paid to Tenant is referred to herein as a “Scheduled Disbursement Date”): (i) the first Disbursement shall be paid on the later of (a) the date that is thirty (30) days after Landlord’s 7th Floor Work is substantially completed and (b) the date that is twelve (12) months after the 7th Floor Minimum Rent Commencement Date; (ii) the second Disbursement shall be paid on the date that is twenty four (24) months after the 7th Floor Minimum Rent Commencement Date; and (iii) the third Disbursement shall be paid on the date that is thirty six (36) months after the 7th Floor Minimum Rent Commencement Date. Notwithstanding the foregoing, Landlord’s payment of each of the Disbursements shall be contingent on Landlord’s receipt of a request from Tenant (each, a “Disbursement Request”) no less than thirty (30) days prior to the applicable

Scheduled Disbursement Date (and if such Disbursement Request is submitted less than thirty (30) days prior to such date, Landlord shall not be required to make the applicable Disbursement before the date that such Disbursement Request is received). Tenant acknowledges that no more than fifteen (15%) percent of the Landlord’s 7th Floor Contribution may be used to reimburse Tenant for Soft Costs in connection with the 7th Floor Work. Landlord’s payment of each Disbursement shall be conditioned on Landlord’s receipt of the following:

(a) A true and correct copy of the application for payment (in the form issued by the American Institute of Architects) by the contractors performing Landlord’s 7th Floor Work, for Landlord’s 7th Floor Work, including sworn statements evidencing the cost thereof (or in the case of subcontractors and materialmen, sworn statements for the last preceding Disbursement Request, other than with respect to the first Disbursement Request) together with copies of all receipted bills and invoices showing payment of the such costs by Tenant; and

(b) Final lien waivers from all contractors or subcontractors with respect to the portion of the 7th Floor Work Costs for which Tenant is seeking reimbursement.

Landlord shall cooperate in good faith with Tenant in obtaining the documents listed in clauses (a) and (b) above from the contractors performing Landlord’s Work. Notwithstanding the foregoing, Landlord shall not be required to make any Disbursement: (x) at any time that Tenant is in default under the terms of the Lease (as modified by the Second Amendment) (provided that Landlord shall make such Disbursement to Tenant after Tenant cures such default, provided that the default is cured within the applicable notice and cure period); or (y) at any time prior to the date that Tenant has paid the entire amount of the 7th Floor Work Costs. Notwithstanding anything to the contrary contained in this Exhibit B, if at the time a Disbursement is required to be made, Tenant is in arrears in the payment of Minimum Rent or any Additional Rent under the Lease, as amended, then Landlord may offset the amount of such arrearages against any Disbursement. If the total cost of Landlord’s 7th Floor Work which qualifies for reimbursement pursuant to this Exhibit B is less than Landlord’s 7th Floor Contribution, or if Tenant has not submitted a Disbursement Request within ninety (90) days of the Scheduled Disbursement Date for such Disbursement, Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

For the purposes of this Second Amendment, Landlord’s 7th Floor Work shall be deemed to have been substantially completed on, and the date of substantial completion of Landlord’s 7th Floor Work (the “7th Floor Substantial Completion Date”) shall be, the earlier of: (a) the date on which Landlord’s 7th Floor Work has actually been substantially completed, substantially in accordance with the applicable 7th Floor Plans and Additional 7th Floor Work Plans (if any), or the date on which Landlord’s 7th Floor Work would have been substantially completed but for any Tenant Delay, Unavoidable Delay or unavailability or delay in delivery of specialty items chosen by Tenant (e.g. floor coverings, lighting fixtures, etc.); (b) the fixed 7th Floor Substantial Completion Date, if required by Landlord in connection with any Long Lead Work or other work requested by Tenant, as described above; or (c) the date on which Tenant takes occupancy of any portion of the 7th Floor Premises for the conduct of its business. Landlord and Tenant agree that the substantial completion of Landlord’s 7th Floor Work shall be deemed to have occurred notwithstanding the fact that (A) minor details, balancing or adjustments may not then have been completed, provided that such incomplete work shall not materially interfere with Tenant’s use of the 7th Floor Premises, (B) any Long Lead Work remains to be performed, or (C) any work which, in accordance with good construction scheduling practice, must be sequenced to follow completion of any Long Lead Work or any Alterations to be performed by Tenant, remains to be performed. Notwithstanding the foregoing, the establishment of a 7th Floor Substantial Completion Date that is earlier than the date that Landlord’s 7th Floor Work is actually substantially completed, shall not relieve Landlord of its obligation to substantially complete Landlord’s 7th Floor Work.

Landlord shall notify Tenant if any item in the 7th Floor Plans or Additional 7th Floor Work Plans constitutes Long Lead Work at the time that the 7th Floor Plans or 7th Floor Additional Work Plans are submitted to Tenant for review, to the extent that any delays are then known to Landlord, or otherwise, promptly after Landlord obtains actual knowledge of a potential delay. If Landlord obtains actual knowledge of Long Lead Work after the 7th Floor Plans or 7th Floor Additional Work Plans are approved, at the time that Landlord notifies Tenant of such Long Lead Work, Landlord shall, to the extent reasonably possible, suggest substitutions or alternatives to the Long Lead Work item, that would not cause a delay in Landlord’s 7th Floor Work (or that would minimize such delay).

In the event that Landlord fails to deliver to Tenant a Tenant Delay Notice (as defined in Schedule B, as amended) within five (5) business days of the occurrence of a Tenant Delay (which notice may be given by e-mail to                ), Landlord shall be barred from later claiming that such Tenant act or omission constituted a Tenant Delay. Any period of a Tenant Delay shall not exceed the time period that Landlord was actually delayed as a result of such Tenant Delay and any simultaneous Tenant Delays shall be deemed to run concurrently (rather than consecutively) and shall not be “double counted”. In the event that the 7th Floor Substantial Completion Date is accelerated due to a Tenant Delay or Long Lead Work, Landlord shall continue to work diligently to complete Landlord’s 7th Floor Work. If Landlord’s 7th Floor Work is not substantially completed within the period of the Tenant Delay or delay caused by Long Lead Work, the 7th Floor Substantial Completion Date shall be adjourned on a day for day basis for each day that Landlord’s 7th Floor Work has not been substantially completed.

The provisions of Schedule B of the Lease (as amended) regarding the Work Dispute Resolution Procedure shall apply to Landlord’s 7th Floor Work in the same manner that it applies to Landlord’s Work and Landlord’s Additional Premises Work. After the determination of the 7th Floor Substantial Completion Date, and at Landlord’s request, Tenant agrees, to execute, acknowledge and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, setting forth the 7th Floor Substantial Completion Date.

THIRD AMENDMENT OF LEASE

THIRD AMENDMENT OF LEASE (this “Third Amendment”) made as of this 26th day of October, 2015, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., D/B/A COMPASS, having an office at 90 Fifth Avenue, New York, New York 10011 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into a Lease, dated as of July 23, 2014 (the “Original Lease”), which Original Lease was amended by First Amendment of Lease dated as of October 6, 2014 (the “First Amendment”) and Second Amendment of Lease dated as of April 9, 2015 (the “Second Amendment” and together with the Original Lease and the First Amendment, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd, 4th, 5th, 6th and 7th floors (the “Third Amendment Current Premises”), as more particularly described in the Lease, in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord the entire 8th and 9th Floors (the “Expansion Premises”) of the Building, in addition to the Third Amendment Current Premises; and

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. The definition of “Premises” in Section IIIA of the Lease Information Summary (as revised by Section 2 of the First Amendment and Section 2 of the Second Amendment) is hereby deleted and replaced with the following, “The entire third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th) and ninth (9th) floors of the Building, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.”

3. (a) The Term of the Lease with respect to the Expansion Premises shall commence on the date that: (i) this Third Amendment is fully executed and delivered to Tenant, and (ii) Landlord delivers the Expansion Premises to Tenant in broom clean condition, vacant, and free of all tenancies and occupancies (the “Expansion Premises Commencement Date”).

(b) Tenant agrees to accept possession of the Expansion Premises in the condition which shall exist on the Expansion Premises Commencement Date “as is”, and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Expansion Premises for Tenant’s occupancy. The taking of possession of the Expansion Premises by Tenant shall be presumptive evidence as against Tenant that, at the time such possession was so taken, the Expansion Premises were in good and satisfactory condition. Notwithstanding the foregoing, Tenant shall have the right, within thirty (30) days of the Expansion Premises Commencement Date, TIME OF THE ESSENCE, to give Landlord notice of any latent defects in the Expansion Premises that were not (or would not have been) discernible after a diligent examination of the Expansion Premises, provided that such defects are not caused by any Tenant Party. Landlord shall complete or repair any such items promptly, but any such items shall not affect the Expansion Premises Commencement Date (unless such items materially interfere with Tenant’s ability to perform Tenant’s Expansion Initial Work in the Expansion Premises, and solely a result thereof, Tenant is not able to, and does not, perform any of Tenant’s Expansion Initial Work in the Premises).

4. The Term of the Lease with respect to the entire Premises (including both the Expansion Premises and the Third Amendment Current Premises) shall expire on May 31, 2025. The Term with respect to the Third Amendment Current Premises shall not be affected by this Third Amendment.

5. The references to the “Commencement Date” in the following provisions of the Lease shall be deemed to refer to the “Expansion Premises Commencement Date” with respect to the Expansion Premises only: Subsections 1A, 2A, 7C, 10A, 15A(iv), 26B(ii) and 26H(i), and Article 30. Except as specifically set forth herein, the term “Commencement Date” as used in the Lease shall be deemed to refer to the commencement date of the Lease for the Existing Premises (as defined in the First Amendment), the term “Additional Premises Commencement Date” shall be deemed to refer to the commencement date of the Lease with respect to the Additional Premises, as provided in Section 5 of the First Amendment, and the “7th Floor Commencement Date” shall refer to the commencement date of the Lease with respect to the 7th Floor Premises, as provided in Section 5 of the Second Amendment.

6. Subsection 1B of the Lease shall not apply to the Expansion Premises.

7. Exhibit 1 of the Lease shall be supplemented by adding the floor plans attached to this Third Amendment as Exhibit A, at the end of Exhibit 1.

8. The Minimum Rent for the Expansion Premises only shall be:

(a) Two Million Forty One Thousand Five Hundred Twenty Four and 00/100 ($2,041,524.00) Dollars per annum ($170,127.00 per month) for the period commencing on the Expansion Premises Commencement Date through May 31, 2020; and

(b) Two Million One Hundred Sixty Seven Thousand Five Hundred Forty Four and 00/100 ($2,167,544.00) Dollars per annum ($180,628.67 per month) for the period commencing on June 1, 2020 through and including the Expiration Date.

9. Tenant shall pay the first monthly installment of Minimum Rent with respect to the Expansion Premises simultaneously with Tenant’s execution of this Third Amendment and delivery of the same to Landlord. Such amounts shall be applied to the first two (2) monthly payments of Minimum Rent due for the Expansion Premises after the expiration of the Expansion Premises Full Minimum Rent Abatement Period (as hereinafter defined).

10. For the avoidance of doubt, except as expressly modified by the First Amendment, the Second Amendment and this Third Amendment, all items of Additional Rent described in the Original Lease, including, without limitation, the escalations described in Article 3 of the Original Lease, the condenser water charges described in Subsection 26B(iv) of the Original Lease (if applicable to the Expansion Premises), and the electric charges described in Subsection 26H(i) of the Original Lease, shall apply to the Expansion Premises, as well as the Third Amendment Current Premises. Landlord acknowledges that Tenant shall not be responsible for paying any Additional Rent with respect to the Expansion Premises (including, without limitation, Additional Rent in respect of the escalations described in Article 3 of the Original Lease, the condenser water charges described in Subsection 26B(iv) of the Original Lease or the electric charges described in Subsection 26H(i) of the Original Lease with respect to the Expansion Premises until the Expansion Premises Commencement Date).

11. Notwithstanding anything herein to the contrary, provided that Tenant is not in default under the Lease (as amended) beyond the expiration of any applicable grace, notice and/or cure period, Tenant shall be entitled to a credit against: (a) one hundred percent (100%) of the Minimum Rent due for the Expansion Premises only, for the first ten (10) full calendar months following the Expansion Premises Commencement Date (the “Expansion Premises Full Minimum Rent Abatement Period”); and (b) fifty percent (50%) of the Minimum Rent due for the Expansion Premises only, for the period from the eleventh (11th) full calendar month following the Expansion Premises Commencement Date through the sixteenth (16th) full calendar month following the Expansion Premises Commencement Date (the “Expansion Premises Half Minimum Rent Abatement Period”). The day immediately following the expiration of the Expansion Premises Full Minimum Rent Abatement Period is referred to herein as the “Expansion Premises Minimum Rent Commencement Date”.

12. As of the Expansion Premises Commencement Date, Subsection V.D. of the Lease Information Summary (as previously amended by Section 14 of the First Amendment and Section 14 of the Second Amendment) shall be deleted and replaced with the following, “Tenant’s Proportionate Share: 67.857%.”

13. (a) Subsection V.G. of the Lease Information Summary is deleted and replaced with the following, “Security Deposit: $6,805,080.00”. Within thirty (30) days of the date of this Third Amendment, Tenant shall deliver to Landlord an amendment to the Letter of Credit previously delivered to Landlord in connection with the Lease, increasing the amount of the Letter of Credit by $2,041,524.00 (the “Additional Third Amendment Security”) from $4,763,556.00 to $6,805,080.00 (the “Third LC Amendment”). Tenant’s failure to timely deliver the Third LC Amendment to Landlord shall be a default under the Lease.

(b) Notwithstanding the foregoing, commencing on July 26, 2020, provided that, and so long as the Security Deposit Reduction Conditions are satisfied, the Security Deposit due hereunder shall be reduced from $6,805,080.00 to $6,294,699.00. Landlord shall promptly cooperate with Tenant in complying with any reasonable requirements of the Issuing Bank in connection with the reduction of the Security Deposit provided for herein. The “Security Deposit Reduction Conditions” are: (i) Tenant has not defaulted in its obligations under the Lease more than once during any twelve (12) month period during the Term, and such default shall have been cured within the applicable cure period; (ii) Tenant has not been late in the payment of Minimum Rent or Additional Rent more than twice during any twelve (12) month period; (iii) the Named Tenant (as hereinafter defined) is “Tenant” under the Lease; and (iv) Tenant’s net worth exceeds ten (10) times the annual Minimum Rent then payable under the Lease. Each year, from and after January 1, 2020, provided that Tenant has received the Security Deposit reduction described in this Section 13(b), Tenant shall submit to Landlord, within fifteen (15) days after Landlord’s written request therefor, which request shall be accompanied by a signed Confidentiality Agreement in the form attached hereto as Exhibit B, Tenant’s most recent annual and quarterly audited financial statements (or if audited financial statements are not available, Tenant’s most recent annual and quarterly internal financial statements that are certified by a certified public accountant). If, at any time, the Security Deposit Reduction Conditions are not satisfied, Tenant shall be required, upon ten (10) business days’ written notice from Landlord, to restore the Security Deposit to $6,805,080.00. Notwithstanding the foregoing, at any time during the Term (prior to or after January 1, 2020), regardless of whether Tenant receives the Security Deposit reduction described in this Section 16(b), in connection with the sale or refinance of the Building or Landlord’s interest therein, Tenant shall, no more than once per calendar year, within fifteen (15) days of Landlord’s written request (which shall be accompanied by a Confidentiality Agreement in the form attached hereto as Exhibit B), deliver to Landlord Tenant’s most recent annual and quarterly audited financial statements (or if audited financial statements are not available, Tenant’s most recent annual and quarterly internal financial statements that are certified by a certified public accountant), which financial statements may be delivered by Landlord to any third party lender or prospective purchaser from whom Landlord delivers a Confidentiality Agreement in substantially the form attached hereto as Exhibit B (or such other form of Confidentiality Agreement that is reasonably acceptable to Tenant).

14. Tenant acknowledges that the Amended CO (as described in Section 1E(ii) of the Lease as modified by Section 17 of the First Amendment) and the Amended Additional Premises CO have been obtained.

15. Landlord represents to Tenant that as of the Expansion Premises Commencement Date, the Expansion Premises shall comply with all Legal Requirements applicable to the then-current condition of the Expansion Premises. The provisions of Subsection 6A of the Lease shall not apply to the Expansion Premises.

16. (a) Subject to the provisions of this Section 16, Landlord shall contribute an amount up to $1,638,260.00 (the “Landlord’s Contribution”) toward the cost of the performance of the Tenant’s Alterations to prepare the Expansion Premises for Tenant’s initial occupancy (“Tenant’s Expansion Initial Work”) (other than Soft Costs in excess of fifteen (15%) percent of the total amount of Landlord’s Contribution (the “Soft Cost Contribution Cap”) and the costs of furniture and office equipment). Landlord acknowledges and agrees that Tenant shall be permitted to perform Tenant’s Expansion Initial Work, and use the Building’s freight elevator (without charge) during Ordinary Building Hours, subject to the provisions of Subsection 26A of the Lease (provided, however, that during Ordinary Building Hours the freight elevator may only be used to transport people; construction materials and debris may only be transported via the freight elevator during Overtime Periods). The items of Tenant’s Expansion Initial Work which are the subject of the applicable request for payment (the “Disbursement Request”) must be completed and Tenant must have submitted the Disbursement Request in accordance with the terms hereof, no later than one hundred eighty (180) days after completion of those items of Tenant’s Expansion Initial Work which are the subject of the Disbursement Request. Landlord represents that Landlord’s Preferred Contractors as of the date hereof, are the same as Landlord’s Preferred Contractors listed in Subsection 4C of the Original Lease. Landlord agrees that Tenant shall not be required to pay the supervisory fee pursuant to Subsection 4C of the Lease in connection with Tenant’s Expansion Initial Work if Tenant uses TriStar Construction Corp. to perform Tenant’s Expansion Initial Work (provided, however that Tenant shall be required to reimburse Landlord for Landlord’s reasonable, out-of-pocket expenses to third parties incurred in connection with Tenant’s Expansion Initial Work, pursuant to the last sentence of Subsection 4C of the Original Lease). Landlord further agrees that Tenant shall not be required to provide a performance bond or other security in connection with Tenant’s Expansion Initial Work. Landlord’s obligation to make any payment of Landlord’s Contribution (each, a “Disbursement”) are subject to the following:

(i) Tenant may not make more than one (1) Disbursement Request in any calendar month and not more than nine (9) Disbursement Requests during the progress of Tenant’s Expansion Initial Work.

(ii) There shall be no outstanding monetary or non-monetary defaults for which Tenant has received notice from Landlord with respect to any of the terms, covenants, or conditions to be performed or observed by Tenant under this Lease (including, without limitation, the requirements of this Article 4 of the Lease).

(iii) With each Disbursement Request, Tenant shall submit to Landlord the following:

(a) A true and correct copy of the application for payment (in the form issued by the American Institute of Architects) by Tenant’s contractors for the items of Tenant’s Expansion Initial Work completed to date, including statements evidencing the cost thereof (or in the case of subcontractors and materialmen, statements for the last preceding Disbursement Request, other than with respect to the first Disbursement Request) together with copies of all paid, receipted bills and invoices;

(b) Conditional or final lien waivers with respect to the portion of Tenant’s Expansion Initial Work performed to date from Tenant’s contractors (or in the case of subcontractors and materialmen and except for the final Disbursement, unconditional lien waivers to the extent of all amounts previously disbursed);

(c) Tenant’s certification (or a certification by Tenant’s architect or project manager) to Landlord that the amounts set forth in all contractor’s statements are owed to Tenant’s contractors for the portion of Tenant’s Expansion Initial Work performed to date;

(d) A certification by Tenant’s independent licensed architect stating that (I) in his or her opinion, the portion of the Tenant’s Expansion Initial Work theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the final Plans and Specifications for such Tenant’s Expansion Initial Work, as approved by Landlord pursuant to Article 4 of the Lease, (II) the percentage of completion of the Tenant’s Expansion Initial Work as of the date of such certificate, and (III) the estimated total costs to complete the performance of the Tenant’s Expansion Initial Work (as such cost may change from time to time).

(iv) Landlord shall not be required to make any Disbursement until Tenant shall have paid fifty (50%) percent of the amount of the total contract cost of Tenant’s Expansion Initial Work (the “Total Contract Cost”) in excess of the total amount of Landlord’s Contribution. After Tenant has paid such amount, Landlord’s Disbursements shall be in the full amount of such Disbursement Requests (provided that such Disbursement Requests are complete, and provided further, that Landlord shall not be required to disburse a portion of the Landlord’s Contribution that would result in the total percentage of the Landlord’s Contribution that has been disbursed to Tenant being greater than the total percentage of the Total Construction Costs (excluding Soft Costs) paid by Tenant as of the date of such Disbursement Request). All Disbursements shall be subject to a retention of ten (10%) percent until Tenant’s Expansion Initial Work shall have been completed and approved.

(v) Notwithstanding anything to the contrary contained in this Section, if at the time a Disbursement is required to be made Tenant is in arrears in the payment of Minimum Rent or any Additional Rent, beyond the expiration of applicable notice, grace and cure periods, then Landlord may offset the amount of such arrearages against any Disbursement.

(b) Landlord shall disburse a portion of the Landlord’s Contribution to Tenant within thirty (30) days after Landlord acknowledges receipt of a complete Disbursement Request, including the items set forth in Section 16(a)(iii) above, except that Landlord shall not advance any portion of Landlord’s Contribution prior to Tenant’s contractors or materialmen having furnished materials or supplied or performed work or services. Disbursements from the Landlord’s Contribution shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid (as certified by an executive officer of Tenant and by Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors, and materialmen with respect to the Tenant’s Expansion Initial Work, which shall not have been the subject of a previous disbursement from the Landlord’s Contribution. If Landlord shall fail to pay an installment of Landlord’s Contribution on a timely basis when required hereunder, Tenant shall provide written notice of such failure to Landlord. If Landlord shall not make the required payment to Tenant within fifteen (15) days after such notice shall have been given to Landlord, then any dispute arising between Landlord and Tenant as to whether Landlord has failed to properly pay such installment of Landlord’s Contribution shall be subject to expedited arbitration pursuant to the terms of Section 17 below, and the determination of the arbitrators shall be binding on each of the parties.

(c) Subject to the terms and conditions set forth herein, within thirty (30) days of the last to occur of (1) Tenant’s Disbursement Request for the final Disbursement, (2) completion of Tenant’s Expansion Initial Work in accordance with the terms hereof, (3) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Tenant’s Expansion Initial Work and the supply of materials used in connection therewith, (4) a certificate from Tenant’s independent licensed architect certifying that (x) in his or her opinion Tenant’s. Expansion Initial Work has been performed in a good and workmanlike manner and completed substantially in accordance with the final detailed Plans and Specifications for such Tenant’s Expansion Initial Work, as approved by Landlord pursuant to the provisions of Article 4 of the Lease, and (y) to his or her knowledge all contractors, subcontractors and materialmen have been paid for Tenant’s Expansion Initial Work, and materials furnished through such date, and (5) satisfaction of the conditions set forth in Subsection E of Article 4 of the Lease, the balance of Landlord’s Contribution which has not been previously disbursed to Tenant, shall be disbursed to Tenant. Tenant expressly agrees that Landlord’s obligation to pay the final Disbursement shall be conditioned upon Tenant’s compliance with the requirements set forth in clauses (1) - (5) of this Section 16(c).

(d) In no event shall the aggregate amount paid by Landlord to Tenant hereunder exceed the amount of the Landlord’s Contribution. If the total cost of Tenant’s Expansion Initial Work (exclusive of Soft Costs in excess of the Soft Cost Cap), are less than the amount of the Landlord’s Contribution, any excess shall be retained by Landlord. It is expressly understood and agreed that Tenant shall promptly commence and diligently prosecute to completion, at its sole cost and expense, the Tenant’s Expansion Initial Work and pay all Soft Costs, whether or not the Landlord’s Contribution is sufficient to fund such completion. Any costs to complete the Tenant’s Expansion Initial Work in excess of the Landlord’s Contribution and the payment of Soft Costs in excess of the Soft Cost Cap shall be the sole responsibility and obligation of the Tenant.

(e) If the cost of all items of Tenant’s Expansion Initial Work (exclusive of Soft Costs in excess of the Soft Cost Cap) is less than the Landlord’s Contribution, or if Tenant has not submitted a final Disbursement Request within twenty four (24) months after the Expansion Premises Commencement Date (subject to extension by reason of Tenant’s failure to complete the Tenant’s Expansion Initial Work prior to that date if Tenant is prevented or delayed from so doing by reason of delay beyond Tenant’s reasonable control), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

17. If Tenant desires to determine whether Tenant is entitled to, or Landlord has failed to timely pay a requested Disbursement of all or any portion of Landlord’s Contribution, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section and, unless specifically addressed below, the American Arbitration Association’s (“AAA”) rules with respect to expedited arbitration. Within five (5) business days following the giving of any notice by one party to the other stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the AAA for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years of continuous experience in the business of owning or managing real estate in the Borough of Manhattan, The City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, make their determination in writing, and give notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) business days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this Section 17 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

18. Subsection 12F(vii) of the Original Lease, as previously modified by Section 23 of the First Amendment and Section 19 of the Second Amendment, is further amended to substitute the number “fourteen (14)” for the number “ten (10)”. In no event shall Tenant be permitted to have more than two (2) subtenants per floor of the Premises.

19. Section 20 of the Second Amendment is hereby deleted in its entirety. The provisions of Subsection 12I of the Lease shall not apply to any sublease of the portion of the Expansion Premises located on the ninth (9th) floor of the Building for the period from the Expansion Premises Commencement Date through the day immediately preceding the third (3rd) anniversary of the Expansion Premises Minimum Rent Commencement Date (the “9th Floor Sublease Period”). To the extent that any sublease of the 9th floor of the Building by Tenant is for a term exceeding the 9th Floor Sublease Period, or is for a term occurring after the 9th Floor Sublease Period, Subsection 12I of the Lease shall apply to any part of the sublease term after the expiration of the 9th Floor Sublease Period.

20. Landlord shall permit the Tenant to use the freight elevator for up to fifty-six (56) hours (which shall be used in four (4) hour increments) during Overtime Periods, free of charge, for Tenant’s initial move-in to the Expansion Premises. Additionally, Tenant shall be permitted to use the freight elevator during Ordinary Building Hours at no charge (but subject to the provisions of Subsection 26A of the Lease) in connection with Tenant’s Expansion Initial Work).

21. Subsection 31N of the Lease (as previously modified by Section 38 of the First Amendment and Section 26 of the Second Amendment) is deleted in its entirety and replaced with the following,

“Tenant shall have the right to use the fire stairwells adjacent to the Third Amendment Current Premises and the Expansion Premises (and between the Third Amendment Current Premises and the Expansion Premises) as internal circulation stairs subject to any applicable Legal Requirements. Tenant may make code-compliant security and aesthetic Alterations within the fire stairwells with Landlord’s prior review and approval (which approval shall not be unreasonably withheld, delayed or conditioned), and otherwise subject to the provisions of Article 4 of this Lease. Tenant may install, at its own expense, a card access system to each floor of the Premises, in accordance with the applicable provisions of this Lease and applicable Legal Requirements.”

22. Section 33 of the First Amendment is hereby deleted in its entirety and replaced with the following,

“Supplementing the provisions of Subsection 31E of the Lease, provided that Tenant is not in monetary default under the Lease (as amended) and there are no uncured non-monetary defaults by Tenant under the terms and conditions of this Lease (as amended) for which Tenant has received notice, in either case, beyond the expiration of applicable notice, grace and cure periods, commencing on the date that is the earlier of: (a) the date that the office portion of the Building is fully leased and (b) the Additional Premises Commencement Date, Landlord shall provide the Named Tenant (as hereinafter defined) with a block sign in the lobby desk of the Building (the “Lobby Desk”) with the Named Tenant’s name and/or logo (“Tenant’s Lobby Block Sign”). Tenant acknowledges that each of the other tenants of the Building shall also be permitted to have a block sign in the Lobby Desk; provided that: (x) no tenant occupying the same number of floors or fewer floors of the Building than Tenant shall be permitted to have a block sign in the Lobby Desk that is larger than Tenant’s Lobby Block Sign; (y) Tenant’s Lobby Block Sign will be located on the top shelf of the Lobby Desk display; and (z) Tenant’s Lobby Block Sign will occupy the entire length of the top shelf of the Lobby Desk, as shown on Exhibit C attached hereto. Landlord will use Named Tenant’s name and logo as depicted on Exhibit C attached hereto (the “Approved Name and Logo”) in Tenant’s Lobby Block Sign. Any change in the Approved Name and Logo must be approved by Landlord in Landlord’s sole discretion. Landlord acknowledges that Tenant operates its business in the Premises under the trade name “COMPASS”. As used herein, the term “Named Tenant”, shall mean the tenant originally named in the Lease, a Related Entity of the tenant originally named in this Lease, or an entity that satisfies the conditions of Subsection 12J of the Original Lease.”

23. For so long as Named Tenant occupies at least six (6) floors of the Building, Named Tenant shall have the right to have a sign on the wall of the ground floor lobby of the Building, of the size and in the location depicted on Exhibit D attached hereto (the “Lobby Wall Sign”). The design, materials, appearance and colors of the Lobby Wall Sign shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Landlord shall install the Lobby Wall Sign at Tenant’s sole, but reasonable expense. Tenant shall pay to Landlord the estimated cost of purchasing and installing the Lobby Wall Sign within thirty (30) days of Tenant’s receipt of an invoice therefor from Landlord, as Additional Rent. If Landlord’s actual cost to purchase and install the Lobby Wall Sign exceeds Landlord’s estimated cost, Tenant shall pay such excess to Landlord, as Additional Rent, within ten (10) business days of Tenant’s receipt of an invoice therefor.

24. For so long as Named Tenant occupies at least six (6) floors of the Building, Named Tenant shall have the right to have a plaque on the exterior of the Building, of the size and in the location depicted on Exhibit E attached hereto (the “Exterior Plaque”). The design, materials, appearance and colors of the Exterior Plaque shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Landlord shall install the Exterior Plaque at Tenant’s sole, but reasonable expense. Tenant shall pay to Landlord the estimated cost of purchasing and installing the Exterior Plaque within thirty (30) days of Tenant’s receipt of an invoice therefor from Landlord, as Additional Rent. If Landlord’s actual cost to purchase and install the Exterior Plaque exceeds Landlord’s estimated cost, Tenant shall pay such excess to Landlord, as Additional Rent, within ten (10) business days of Tenant’s receipt of an invoice therefor.

25. Modifying the provisions of Section 31I of the Lease, Tenant shall be entitled to one (1) additional Annual Exclusive per twelve (12) month period during the Term. In no event shall Tenant be entitled to have more than three (3) total events per Roof Season that are Annual Exclusives or Additional Roof Terrace Events.

26. Landlord shall use commercially reasonable efforts to enforce the provisions of the lease of the tenant on the tenth (10th) and eleventh (11th) floors of the Building (the “10th and 11th Floor Tenant”) that: (a) restrict such tenant from materially adversely affecting the ninth (9th) floor or the ninth (9th) floor ceiling in the course of such 10th and 11th Floor Tenant’s construction (except as expressly set forth herein); and (b) require the 10th and 11th Floor Tenant to install sufficient noise proofing materials during its initial build-out to prevent noise from the tenth (10th) floor from being heard on the ninth (9th) floor, or otherwise disrupting Tenant’s use of the ninth (9th) floor. Notwithstanding the foregoing, Tenant acknowledges that the 10th and 11th Floor Tenant will be installing two (2) pipes that will penetrate the ninth (9th) floor ceilings which Landlord believes will be located in the approximate locations that are depicted on Exhibit E attached hereto. The two (2) pipes will be run high and tight to the slab and follow the column lines of the Building so as to minimize interference with the portion of the Premises located on the ninth (9th) floor.

27. Tenant represents and warrants that Tenant has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this Third Amendment, and that insofar as Tenant knows no other broker negotiated this Third Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Third Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord represents and warrants that Landlord has dealt directly with (and only with), RFR Realty LLC and Cushman & Wakefield, Inc. as broker in connection with this Third Amendment, and that insofar as Landlord knows no other broker negotiated this Third Amendment or is entitled to any commission in connection therewith. Landlord shall pay any commission due to RFR Realty LLC and Cushman & Wakefield, Inc. in connection with this Third Amendment pursuant to a separate written agreement. This Section 27 shall survive the expiration or earlier termination of the Lease with respect to the Expansion Premises.

28. Except as specifically set forth in this Third Amendment, the Lease and all covenants, agreements, terms and conditions thereof: (a) shall apply equally to the Expansion Premises and the Third Amendment Current Premises, (b) remain in full force and effect, and (c) are, in all respects, ratified and confirmed.

29. The covenants, agreements, terms and conditions contained in this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

30. This Third Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

[SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: COO

EXHIBIT A

FLOOR PLAN OF THE EXPANSION PREMISES

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE EXPANSION PREMISES. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

90 Fifth Avenue Floor 9

STAIR
STAIR
14th Street
Fifth Avenue

Date Printed 8/27/2015

RFR
RFR REALTY LLC

N Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue 14th street Fifth Avenue For complete listing,visit www.rfrspace.com www.rfrrealty.com Not to scale. All dimenensions and condition only.

90 Fifth Avenue

Floor 8

14th Street
Fifth Avenue

Date Printed: 8/27/2015

RFR
RFR REALTY LLC

N

Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue 14th street Fifth Avenue For complete listing,visit www.rfrspace.com www.rfrrealty.com Not to scale. All dimenensions and condition only.

EXHIBIT B

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

Agreement dated ________, 2015 (the “Effective Date”), between Urban Compass, Inc., d/b/a Compass, a Delaware corporation (the “Company”), and 90 FIFTH OWNER, LLC, a Delaware limited liability company (the “Recipient”) with offices at c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022.

1. Background. The Company and the Recipient (the “parties”) intend to engage in discussions and negotiations concerning an amendment of a lease between Recipient and the Company at certain Recipient-owned real property (the “Lease Transaction”). In the course of discussions regarding the Lease Transaction, it is anticipated that the Company will disclose or deliver solely to the Recipient and to the Recipient’s managing agent, and each of their directors, officers and employees, on an as-needed basis (collectively, “Representatives”) certain of the Company’s financial information for the limited purposes of enabling the Recipient to evaluate the Lease Transaction (the “Purposes”). The parties have entered into this Agreement in order to assure the confidentiality of such financial information in accordance with the terms of this Agreement.

2. Proprietary Information. As used in this Agreement, the term “Proprietary Information” shall mean all financial information or confidential or proprietary information designated as such in writing by the Company, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Company to the Recipient. For the avoidance of doubt, “Proprietary Information” shall include, without limitation, any and all financial information related to the Company’s business or operations. In addition, and without limitation, the term “Proprietary Information” shall be deemed to include any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Recipient or its Representatives which contain, reflect or are based upon, in whole or in part, any Proprietary Information furnished to the Recipient or its Representatives pursuant hereto.

3. Scope of Agreement. This Agreement shall apply to all Proprietary Information disclosed by the Company, whether before, on or after the date hereof.

4. Use and Disclosure of Proprietary Information. The Recipient and its Representatives shall use the Proprietary Information only for the Purposes, or in connection with a potential financing or sale of Recipient’s interest in the property affected by such Lease Transaction, and such Proprietary Information shall not be used for any other purpose without the prior written consent of the Company. The Recipient and its Representatives shall hold in confidence, and shall not disclose to any person, whatsoever, outside its organization, any Proprietary Information or exploit such Proprietary Information for its own benefit or the benefit of another without the prior written consent of the Company. Without limitation of the foregoing, the Recipient shall not cause or permit reverse engineering of any Proprietary Information or decompilation or disassembly of any software programs which are part of the Proprietary Information. The Recipient shall disclose Proprietary Information received by it under this Agreement only to persons (a) within its organization and (b) serving as legal counsel, primary accountant, lender or potential purchaser in connection with the real property related to the Lease Transaction, in each case, who have a need to know such Proprietary Information in the course of the performance of their duties and who are bound by a written agreement, enforceable by the Company, to protect the confidentiality of such Proprietary Information. The Recipient shall obtain from any potential purchaser or lender of the real property related to the Lease Transaction (or Recipient’s interest therein), a confidentiality agreement in the same form as this agreement, or such other form that is reasonably acceptable to the Company. The Recipient shall adopt and maintain programs and procedures which are reasonably calculated to protect the confidentiality of Proprietary Information and shall be responsible to the Company for any disclosure or misuse of Proprietary Information which results from a failure to comply with this provision. The Recipient will promptly report to the Company any actual or suspected violation of the terms of this Agreement and will take all reasonable further steps requested by the Company to prevent, control or remedy any such violation. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not prohibit the Recipient from disclosing Proprietary Information to the extent required in order for the Recipient to comply with applicable laws and regulations and any court or other judicial order, provided that the Recipient provides prior written notice of such required disclosure to the Company and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

5. Limitation on Obligations. The obligations of the Recipient specified in Section 4 shall not apply, and the Recipient shall have no further obligations, with respect to any Proprietary Information to the extent the Recipient can demonstrate, by clear and convincing evidence, that such Proprietary Information:

A. is generally known to the public at the time of disclosure or becomes generally known without the Recipient or its Representatives violating this Agreement;

B. is in the Recipient’s possession at the time of disclosure otherwise than as a result of Recipient’s breach of any legal obligation;

C. becomes known to the Recipient through disclosure by sources other than the Company having the legal right to disclose such Proprietary Information; or

D. is independently developed by the Recipient without reference to or reliance upon the Proprietary Information.

6. Ownership of Proprietary Information. The Recipient agrees that it shall not receive any right, title or interest in, or any license or right to use, the Proprietary Information or any patent, copyright, trade secret, trademark or other intellectual property rights therein, by implication or otherwise.

7. Return of Proprietary Information. The Recipient shall, upon the termination of this Agreement or the request of the Company, destroy (to the extent reasonably possible): (i) any notes, reports or other documents prepared by the Recipient which contain Proprietary Information; and (ii) any Proprietary Information (and all copies and reproductions thereof) which is in electronic form or or cannot otherwise be returned to the Company. Notwithstanding the return or destruction of the Proprietary Information, the Recipient and its Representatives will continue to be bound by their obligations of confidentiality and other obligations hereunder.

8. Miscellaneous.

A. This Agreement supersedes all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties.

B. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

C. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

D. The provisions of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Recipient to be reasonable for such purpose. The Recipient agrees that any breach of this Agreement will cause the Company substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Company shall have the right to specific performance and other injunctive and equitable relief. Notwithstanding the foregoing, nothing in this Agreement shall make Recipient liable to the Company or any other party for consequential or punitive damages, except in the case of Recipient’s gross negligence or willful misconduct which results in the dissemination of the Confidential Information to parties that are not permitted to receive the same pursuant to this Agreement.

E. The confidentiality obligations imposed by this Agreement shall continue with respect to a particular item of Proprietary Information until the fifth anniversary of the disclosure of such Proprietary Information to Recipient pursuant to this Agreement.

F. For the convenience of the parties, copies of signatures to this Agreement may be transmitted by facsimile or e-mail in portable document format (.pdf) and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

[Remainder of Page Intentionally Left Blank]

The parties below and hereto have executed this Confidentiality Agreement as of the day and year first set forth above.

URBAN COMPASS, INC.

By:
Name:	David Snider
Title:	COO

90 FIFTH OWNER, LLC

By:
Name:
Title:

EXHIBIT C

APPROVED NAME AND LOGO

(Please see attached.)

COMPASS

COMPASS peakperformance RFR

EXHIBIT D

LOBBY WALL SIGN LOCATION AND DIMENSIONS

(Please see attached.)

EXHIBIT E

EXTERIOR PLAQUE LOCATION AND DIMENSIONS

(Please see attached.)

comp

EXHIBIT F

APPROXIMATE PIPE LOCATIONS

(See attached)

90 5th Avenue
Open Layout

FREIGHT
STAIR
HVAC ROOM
WOMEN
JAN.
MEN
TEL.
ELEC.
STAIR
4"
2½"
14th Street
Fifth Avenue

2½ W. } TO BE RUN
4" W } AS TIGHT TO
SLAB AS POSSIBL
AND ALONG BEAM.

DOMESTIC WATER IN
SAME LOCATION
TIGHT TO SLABS + BEAM

RFR
RFR REALTY LLC

For complete listings, visit
www.RFRspace.com

N Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth open layout Avenue For complete listing, visit www.rfrspace.com Not to Sale. All dimensions and conditions are approximate

FOURTH AMENDMENT OF LEASE

FOURTH AMENDMENT OF LEASE (this “Fourth Amendment”) made as of this 10th day of March, 2016, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., D/B/A COMPASS, having an office at 90 Fifth Avenue, New York, New York 10011 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into a Lease, dated as of July 23, 2014 (the “Original Lease”), which Original Lease was amended by First Amendment of Lease dated as of October 6, 2014 (the “First Amendment”), Second Amendment of Lease dated as of April 9, 2015 (the “Second Amendment”), and Third Amendment of Lease dated as of October 26, 2015 (the “Third Amendment”, and together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd, 4th, 5th, 6th, 7th, 8th and 9th floors (the “Premises”), as more particularly described in the Lease, in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. Landlord and Tenant acknowledge and agree that the Commencement Date of the Lease with respect to the third (3rd) and fourth (4th) floor premises originally demised by the Original Lease is December 8, 2014 and accordingly, notwithstanding the provisions of Subsection 1E(ii) of the Lease (as amended), the Minimum Rent Abatement Period for the portions of the Premises located on the third (3rd) and fourth (4th) floors of the Building ran from January 1, 2015 through July 31, 2015.

3. Landlord and Tenant further acknowledge that: (a) the Additional Premises Commencement Date (with respect to the fifth (5th) and sixth (6th) floors), occurred on April 15, 2015; (b) the 7th Floor Commencement Date occurred on April 9, 2015; and (c) the Expansion Premises Commencement Date (with respect to the eighth (8th) and ninth (9th) floors), occurred on October 26, 2015.

4. The eleventh (11th) through the thirteenth (13th) paragraphs of Exhibit B of the Second Amendment are hereby deleted in their entirety, and shall be replaced with the following:

“Subject to the provisions of this Exhibit B, Landlord shall reimburse Tenant for the 7th Floor Work Costs paid by Tenant in an amount not to exceed $819,130.00 (the “Landlord’s 7th Floor Contribution”) (other than Soft Costs in excess of fifteen (15%) percent of the total amount of Landlord’s 7th Floor Contribution (the “7th Floor Soft Cost Contribution Cap”)). Landlord’s obligation to make any payment of Landlord’s 7th Floor Contribution (each, a “7th Floor Disbursement”) are subject to the following:

(i) Tenant may not make more than one (1) request for a 7th Floor Disbursement (each, a “7th Floor Disbursement Request”) in any calendar month and not more than three (3) total 7th Floor Disbursement Requests.

(ii) Landlord shall not be required to make any 7th Floor Disbursement: (x) at any time that there is an outstanding monetary or material non-monetary default under the terms of the Lease for which Tenant has received notice from Landlord (provided that Landlord shall make such 7th Floor Disbursement to Tenant after Tenant cures such default); or (y) at any time prior to the date that Tenant has paid fifty (50%) percent of the amount of the total contract cost of Landlord’s 7th Floor Work (the “Total 7th Floor Contract Cost”) in excess of the total amount of Landlord’s 7th Floor Contribution. After Tenant has paid such amount, Landlord’s 7th Floor Disbursements shall be in the full amount of such 7th Floor Disbursement Requests (provided that such 7th Floor Disbursement Requests are complete, and provided further, that Landlord shall not be required to disburse a portion of the Landlord’s 7th Floor Contribution that would result in the total percentage of the Landlord’s 7th Floor Contribution that has been disbursed to Tenant being greater than the total percentage of the Total 7th Floor Contract Cost (excluding Soft Costs in excess of the 7th Floor Soft Cost Contribution Cap) paid by Tenant as of the date of such 7th Floor Disbursement Request).

(iii) With each 7th Floor Disbursement Request, Tenant shall submit to Landlord the following:

(a) A true and correct copy of the application for payment (in the form issued by the American Institute of Architects) by the contractors performing Landlord’s 7th Floor Work, including sworn statements evidencing the cost thereof (or in the case of subcontractors and materialmen, sworn statements for the last preceding 7th Floor Disbursement Request, other than with respect to the first 7th Floor Disbursement Request) together with copies of all receipted bills and invoices showing payment of the such costs by Tenant; and

(b) Final lien waivers from all contractors or subcontractors with respect to the portion of the 7th Floor Work Costs for which Tenant is seeking reimbursement.

(iv) Landlord shall cooperate in good faith with Tenant in obtaining the documents listed in clauses (a) and (b) above from the contractors performing Landlord’s 7th Floor Work. If the total cost of Landlord’s 7th Floor Work which qualifies for reimbursement pursuant to this Exhibit B is less than Landlord’s 7th Floor Contribution, or if Tenant has not submitted a final 7th Floor Disbursement Request by the date that is two (2) years after the date of this Fourth Amendment, Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

(v) Notwithstanding anything to the contrary contained in this Section, if at the time a 7th Floor Disbursement is required to be made Tenant is in arrears in the payment of Minimum Rent or any Additional Rent, beyond the expiration of applicable notice, grace and cure periods, then Landlord may offset the amount of such arrearages against any 7th Floor Disbursement.

(b) Landlord shall disburse a portion of the Landlord’s 7th Floor Contribution to Tenant within thirty (30) days after Landlord acknowledges receipt of a complete 7th Floor Disbursement Request, including the items set forth in paragraph (iii) above. 7th Floor Disbursements from the Landlord’s 7th Floor Contribution shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid (as certified by an executive officer of Tenant and by Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors, and materialmen with respect to the Landlord’s 7th Floor Work, which shall not have been the subject of a previous disbursement from the Landlord’s 7th Floor Contribution. If Landlord shall fail to pay an installment of Landlord’s 7th Floor

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Contribution on a timely basis when required hereunder, Tenant shall provide written notice of such failure to Landlord. If Landlord shall not make the required payment to Tenant within fifteen (15) days after such notice shall have been given to Landlord, then any dispute arising between Landlord and Tenant as to whether Landlord has failed to properly pay such installment of Landlord’s 7th Floor Contribution shall be subject to expedited arbitration pursuant to the terms of Section 17 of the Third Amendment and the determination of the arbitrators shall be binding on each of the parties.

5. In consideration of the terms and conditions of this Fourth Amendment, Tenant hereby waives any claim to any extension of any Minimum Rent Abatement Periods described in the Lease (as amended) in connection with Landlord’s delivery of the Amended CO by the Amended CO Deadline, as described in Subsection 1B(ii) of the Lease (as amended) or in connection with the Landlord’s delivery of the Amended Additional Premises CO by the Amended Additional Premises CO Deadline, as described in Section 18 of the First Amendment.

6. Tenant represents and warrants that Tenant has dealt with no broker in connection with this Fourth Amendment, and that insofar as Tenant knows no broker negotiated this Fourth Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Fourth Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord represents and warrants that Landlord has dealt with no broker in connection with this Fourth Amendment, and that insofar as Landlord knows no broker negotiated this Fourth Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Fourth Amendment by Tenant shall be conclusive evidence that Tenant has relied upon the foregoing representation and warranty. This Section 6 shall survive the expiration or earlier termination of the Lease.

7. Except as specifically set forth in this Fourth Amendment, the Lease and all covenants, agreements, terms and conditions thereof remain in full force and effect, and are, in all respects, ratified and confirmed.

8. The covenants, agreements, terms and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

9. This Fourth Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

[SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: COO

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FIFTH AMENDMENT OF LEASE

FIFTH AMENDMENT OF LEASE (this “Fifth Amendment”) made as of this 6th day of February, 2017, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., D/B/A COMPASS, having an office at 90 Fifth Avenue, New York, New York 10011 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into a Lease, dated as of July 23, 2014 (the “Original Lease”), which Original Lease was amended by First Amendment of Lease dated as of October 6, 2014 (the “First Amendment”), Second Amendment of Lease dated as of April 9, 2015 (the “Second Amendment”), Third Amendment of Lease dated as of October 26, 2015 (the “Third Amendment”) and Fourth Amendment of Lease dated as of March 10, 2016 (the “Fourth Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment and the Third Amendment, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd, 4th, 5th, 6th, 7th, 8th and 9th floors (the “Fifth Amendment Current Premises”), as more particularly described in the Lease, in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord the entire 10th and 11th Floors (the “10th and 11th Floors”) of the Building, in addition to the Fifth Amendment Current Premises; and

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Definitions. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. Additional Premises.

(a) As of the date of this Fifth Amendment (the “10th and 11th Floor Commencement Date”), the entire tenth (10th) and eleventh (11th) floors of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit A (the “10th and 11th Floors”), shall be added to and shall be considered a part of the Premises. The Term of the Lease with respect to the entire Premises (including both the 10th and 11th Floors and the Fifth Amendment Current Premises) shall expire on May 31, 2025. The Term with respect to the Fifth Amendment Current Premises shall not be affected by this Fifth Amendment.

(b) Landlord shall, at Landlord’s sole cost, substantially complete the work described on Exhibit B attached hereto (the “Fifth Amendment Base Building Work”). Tenant shall provide Landlord and its agents, employees and contractors access to the 10th and 11th Floors at all reasonable times to complete the Fifth Amendment Base Building Work. Landlord and Tenant shall use reasonable efforts to coordinate the performance of the Fifth Amendment Base Building Work with the performance of Tenant’s 10th and 11th Floor Initial Work in accordance with good construction practice. Tenant acknowledges that Landlord will not be performing any work affecting the columns in the 10th and 11th

Floors and that the columns will be delivered in their “as is” condition as of the 10th and 11th Floor Commencement Date. Other than the Fifth Amendment Base Building Work, Tenant shall accept the 10th and 11th Floors in their “as is” condition as of the 10th and 11th Floor Commencement Date, it being understood that Landlord is not obligated to perform any work or to supply any materials to prepare the 10th and 11th Floors for Tenant’s initial occupancy, except for the Fifth Amendment Base Building Work.

(c) Tenant shall have the right, within thirty (30) days of the completion of the Fifth Amendment Base Building Work, TIME OF THE ESSENCE, to give Landlord notice of any latent defects in the 10th and 11th Floors that were not (or would not have been) discernible after a diligent examination of the 10th and 11th Floors, provided that such defects are not caused by any Tenant Party. Landlord shall complete or repair any such items promptly, but any such items shall not affect the 10th and 11th Floor Minimum Rent Commencement Date; provided, however, that if such items materially or adversely interfere with or delay Tenant’s ability to perform Tenant’s 10th and 11th Floor Initial Work (as hereinafter defined), and solely a result thereof, Tenant is not able to, and does not, perform any of Tenant’s 10th and 11th Floor Initial Work, or Tenant is actually delayed in performing the 10th and 11th Floor Initial Work, Tenant shall deliver written notice of such delay or impediment to Landlord (a “Delay Notice”). In the event that: (x) Landlord does not complete or repair such defect within ten (10) business days of Landlord’s receipt of a Delay Notice from Tenant or (y) Tenant is unable to commence or resume the 10th and 11th Floor Initial Work within ten (10) business days after Landlord’s receipt of a Delay Notice from Tenant, Tenant shall receive a one day extension of the 10th and 11th Floor Minimum Rent Abatement Period for each day from the expiration of such ten (10) business day period, through the earlier of: (i) the date that Landlord completes the applicable repair or otherwise cures the impediment to Tenant’s performance of the 10th and 11th Floor Initial Work or (ii) the date that Tenant can or does commence or resume (as applicable) the performance of the 10th and 11th Floor Initial Work in any part of the 10th and 11th Floor.

(d) The provisions of Subsection 1B of the Original Lease shall not apply to the 10th and 11th Floors.

(e) Landlord shall have no liability to Tenant if Landlord is unable to deliver the 10th and 11th Floors to Tenant on any specific date for any reason whatsoever and the validity of this Fifth Amendment and the Lease (and the letting of the 10th and 11th Floors to Tenant) shall not be impaired thereby; provided, however, that the 10th and 11th Floor Commencement Date shall not be deemed to have occurred until the 10th and 11th Floors are delivered to Tenant. This subparagraph (e) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing or anything else to the contrary contained in this Fifth Amendment, in the event that: (x) Landlord does not substantially complete the Primary Fifth Amendment Base Building Work by January 31, 2017 for any reason other than Unavoidable Delays or interference caused by Tenant and (y) Tenant has obtained Permits for the 10th and 11th Floor Initial Work and is otherwise ready to commence the 10th and 11th Floor Initial Work but is unable to do so, or is actually delayed in performing the 10th and 11th Floor Initial Work, as a result of Landlord’s failure to substantially complete the Primary Fifth Amendment Base Building Work by January 31, 2017, the 10th and 11th Floor Minimum Rent Abatement Period shall be extended by: (i) one (1) day for each day after the date that Tenant advises Landlord in writing that Tenant has obtained Permits for the 10th and 11th Floor Initial Work but is unable to commence the same, or is actually delayed in performing the same, due to Landlord’s failure to timely complete the Primary Fifth Amendment Base Building Work (the “Readiness Notice”) through the earliest to occur of (x) Tenant commencing or resuming the 10th and 11th Floor Initial Work, (y) the date that Landlord substantially completes the Primary Fifth Amendment Base Building Work and (z) February 28, 2017 and (ii) provided that Tenant has delivered a Readiness Notice to Landlord and such delay is not a result of Unavoidable Delay or interference by Tenant, two (2) days for each day from and after March 1, 2017 that Landlord has not substantially completed the Primary Fifth Amendment Base Building Work, and Tenant has not otherwise commenced or resumed (as applicable) the

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10th and 11th Floor Initial Work. In the event that: (x) Landlord does not substantially complete the Convector Cover Work by March 15, 2017 for any reason other than Unavoidable Delays or interference caused by Tenant and (y) Tenant has obtained Permits for the 10th and 11th Floor Initial Work and is otherwise ready to commence the 10th and 11th Floor Initial Work but is unable to do so, or is actually delayed in performing the 10th and 11th Floor Initial Work as a result of Landlord’s failure to substantially complete the Convector Cover Work, the 10th and 11th Floor Minimum Rent Abatement Period shall be extended by one (1) day for each day after the date that Tenant advises Landlord in writing that Tenant has obtained Permits for the 10th and 11th Floor Initial Work but is unable to commence the same, or is actually delayed in performing the same, due to Landlord’s failure to complete the Convector Cover Work by March 15, 2017 through the earlier to occur of (x) Tenant commencing or resuming the 10th and 11th Floor Initial Work (as applicable) and (y) the date that Landlord substantially completes the Convector Cover Work. Landlord shall substantially complete the Additional Fifth Amendment Base Building Work at its sole cost on or before February 15, 2017.

(f) The definition of “Premises” in Section IIIA of the Lease Information Summary (as revised by Section 2 of the First Amendment, Section 2 of the Second Amendment, and Section 2 of the Third Amendment) is hereby deleted and replaced with the following, “The entire third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th) and eleventh (11th) floors of the Building, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.”

(g) The floor plans attached hereto as Exhibit A shall be deemed to be added to the end of Exhibit 1 of the Lease.

(h) The references to the “Commencement Date” in the following provisions of the Lease shall be deemed to refer to the “10th and 11th Floor Commencement Date” with respect to the 10th and 11th Floors only: Subsections 1A, 2A, 7C, 10A, 15A(iv), 26B(ii) and 26H(i), and Article 30. Except as specifically set forth herein, the term “Commencement Date” as used in the Lease shall be deemed to refer to the commencement date of the Lease for the Existing Premises (as defined in the First Amendment), the term “Additional Premises Commencement Date” shall be deemed to refer to the commencement date of the Lease with respect to the Additional Premises, as provided in Section 5 of the First Amendment, and the “7th Floor Commencement Date” shall refer to the commencement date of the Lease with respect to the 7th Floor Premises, as provided in Section 5 of the Second Amendment, and the term “Expansion Premises Commencement Date” shall be deemed to refer to the commencement date of the Lease with respect to the Expansion Premises, as provided in Section 5 of the Third Amendment.

(i) Landlord represents to Tenant that, as of the 10th and 11th Floor Commencement Date, and on the date that Landlord completes the Fifth Amendment Base Building Work, the 10th and 11th Floors shall comply with all Legal Requirements applicable to the then-current condition of the 10th and 11th Floors.

3. Minimum Rent for the 10th and 11th Floors:

(a) The Minimum Rent for the 10th and 11th Floors only shall be:

(i) Two Million One Hundred Twenty Three Thousand One Hundred Eighty Four and 96/100 ($2,123,184.96) Dollars per annum ($176,932.08 per month) for the period commencing on the 10th and 11th Floor Commencement Date through January 31, 2023;

(ii) Two Million Two Hundred Forty Nine Thousand Two Hundred Four and 96/100 ($2,249,204.96) Dollars per annum ($187,433.75 per month) for the period commencing on February 1, 2023 through and including the Expiration Date.

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(b) Tenant shall pay the first monthly installment of Minimum Rent with respect to the 10th and 11th Floors simultaneously with Tenant’s execution of this Fifth Amendment and delivery of the same to Landlord. Such amount shall be applied to the first (1st) installment of Minimum Rent due for the first calendar month commencing after the expiration of the 10th and 11th Floor Minimum Rent Abatement Period.

(c) Notwithstanding anything herein to the contrary, provided that Tenant is not in default under the Lease (as amended) beyond the expiration of any applicable grace, notice and/or cure period, Tenant shall be entitled to a credit against one hundred percent (100%) of the Minimum Rent due for the 10th and 11th Floors only for the period from the 10th and 11th Floor Commencement Date through February 14, 2018 (as the same may be extended pursuant to the terms of this Fifth Amendment, the “10th and 11th Floor Minimum Rent Abatement Period”). The day immediately following the expiration of the 10th and 11th Floor Minimum Rent Abatement Period is referred to herein as the “10th and 11th Floor Minimum Rent Commencement Date”.

4. 10th and 11th Floor Escalations and Additional Rent

(a) “Tenant’s Proportionate Share” with respect to the 10th and 11th Floors only, shall mean 19.388%

(b) The “Base Operating Factor” with respect to the 10th and 11th Floors only, shall mean the Operating Expenses for the 2017 calendar year.

(c) The “Base Tax Amount” with respect to the 10th and 11th Floors only, shall mean the fifty percent (50%) of the sum of: (i) the Taxes due for the New York City fiscal tax year commencing July 1, 2016 and ending June 30, 2017 and (ii) the Taxes due for the New York City fiscal tax year commencing July 1, 2017 and ending June 30, 2018.

(d) For the avoidance of doubt, except as expressly modified by this Fifth Amendment or any of the previous amendments to the Original Lease, all items of Additional Rent described in the Original Lease, including, without limitation, the escalations described in Article 3 of the Original Lease, the condenser water charges described in Subsection 26B(iv) of the Original Lease (if applicable to the 10th and 11th Floors), and the electric charges described in Subsection 26H(i) of the Original Lease, shall apply to the 10th and 11th Floors, as well as the Fifth Amendment Current Premises. Landlord shall provide: (i) condenser water to the 10th and 11th Floors pursuant to the terms and provisions of Subsection 26B(iv) of the Original Lease (if applicable to the 10th and 11th Floors) and (ii) electrical energy to the 10th and 11th Floors pursuant to the terms and provisions of Subsection 26H of the Original Lease; provided, however, that Tenant shall not be required to pay any items of Additional Rent pursuant to Articles 3 and 26 of the Original Lease (as amended) with respect to the 10th and 11th Floors until Landlord has substantially completed the Primary Fifth Amendment Base Building Work.

5. Landlord’s Fifth Amendment Contribution.

(a) Subject to the provisions of this Section 5, Landlord shall contribute an amount up to $2,764,280.00 (“Landlord’s Fifth Amendment Contribution”) toward the cost of the performance of Tenant’s Alterations to prepare the 10th and 11th Floors for Tenant’s initial occupancy (the “10th and 11th Floor Initial Work”).

(b) Landlord’s Fifth Amendment Contribution shall be disbursed to Tenant in the manner described in Section 16 of the Third Amendment for the disbursement of the Landlord’s Contribution (and any disputes in connection therewith shall be settled pursuant to Section 17 of the Third Amendment), except that in connection with Landlord’s Fifth Amendment Contribution, Section 16 of the Third Amendment shall be deemed to be modified as follows:

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(i) All references to “Landlord’s Contribution” shall be deemed to mean “Landlord’s Fifth Amendment Contribution”.

(ii) All references to “Tenant’s Expansion Initial Work” shall be deemed to mean the “10th and 11th Floor Initial Work”.

(iii) The term “Total Contract Cost” shall mean the total contract cost of the 10th and 11th Floor Initial Work.

(iv) The reference to the “Expansion Premises Commencement Date” in Section 16(e) shall be deemed to refer to the “10th and 11th Floor Commencement Date”.

(c) Tenant acknowledges that $500,000.00 of Landlord’s Fifth Amendment Contribution shall be deemed to be a loan (the “Fifth Amendment Work Loan”), which Tenant must repay to Landlord with interest at a rate of five percent (5%) per annum. Accordingly, commencing on February 15, 2018, Tenant shall pay to Landlord, on the first day of each calendar month thereafter through May 2025, Additional Rent in the amount of $6,80253 as repayment of the Fifth Amendment Work Loan (the “Tenant’s Monthly Loan Payment”). Landlord and Tenant acknowledge that Tenant may prepay any outstanding balance of the Fifth Amendment Work Loan commencing March 1, 2023 (and it is understood and agreed that Tenant shall not be permitted to prepay the outstanding balance of the Fifth Amendment Work Loan prior to such date).

6. Security Deposit.

(a) Subsection V.G. of the Lease Information Summary is deleted and replaced with the following, “Security Deposit: $8,846,604.00”. Within thirty (30) days of the date of this Fifth Amendment, Tenant shall deliver to Landlord an amendment to the Letter of Credit previously delivered to Landlord in connection with the Lease, increasing the amount of the Letter of Credit by $2,041,524.00 (the “Additional Fifth Amendment Security”) from $6,805,080.00 to $8,846,604.00 (the “Fifth Amendment LC Amendment”). Tenant’s failure to timely deliver the Fifth Amendment LC Amendment to Landlord shall be a default under the Lease.

(b) Notwithstanding the foregoing, commencing on July 26, 2020, provided that, and so long as the Security Deposit Reduction Conditions (as defined in the Third Amendment) are satisfied, the Security Deposit due hereunder shall be reduced from $8,846,604.00 to $6,634,953.00. Landlord shall promptly cooperate with Tenant in complying with any reasonable requirements of the Issuing Bank in connection with the reduction of the Security Deposit provided for herein. Each year, from and after January 1, 2021, provided that Tenant has received the Security Deposit reduction described in Section 13 of the Third Amendment (as modified hereby), Tenant shall submit to Landlord, within fifteen (15) days after Landlord’s written request therefor, which request shall be accompanied by a signed Confidentiality Agreement in the form attached to the Third Amendment as Exhibit B, Tenant’s most recent annual and quarterly audited financial statements (or if audited financial statements are not available, Tenant’s most recent annual and quarterly internal financial statements that are certified by a certified public accountant). If, at any time, the Security Deposit Reduction Conditions are not satisfied, Tenant shall be required, upon ten (10) business days’ written notice from Landlord, to restore the Security Deposit to $8,845,604.00. Notwithstanding the foregoing, at any time during the Term (prior to or after January 1, 2021), regardless of whether Tenant receives the Security Deposit reduction, in connection with the sale or refinance of the Building or Landlord’s interest therein, Tenant shall, no more than once per calendar year, within fifteen

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(15) days of Landlord’s written request (which shall be accompanied by a Confidentiality Agreement in the form attached to the Third Amendment as Exhibit B), deliver to Landlord Tenant’s most recent annual and quarterly audited financial statements (or if audited financial statements are not available, Tenant’s most recent annual and quarterly internal financial statements that are certified by a certified public accountant), which financial statements may be delivered by Landlord to any third party lender or prospective purchaser from whom Landlord delivers a Confidentiality Agreement in substantially the form attached to the Third Amendment as Exhibit B (or such other form of Confidentiality Agreement that is reasonably acceptable to Tenant).

7. Assignment and Subleasing.

(a) The provisions of Subsection 12I of the Original Lease shall not apply to any sublease of the 10th and 11th Floors for the period from the 10th and 11th Floor Commencement Date through January 31, 2021 (the “10th and 11th Floor Sublease Period”). To the extent that any sublease of the 10th and/or 11th floors of the Building by Tenant is for a term exceeding the 10th and 11th Floor Sublease Period, or is for a term occurring after the 10th and 11th Floor Sublease Period, Subsection 12I of the Lease shall apply to any part of the sublease term after the expiration of the 10th and 11th Floor Sublease Period.

(b) Subsection 12F(vii) of the Original Lease, as previously modified by Section 23 of the First Amendment, Section 19 of the Second Amendment and Section 18 of the Third Amendment, is further amended to substitute the number “eighteen (18)” for the number “fourteen (14)”. In no event shall Tenant be permitted to have more than two (2) subtenants per floor of the Premises.

8. Signs.

(a) Named Tenant shall be permitted to illuminate its Exterior Plaque in a manner that is acceptable to Landlord, in Landlord’s reasonable discretion. Tenant shall pay for the electricity used in connection with such Exterior Plaque illumination pursuant to the provisions of Subsection 26H of the Original Lease.

(b) For so long as Named Tenant occupies at least seven (7) floors of the Building, subject to the provisions of this Section 8(b), Named Tenant shall have the right to install a flag on the existing flagpole at the Building (the “Compass Flag”). The design, dimensions, materials, appearance and colors of the Compass Flag shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Promptly after Tenant notifies Landlord that the Compass Flag is ready to be installed, Landlord shall remove the existing American flag from the flagpole. In the event that any Governmental Agency requires the existing flagpole to be modified or replaced to comply with applicable Legal Requirements: (i) Tenant shall be responsible for performing any required modifications or replacements at its sole cost, in accordance with the provisions of Article 4 of this Lease and (ii) subject to the first sentence of this Section 8(b), Named Tenant shall have the right to install a flag on such replacement flag pole (provided that the design, dimensions, materials, appearance and colors of such replacement flag shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed). In the event that any Governmental Agency issues a violation against the Building in connection with the Compass Flag, or otherwise requires the Compass Flag to be taken off of the flagpole, Tenant shall promptly remove the Compass Flag from the flagpole, and shall indemnify, defend and hold Landlord harmless from and against any fines, penalties or other expenses incurred by Landlord in connection with any such violation.

(c) In the event that Tenant: (i) occupies at least seven (7) floors of the Building, (ii) is required to remove the Compass Flag from the Building pursuant to the provisions of Section 8(b) above, and (iii) has satisfied its obligations set forth in Section 8(b) above in connection the removal of the

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Compass Flag and any violations, fines or other expenses associated therewith, Tenant may install additional signage above the entrance to the office lobby of the Building in the location depicted on Exhibit C attached hereto (the “Additional Doorway Signage”). The size, design, materials, color, general appearance and manner of installation of the Additional Doorway Signage shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Named Tenant’s installation of the Additional Doorway Signage shall be subject to the provisions of Article 4 of the Lease. Tenant acknowledges that Tenant shall not be permitted to have the Additional Doorway Signage at any time that Tenant is permitted to and/or does display the Compass Flag at the Building.

(d) For so long as Named Tenant occupies at least seven (7) floors of the Building, Named Tenant shall have the right, at its sole cost, to install and maintain additional signage inside of the office lobby area of the Building (the “Additional Lobby Signage”). The Additional Lobby Signage, including, without limitation, the size, location, design, materials, color, general appearance and manner of installation thereof, shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Provided that Named Tenant continues to satisfy the applicable occupancy requirements for the Lobby Wall Sign and the Additional Lobby Signage respectively, Named Tenant may modify such signage from time to time during the Term provided that such modifications are approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Named Tenant’s installation of the Additional Lobby Signage and any modifications to any of Named Tenant’s signage in the office lobby area of the Building, shall be subject to the provisions of Article 4 of the Lease.

(e) For so long as Named Tenant occupies at least seven (7) floors of the Building, Named Tenant shall have the right to install and maintain, at its sole cost, a blade sign on the exterior of the Building of the size and in the location depicted on Exhibit C attached hereto (the “Blade Sign”). Tenant acknowledges that the Blade Sign shall not be longer than two (2) of the façade blocks and shall have a height to depth ratio that is 2:1. Landlord shall permit Tenant to illuminate the Blade Sign in a manner that is reasonably acceptable to Landlord, and the design, materials, appearance and colors of the Blade Sign shall also be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Tenant shall pay for the electricity used in connection with such Blade Sign illumination pursuant to the provisions of Subsection 26H of the Lease. Named Tenant shall install the Blade Sign, subject to the provisions of Article 4 of the Lease.

(f) Tenant acknowledges that Tenant shall be responsible, at its sole cost, for: (i) maintaining all of Tenant’s interior and exterior signs (including the Compass Flag) at the Building in good condition and repair; (ii) promptly repairing or replacing any of its signage (including the Compass Hag) that becomes damaged during the Term (subject to the provisions of Article 4 and Subsection 31E of the Lease) (unless such damage is caused by Landlord or its agents’ or employees’ negligence or willful misconduct, subject to the provisions of Subsection 9B of the Lease); and (iii) obtaining any permits or approvals required by any Governmental Agency in connection with Tenant’s signage. Tenant further agrees that, prior to the Expiration Date or earlier termination of the Term of the Lease, Tenant shall, at its sole cost and expense, remove all of its signage from the interior and exterior of the Building, and repair any damage caused by such signage or the removal thereof, at Tenant’s sole cost, to Landlord’s reasonable satisfaction. The provisions of this Section 8(f) shall survive the expiration or earlier termination of the Term.

9. Renewal Option.

(a) Provided this Lease is in effect and Tenant is not in default hereunder beyond the expiration of any applicable grace, notice and/or cure periods, either at the time of the exercise of this option or at the time of the commencement of the Renewal Term, Tenant shall have the option to renew the initial term for one (1), five (5) year renewal term (the “Renewal Term”) upon the same terms as in this Lease

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(including items of Additional Rent and escalations), except that (i) the Minimum Rent during the Renewal Term shall be determined as provided below, (ii) the Base Operating Factor for the entire Premises (ie., the 10th and 11th Floors and the Fifth Amendment Current Premises) shall mean the Operating Expenses for the 2025 calendar year, (iii) the Base Tax Amount for the entire Premises (ie., the 10th and 11th Floors and the Fifth Amendment Current Premises) shall mean the Taxes due for the New York City fiscal tax year commencing July 1, 2025 and ending June 30, 2026 and (iv) Tenant shall have no right to renew the Term of the Lease for any period beyond the Renewal Term. Tenant shall exercise its option with respect to the Renewal Term, if at all, by giving written notice to Landlord on or before February 28, 2024. The failure by Tenant to duly give notice of its exercise of its right to renew the Term shall be deemed a waiver of such right. Upon Landlord’s receipt of such notice from Tenant, this Lease, subject to the provisions of this Article, shall be automatically extended for the Renewal Term with the same force and effect as if the Renewal Term had been originally included in the Term. The Minimum Rent during the Renewal Term shall be the fair market Minimum Rent as determined pursuant to the provisions hereof, by arbitration or by agreement of Landlord and Tenant as of the commencement of the Renewal Term. Landlord shall not be responsible for any fees or commissions due to any broker or other agent with which Tenant has had dealings in connection with the Renewal Term unless otherwise agreed to in writing by Landlord and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, cost, liability and expense arising out of any claim made by any of such brokers or agents. The renewal option set forth herein may only be exercised by the Named Tenant.

(b) Provided that Tenant has exercised the option as provided in Section 9(a) above, on or before February 28, 2024, Landlord shall send a notice (the “Landlord’s Notice”) to Tenant of Landlord’s estimate of the fair market Minimum Rent for the Premises for the Renewal Term (the “Landlord’s Estimate”). If Tenant does not object to the Landlord’s Estimate by written notice to Landlord within thirty (30) days following Landlord’s Notice, then Tenant shall be deemed to have accepted Landlord’s Estimate and such amount shall be deemed to be the Minimum Rent for the Renewal Term. If Tenant objects to Landlord’s Estimate within the required thirty (30) day period, Landlord and Tenant shall attempt to agree upon the Minimum Rent to be paid during the Renewal Term. In the event that by January 31, 2025, Landlord and Tenant shall not have agreed upon the Minimum Rent for the Renewal Term, such dispute shall be submitted to arbitration in accordance with the provisions of Section 9(f) below, and the arbitrators shall determine the Minimum Rent for the Renewal Term.

(c) If upon the commencement of the Renewal Term the Minimum Rent to be paid by Tenant during such Renewal Term shall not have been determined, Tenant shall, effective as of the commencement of the Renewal Term, pay as Minimum Rent the amount estimated by Landlord as the appropriate Minimum Rent for the Premises during the Renewal Term as set forth in Landlord’s Notice, subject to adjustment upon determination of such Minimum Rent. Upon the determination of the Minimum Rent, Tenant shall promptly pay to Landlord any underpayment of Minimum Rent by Tenant since the beginning of the Renewal Term. In the event of any overpayment of such Minimum Rent by Tenant since the beginning of the Renewal Term, Tenant shall receive a credit against the Minimum Rent next due under this Lease in the amount of such overpayment.

(d) Nothing contained herein shall affect Tenant’s obligation to pay Additional Rent under this Lease. In determining the Minimum Rent, the Base Tax Amount and the Base Operating Factor for the Renewal Term, all relevant factors (whether favorable to Landlord or Tenant), including the amount of Additional Rent then being paid by Tenant on account of any escalations shall be taken into account.

(e) Any termination, cancellation or surrender of this Lease shall terminate any right of renewal for the Renewal Term. Neither the option granted to Tenant in this Lease to renew the Term nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or that Landlord may otherwise have to terminate this Lease.

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Any termination of this Lease shall serve to terminate any renewal of the Term and any right of Tenant to any such renewal, whether or not Tenant shall have exercised such option to renew. No option granted to Tenant to renew the Term shall be deemed to give Tenant any further option to renew or extend beyond the Renewal Term.

(f) This Section (f) shall apply only to the determination of Minimum Rent for the Renewal Term and shall not be deemed to apply to any other determination or dispute arising out of this Lease. In determining the Minimum Rent for the Renewal Term by arbitration, the following procedures shall apply:

(i) The party invoking the arbitration procedure shall give a notice (the “Arbitration Notice”) to the other party, stating that the party sending the Arbitration Notice desires to meet within ten (10) days to attempt to agree on a single arbitrator to determine the matter in dispute (the “Arbitrator”). If Landlord and Tenant have not agreed on the Arbitrator within twenty (20) days after the giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the “AAA”) for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within thirty (30) days after application therefor, then either party may apply to the appropriate court having jurisdiction over the matter (the “Court”) for the appointment of the Arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the “Appointment Date”. If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or to continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

(ii) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

(a) The Arbitrator shall be disinterested and impartial, shall not be affiliated with Landlord or Tenant (and shall not have previously been employed by Landlord or Tenant) and shall be an MAI appraiser with at least ten (10) years’ experience in the determination of fair market rentals in first class office buildings located in the borough of Manhattan, City of New York.

(b) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to Landlord and Tenant.

(c) Within thirty (30) days after the Appointment Date, Landlord and Tenant shall deliver to the Arbitrator a copy of their respective written determinations of the Minimum Rent (each, a “Determination”), together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of the Determination, the submitting party may not make any additions to or deletions from, or otherwise change, the Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator shall accept the Determination of the submitting party. If each party submits a Determination within the thirty (30) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party’s Determination to the other party.

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(d) If the matter in dispute has not been determined pursuant to subparagraph (c) above, then not less than three (3) days nor more than fifteen (15) days after the earlier to occur of (A) the expiration of the thirty (30) day period provided for in subparagraph (c) above, or (B) the Arbitrator’s receipt of both of the Determinations from the parties, THE ARBITRATOR SHALL BE INSTRUCTED, AND SHALL BE EMPOWERED ONLY, TO SELECT AS THE RESOLUTION TO THE DISPUTE THAT ONE OF THE DETERMINATIONS WHICH THE ARBITRATOR BELIEVES IS THE MORE ACCURATE DETERMINATION OF SUCH AMOUNT. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

(e) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument which sets forth the rationale for the conclusion reached with respect to such determination, original counterparts of which shall be sent simultaneously to Landlord and Tenant, within ten (10) days after his or her determination of the dispute.

(iii) Each party shall pay its own fees and expenses relating to the arbitration. Each party shall pay one half (1⁄2) of the fees and expenses of the AAA and of the Arbitrator.

10. Building Security System and Communications.

(a) Each of Landlord and Tenant agree that it will cooperate with the other to synchronize Tenant’s security system with the Building’s security system as soon as reasonably possible. Landlord shall pay the reasonable cost of such synchronization.

(b) Landlord and Tenant shall coordinate a training session during Ordinary Building Hours for the use of the Building engines system for maintenance requests. Landlord shall make the appropriate Building personnel, and Tenant shall make the appropriate operations personnel, reasonably available for such training session.

11. Freight Elevator. Landlord shall permit the Tenant to use the freight elevator for up to fifty-six (56) hours (which shall be used in minimum four (4) hour increments) during Overtime Periods, free of charge, for Tenant’s initial move-in to the 10th and 11th Floors. Additionally, Tenant shall be permitted to use the freight elevator during Ordinary Building Hours at no charge (but subject to the provisions of Subsection 26A of the Lease) in connection with the 10th and 11th Floor Initial Work).

12. Radiator Maintenance. Landlord shall perform regular radiator inspections and maintenance on a semi-annual basis. Landlord shall deliver to Tenant a schedule for such inspections and maintenance to Tenant no less than thirty (30) days prior to the commencement of such semi-annual maintenance.

13. Broker. Tenant represents and warrants that Tenant has dealt with no broker in connection with this Fifth Amendment, other than RFR Realty LLC and Cushman & Wakefield, Inc. (collectively, the “Broker”), and that insofar as Tenant knows no broker other than the Broker negotiated this Fifth Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Fifth Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord represents and warrants that Landlord has dealt with no broker in connection with this Fifth Amendment other than the Broker, and that insofar as Landlord knows no broker other than the Broker negotiated this Fifth Amendment or is entitled to any commission in connection therewith, and the execution and delivery of this Fifth Amendment by Tenant shall be conclusive evidence that Tenant has relied upon the foregoing representation and warranty. Landlord shall pay any commission due to the Broker in connection with this Fifth Amendment pursuant to a separate written agreement. This Section 13 shall survive the expiration or earlier termination of the Lease.

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14. Fire Stairwells. Subsection 31N of the Original Lease (as previously modified by Section 38 of the First Amendment, Section 26 of the Second Amendment and Section 21 of the Third Amendment) is deleted in its entirety and replaced with the following:

“Tenant shall have the right to use the fire stairwells adjacent to the Fifth Amendment Current Premises and the 10th and 11th Floors (and between the Fifth Amendment Current Premises and the 10th and 11th Floors) as internal circulation stairs subject to any applicable Legal Requirements. Tenant may make code-compliant security and aesthetic Alterations within the fire stairwells with Landlord’s prior review and approval (which approval shall not be unreasonably withheld, delayed or conditioned), and otherwise subject to the provisions of Article 4 of this Lease. Tenant may install, at its own expense, a card access system to each floor of the Premises, in accordance with the applicable provisions of this Lease and applicable Legal Requirements.”

15. Roof Terrace.

(a) Modifying the provisions of Subsection 31I of the Original Lease, Section 35 of the First Amendment and Section 25 of the Third Amendment, Tenant shall be entitled to three (3) additional, Additional Roof Terrace Events per twelve (12) month period during the Term. In no event shall Tenant be entitled to have more than six (6) total exclusive events (including both the Annual Roof Exclusive and the Additional Roof Terrace Events) on the Roof Terrace per Roof Season without payment of a license or other usage fee in connection therewith (provided that Tenant acknowledges that Tenant shall be required to reimburse Landlord, as Additional Rent, for Landlord’s reasonable costs of providing necessary Building staff (security, building engineer, etc.) during Overtime Periods required in connection with Tenant’s exclusive events (collectively, “Event Costs”)). In connection with any exclusive events on the Roof Terrace in excess of the six (6) exclusive events described above, Tenant shall be required to pay Landlord’s standard license or usage fee in connection therewith, in addition to the Expense Costs.

(b) Landlord shall, at Landlord’s sole cost and expense, provide and maintain two (2) sun shade umbrellas for the Roof Terrace, which umbrellas shall be approximately eight (8’) feet in diameter, on or before April 1, 2017, subject to delays caused by Tenant or any Tenant Party. Tenant shall have the right to provide and maintain additional umbrellas and/or other furniture or equipment on the Roof Terrace (“Additional Roof Furnishings”), which shall be subject to Landlord’s approval, in Landlord’s sole discretion. Tenant acknowledges that: (i) any Additional Roof Furnishings must be commercial quality and appropriately weighted for safe use on the Roof Terrace; (ii) Tenant shall be responsible for removing and storing such Additional Roof Furnishings during periods outside of the Roof Season, at its sole cost (and in compliance with all Rules and Regulations regarding moving Tenant’s personal property in and about the Building); (iii) any Additional Roof Furnishings may be used by any other party that is entitled to the use of the Roof Terrace; (iv) Landlord shall have no liability to Tenant in connection with any damage to or loss of the Additional Roof Furnishings; and (v) Tenant shall indemnify, defend and hold Landlord harmless from and against any claims arising from or in connection with the Additional Roof Furnishings, or any damage to property (including the Building) or injury to persons in connection therewith.

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(c) Landlord hereby consents to Tenant’s installation of a WIFI access point on the Roof Terrace for the use of Tenant and its employees and guests, provided that the actual installation thereof shall be subject to the provisions of Subsection 261 and Article 4 of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed).

16. Miscellaneous.

(a) Except as specifically set forth in this Fifth Amendment, the Lease and all covenants, agreements, terms and conditions thereof remain in full force and effect, and are, in all respects, ratified and confirmed.

(b) The covenants, agreements, terms and conditions contained in this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

(c) This Fifth Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

[SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas L. Lavin
Name: Thomas L. Lavin
Title: Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ David Snider
Name: David Snider
Title: Chief Financial Officer

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EXHIBIT A

FLOOR PLAN OF THE 10TH AND 11TH FLOORS

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE 10TH AND 11TH FLOORS. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

(Please see attached.)

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90 Fifth Avenue

Floor 10

FREIGHT
STAIR
HVAC ROOM
STAIR
ELEVATOR LOBBY
14th Street
Fifth Avenue

Date Printed: 1/10/2017

RFR

RFR REALTY LLC

N

Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue Floor 10 For complete listing, visit www.rfrspace.com Not to Scale. All dimensions and conditions are approximate

90 Fifth Avenue

Floor 11

FREIGHT
STAIR
HVAC ROOM
STAIR
ELEVATOR LOBBY
14th Street
Fifth Avenue

Date Printed: 1/10/2017

RFR
RFR REALTY LLC

N

Not to scale. All dimensions and conditions are approximate and for information only.

90 Fifth Avenue Floor 11 For complete listing, visit www.rfrspace.com Not to Scale. All dimensions and conditions are approximate

EXHIBIT B

FIFTH AMENDMENT BASE BUILDING WORK

Landlord shall, at its expense, perform the following work and installations in the 10th and 11th Floors prior to January 31, 2017 (the “Primary Fifth Amendment Base Building Work”):

•

The fan coil units will be delivered in good working condition (Tenant acknowledges, however, that the convector covers will not be installed by January 31, 2017, but will be installed by Landlord promptly after the same are received. The substantial completion of the Primary Fifth Amendment Base Building Work will not be deemed to be affected by the installation of the convector covers. The installation of the convector covers over the fan coil units is referred to in this Fifth Amendment as the “Convector Cover Work”).

•	Landlord shall make available a reasonable number of connection points and tie-ins to connect the 10th and 11th Floors to the Building’s Class-E fire system.

•	Windows will be delivered in good working order.

•	Drywall the perimeter and the core walls up to the ceiling.

•	Patch the ceiling.

•	Install a submeter or submeters to measure Tenant’s electrical consumption in the 10th and 11th Floors.

•	Deliver to Tenant Landlord’s ACP-5 for the 10th and 11th Floors for Tenant’s records.

•	Any Hazardous Substances existing in the 10th and 11th Floors as of the date hereof shall be removed or otherwise remediated in accordance with applicable Legal Requirements;

•

Deliver new, ADA compliant men’s and women’s restrooms on the 10th and 11th Floors (it being understood that there will be no separate, ADA compliant restrooms on the 10th and 11th Floors). Finishes in the new restrooms shall be substantially similar to the finishes in the other restrooms in the Premises.

Landlord shall, at its expense, perform the following work and installations in the Building prior to February 15, 2017 (the “Additional Fifth Amendment Base Building Work”):

•	Repair elevator buttons inside of elevator cabs, as needed.

•	Install grip tape on stairwell steps.

•	Patch and repair all damage to the ceilings in the Premises related to radiator leaks.

•	Repaint bathroom doors in the Premises.

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EXHIBIT C

BLADE SIGN AND ADDITIONAL DOORWAY SIGNAGE RENDERING

(Please see attached)

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Version 1 Blade Sign Dimensions TBD 1:2 ration (Width to Height), Max height, 2 facecode section

SIXTH AMENDMENT OF LEASE

SIXTH AMENDMENT OF LEASE (this “Sixth Amendment”) made as of this 8 day of July 2020, by and between 90 FIFTH OWNER LLC, having an office c/o RFR Realty LLC, 390 Park Avenue, New York, New York 10022 (“Landlord”), and URBAN COMPASS, INC., D/B/A COMPASS, having an office at 90 Fifth Avenue, New York, New York 10011 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have previously entered into an Agreement of Lease, dated as of July 23, 2014 (the “Original Lease”), which Original Lease was amended by First Amendment of Lease dated as of October 6, 2014 (the “First Amendment”), Second Amendment of Lease dated as of April 9, 2015 (the “Second Amendment”), Third Amendment of Lease dated as of October 26, 2015 (the “Third Amendment”), Fourth Amendment of Lease dated as of March 10, 2016 (the “Fourth Amendment”) and Fifth Amendment of Lease dated as of February 21, 2017 (the “Fifth Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant did hire from Landlord the entire 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th and 11th floors (as more particularly described in the Lease, the “Premises”), in the building known as 90 Fifth Avenue, New York, New York (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease; and

WHEREAS, the parties hereto desire to modify and amend the Lease in certain respects as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Definitions. All terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2. Rent Deferral.

(a) Subject to the provisions of this Amendment, $1,126,534.80 of the Minimum Rent due under the Lease (the “Deferred Rent”) shall be deferred (the “Rent Deferral”). The Deferred Rent shall be applied in three (3) increments as follows:

(i) $372,011.04 (which amount is fifty percent [50%]) of the Minimum Rent due for the month of May 2020) shall be applied to Tenant’s Minimum Rent due for the month of May 2020;

(ii) $377,261.88 (which amount is fifty percent [50%]) of the Minimum Rent due for the month of June 2020) shall be applied to Tenant’s Minimum Rent due for the month of June 2020; and

(iii) $377,261.88 (which amount is fifty percent [50%]) of the Minimum Rent due for the month of July 2020) shall be applied to Tenant’s Minimum Rent due for the month of July 2020.

(iv) The period commencing May 1, 2020 and ending July 31, 2020 is sometimes referred to herein as the “Deferral Period”.

(b) The Deferred Rent shall be repaid to Landlord, as Additional Rent, in equal monthly installments of $93,877.90 (the “Deferred Rent Repayments”), which shall be due and payable together with the monthly installments of Minimum Rent due for each month for the period starting August 1, 2020 through July 31, 2021 (the “Repayment Period”).

(c) The Rent Deferral is expressly conditioned upon Tenant’s paying all Minimum Rent and Additional Rent due under the Lease (including, without limitation, the Deferred Rent Repayments), in a timely fashion. In the event that Tenant does not (i) timely pay the Minimum Rent or Additional Rent due under the Lease two (2) or more times during the Deferral Period or during the Repayment Period, or (ii) there exists any other default (after any required notice and beyond the expiration of any applicable grace or cure period), in addition to any other remedies available to Landlord under the Lease or at law, the Deferred Rent shall be immediately repaid to Landlord, with interest thereon from the date that the same would have been due pursuant to the Lease (without giving effect to this Sixth Amendment) at the Interest Rate.

(d) In the event the Rent Deferral is terminated as set forth in Section 2(c) above, Landlord shall be entitled to pursue all remedies available to it for non-payment of Rent (including, without limitation, the Deferred Rent) as set forth in the Lease, in this Sixth Amendment and pursuant to law.

3. Security Deposit. Landlord and Tenant agree that, notwithstanding the terms of Section 6(b) of the Fifth Amendment, Tenant’s Security Deposit will not be reduced from $8,846,604.00 to $6,634,953.00 on July 26, 2020, but rather, such reduction will be postponed until the later of the date that: (i) all of the Deferred Rent Repayments have been made by Tenant to Landlord; and (ii) all of the Security Deposit Reduction Conditions have been satisfied. For the sake of clarity, the Rent Deferral pursuant to Section 2(a) hereof shall not constitute a breach of the Security Deposit Reduction Conditions.

4. Miscellaneous.

(a) Except as modified by this Sixth Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(b) The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as may be otherwise provided in the Lease as hereby supplemented, their respective assigns.

(c) This Sixth Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

(d) Tenant acknowledges that the terms and conditions of this Sixth Amendment are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except to Tenant’s employees, accountants, attorneys and other professional advisors who need to know the terms and conditions of this Sixth Amendment in order for Tenant to satisfy its obligations hereunder and who have been advised of the confidential nature hereof. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

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(e) This Sixth Amendment may be executed in one (1) or more counterparts, each of which counterpart shall be deemed an original and all of which together shall constitute a single instrument. Electronic signatures or handwritten signatures to this Sixth Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

[SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment of Lease as of the date first above written.

90 FIFTH OWNER LLC, Landlord

By:	/s/ Thomas Lavin
	Name:	Thomas Lavin
	Title:	Vice President

URBAN COMPASS, INC., Tenant

By:	/s/ Rhoda Rahaii
	Name:	Rhoda Rahaii
	Title:	Authorized Signatory

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